ASSET BACKED SECURITIES CORPORATION

Depositor

DLJ MORTGAGE CAPITAL, INC.

Seller

OCWEN FEDERAL BANK FSB

Servicer

WELLS FARGO BANK, N.A.

Master Servicer

and

U.S. BANK NATIONAL ASSOCIATION

Trustee

_________________________________________

POOLING AND SERVICING AGREEMENT

Dated as of September 1, 2004

_________________________________________

Asset Backed Securities Corporation Home Equity Loan Trust 2004-HE6

Asset Backed Pass-Through Certificates, Series 2004-HE6

Table of Contents

Page

ARTICLE I

DEFINITIONS

SECTION 1.01.

Defined Terms.

6

SECTION 1.02.

Allocation of Certain Interest Shortfalls.

46

SECTION 1.03.

Designation of Interests in REMIC

46

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.

Conveyance of Mortgage Loans.

58

SECTION 2.02.

Acceptance of REMIC I by the Trustee.

58

SECTION 2.03.

Repurchase or Substitution of Mortgage Loans by the Originator, the

Seller or the Depositor; Payment of Prepayment Premiums in the

Event of Breach.

60

SECTION 2.04.

Representations and Warranties of the Depositor.

66

SECTION 2.05.

Representations, Warranties and Covenants of the Servicer, the Seller

and the Master Servicer.

66

SECTION 2.06.

Issuance of the R-I Residual Interest.

76

SECTION 2.07.

Conveyance of REMIC I Regular Interests; Acceptance of REMIC II

by the Trustee.

76

SECTION 2.08.

Conveyance of REMIC II Regular Interests; Acceptance of REMIC III

by the Trustee.

76

SECTION 2.09.

Conveyance of REMIC III Regular Interests; Acceptance of

REMIC IV by the Trustee.

76

SECTION 2.10.

Conveyance of REMIC IV Regular Interests; Acceptance of REMIC V

by the Trustee.

76

ARTICLE III

ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

SECTION 3.01.

Servicer to Act as Servicer; Master Servicer to act as Master Servicer.

76

SECTION 3.02.

Sub-Servicing Agreements Between the Servicer and Sub-Servicers.

76

SECTION 3.03.

Successor Sub-Servicers.

76

SECTION 3.04.

Liability of the Servicer.

76

SECTION 3.05.

No Contractual Relationship Between Sub-Servicers and Trustee, the

Master Servicer or Certificateholders.

76

SECTION 3.06.

Assumption or Termination of Sub-Servicing Agreements by Master

Servicer.

76

SECTION 3.07.

Collection of Certain Mortgage Loan Payments.

78

SECTION 3.08.

Sub-Servicing Accounts.

78

SECTION 3.09.

Collection of Taxes, Assessments and Similar Items; Servicing

Accounts.

78

SECTION 3.10.

Collection Account and Distribution Account.

82

SECTION 3.11.

Withdrawals from the Collection Account and Distribution Account.

82

SECTION 3.12.

Investment of Funds in the Collection Account, the REO Account and

the Distribution Account.

95

SECTION 3.13.

[Reserved].

95

SECTION 3.14.

Maintenance of Hazard Insurance and Errors and Omissions and

Fidelity Coverage.

95

SECTION 3.15.

Enforcement of Due-On-Sale Clauses; Assumption Agreements.

95

SECTION 3.16.

Realization Upon Defaulted Mortgage Loans.

95

SECTION 3.17.

Master Servicer and Trustee to Cooperate; Release of Mortgage Files.

95

SECTION 3.18.

Servicing Compensation.

95

SECTION 3.19.

Reports to the Master Servicer; Collection Account Statements and

Other Reporting Obligations.

95

SECTION 3.20.

Statement as to Compliance.

95

SECTION 3.21.

Independent Public Accountants’ Servicing Report.

95

SECTION 3.22.

Access to Certain Documentation.

95

SECTION 3.23.

Title, Management and Disposition of REO Property.

95

SECTION 3.24.

Obligations of the Servicer in Respect of Prepayment Interest

Shortfalls.

99

SECTION 3.25.

Obligations of the Servicer in Respect of Mortgage Rates and Monthly

Payments.

99

SECTION 3.26.

Net WAC Reserve Fund; Yield Maintenance Agreements.

99

SECTION 3.27.

[Reserved].

105

SECTION 3.28.

Advance Facility.

105

SECTION 3.29.

Trustee to Act as Master Servicer or Servicer.

105

ARTICLE IV

PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.

Distributions.

105

SECTION 4.02.

Statements to Certificateholders.

121

SECTION 4.03.

Remittance Reports; P&I Advances.

121

SECTION 4.04.

Allocation of Realized Losses.

121

SECTION 4.05.

Compliance with Withholding Requirements.

121

SECTION 4.06.

Commission Reporting.

121

SECTION 4.07.

Early Termination Fund.

123

SECTION 4.08.

Policy Matters

123

ARTICLE V

THE CERTIFICATES

SECTION 5.01.

The Certificates.

129

SECTION 5.02.

Registration of Transfer and Exchange of Certificates.

129

SECTION 5.03.

Mutilated, Destroyed, Lost or Stolen Certificates.

135

SECTION 5.04.

Persons Deemed Owners.

135

SECTION 5.05.

Certain Available Information.

135

ARTICLE VI

THE DEPOSITOR, THE SERVICER AND THE MASTER SERVICER

SECTION 6.01.

Liability of the Depositor, the Seller, the Master Servicer and the

Servicer.

135

SECTION 6.02.

Merger or Consolidation of the Depositor, the Seller, the Master

Servicer or the Servicer.

135

SECTION 6.03.

Limitation on Liability of the Depositor, the Seller, the Servicer, the

Master Servicer and Others.

138

SECTION 6.04.

Limitation on Resignation of the Servicer and the Master Servicer.

138

SECTION 6.05.

Rights of the Depositor, the Seller, the Master Servicer and the Trustee

in Respect of the Servicer.

138

ARTICLE VII

DEFAULT

SECTION 7.01.

Events of Default.

146

SECTION 7.02.

Master Servicer to Act; Appointment of Successor Servicer

146

SECTION 7.03.

Notification to Certificateholders.

146

SECTION 7.04.

Waiver of Events of Default.

146

ARTICLE VIII

CONCERNING THE TRUSTEE

SECTION 8.01.

Duties of Trustee.

146

SECTION 8.02.

Certain Matters Affecting the Trustee.

146

SECTION 8.03.

Trustee Not Liable for Certificates or Mortgage Loans.

146

SECTION 8.04.

Trustee May Own Certificates.

147

SECTION 8.05.

Fees and Expenses of the Trustee.

147

SECTION 8.06.

Eligibility Requirements for Trustee.

149

SECTION 8.07.

Resignation and Removal of the Trustee.

149

SECTION 8.08.

Successor Trustee.

149

SECTION 8.09.

Merger or Consolidation of Trustee.

149

SECTION 8.10.

Appointment of Co-Trustee or Separate Trustee.

150

SECTION 8.11.

Appointment of Custodians.

159

SECTION 8.12.

Appointment of Office or Agency.

159

SECTION 8.13.

Representations and Warranties of the Trustee.

159

SECTION 8.14.

Yield Maintenance Agreement.

159

ARTICLE VIIIA

CONCERNING THE MASTER SERVICER

SECTION 8A.01

Duties of the Master Servicer

159

SECTION 8A.02

Certain Matters Affecting the Master Servicer

159

SECTION 8A.03

Master Servicer Not Liable for Certificates or Mortgage Loans

159

SECTION 8A.04

Master Servicer May Own Certificates

159

SECTION 8A.05

Fees and Expenses of the Master Servicer

159

SECTION 8A.06

Eligibility Requirements for Master Servicer

159

SECTION 8A.07

Successor Master Servicer

159

SECTION 8A.08

Merger or Consolidation of Master Servicer

159

SECTION 8A.09

Appointment of Co-Master Servicer or Separate Master Servicer

159

SECTION 8A.10

Appointment of Office or Agency

159

ARTICLE IX

TERMINATION

SECTION 9.01.

Termination Upon Repurchase or Liquidation of All Mortgage Loans.

162

SECTION 9.02.

Additional Termination Requirements.

162

ARTICLE X

REMIC PROVISIONS

SECTION 10.01.

REMIC Administration.

165

SECTION 10.02.

Prohibited Transactions and Activities.

168

SECTION 10.03.

Servicer and Master Servicer Indemnification.

168

ARTICLE XI
MISCELLANEOUS PROVISIONS

SECTION 11.01.

Amendment.

168

SECTION 11.02.

Recordation of Agreement; Counterparts.

171

SECTION 11.03.

Limitation on Rights of Certificateholders.

171

SECTION 11.04.

Governing Law.

171

SECTION 11.05.

Notices.

171

SECTION 11.06.

Severability of Provisions.

171

SECTION 11.07.

Notice to Rating Agencies and the Counterparty.

171

SECTION 11.08.

Article and Section References.

173

SECTION 11.09.

Third Party Rights.

173

SECTION 11.10.

Grant of Security Interest.

173

SECTION 11.11.

Protection of Assets.

173

SECTION 11.12.

Non-Solicitation

173

Exhibits

Exhibit A-1

Form of Class A Certificate

Exhibit A-2

Form of Mezzanine Certificate

Exhibit A-3

[Reserved]

Exhibit A-4

[Reserved]

Exhibit A-5

Form of Class X Certificate

Exhibit A-6

Form of Class P Certificate

Exhibit A-7

[Reserved]

Exhibit A-8

[Reserved]

Exhibit A-9

[Reserved]

Exhibit A-10

Form of Class R Certificate

Exhibit B

[Reserved]

Exhibit C-1

Form of Trust Receipt and Initial Certification

Exhibit C-2

Form of Trustee Receipt and Final Certification

Exhibit D

Form of Mortgage Loan Purchase Agreement

Exhibit E-1

Form of Request for Release

Exhibit E-2

[Reserved]

Exhibit F-1

Forms of Transferor/Transferee Representation Letter

Exhibit F-2

Form of Transfer Affidavit and Agreement

Exhibit G

Form of ERISA Certification

Exhibit H

Form of Depositor Certification

Exhibit I

Form of Master Servicer Certification

Exhibit J

Form of Servicer Certification

Exhibit K

Form of Class A1 Policy

Exhibit L

Form of Independent Accountants’ Report

Exhibit M-1

Form of Delinquency Report

Exhibit M-2

Form of Realized Loss Report

Schedules

Schedule 1

Mortgage Loan Schedule

Schedule 2

Prepayment Premium Schedule

This Pooling and Servicing Agreement, is dated and effective as of September 1, 2004, among ASSET BACKED SECURITIES CORPORATION, as Depositor, DLJ MORTGAGE CAPITAL, INC., as Seller, OCWEN FEDERAL BANK FSB, as Servicer, WELLS FARGO BANK, N.A., as Master Servicer and U.S. BANK NATIONAL ASSOCIATION, as Trustee.

PRELIMINARY STATEMENT:

The Depositor intends to sell pass-through certificates (collectively, the “Certificates”), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in multiple REMICs (as defined herein) created hereunder.  The Trust Fund will consist of a segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement.

As of the Cut-off Date, the Mortgage Loans had an aggregate Stated Principal Balance equal to $851,088,530.00

Set forth below are designations of Classes of Certificates to the categories used herein.

Book-Entry Certificates	All Classes of Certificates other than the Physical Certificates.
Class A Certificates	Class A1 and Class A2 Certificates
Class P Certificates	Class P Certificates.
ERISA-Restricted Certificates	Non-Offered Certificates and any Certificates that do not satisfy the applicable ratings requirement under the Underwriter’s Exemption.
Mezzanine Certificates	Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates.
Non-Offered Certificates	Class X, Class P and Residual Certificates.
Offered Certificates	Class A and Mezzanine Certificates.
Physical Certificates	Class X, Class P and Residual Certificates.
Regular Certificates	All Classes of Certificates other than the Residual Certificates.
Residual Certificates	Class R Certificates.
Senior Certificates	Class A Certificates.
Subordinate Certificates	Mezzanine Certificates, Class X Certificates and Residual Certificates.

In consideration of the mutual agreements herein contained, the Depositor, the Seller, the Servicer, the Master Servicer and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.

Defined Terms.

Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

“Accepted Servicing Practices”:  With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

“Adjustable Rate Mortgage Loan”:  Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

“Adjustable-rate PPC”:  100% Adjustable-rate PPC means a CPR of 4.00% per annum of the then unpaid principal balance of the related Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 2.1818% (precisely 24/11 expressed as a percentage) per annum in each month thereafter until the 12th month, remaining at 28% per annum in each month thereafter until the 24th month, then beginning in the 25th month, remaining at 55% per annum in each month thereafter until the 28th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 35% per annum.

“Adjustment Date”:  With respect to each Adjustable Rate Mortgage Loan, the day of the month on which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note.  The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Advance Facility”:  As defined in Section 3.28(a) herein.

“Advance Facility Notice”:  As defined in Section 3.28(b) herein.

“Advance Facility Trustee”:  As defined in Section 3.28(b) herein.

“Advance Reimbursement Amounts”:  As defined in Section 3.28(a) herein.

“Advancing Person”:  As defined in Section 3.28(a) herein.

“Affiliate”:  With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Collateral Balance”:  As of any date of determination will be equal to the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties owned by the Trust.

“Aggregate Strip Amount”:  The sum of Subgroup 1 Strip Amount, the Subgroup 2 Strip Amount and the Subordinate Strip Amount.

“Agreement”:  This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

“Allocated Realized Loss Amount”:  With respect to any Distribution Date and any class of Mezzanine Certificates, the amount by which (A) any Realized Losses allocated to any such Class of Certificates on any Distribution Date pursuant to Section 4.04 exceeds the sum of (B) (i) any additions to the Certificate Principal Balance pursuant to Section 4.04(d) on such Distribution Date or any previous Distribution Date and (ii) the aggregate of the amounts paid in respect of reimbursement of Allocated Realized Loss Amounts pursuant to Section 4.01(a)(3) on previous Distribution Dates.

“Applicable Regulations”:  As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto.

“Ameriquest”:  Ameriquest Mortgage Company, a Delaware corporation or its successor in interest.

“Argent”:  Argent Mortgage Company L.L.C., a Delaware limited liability company or its successor in interest.

“Argent Mortgage Loans”:  Those Mortgage Loans that were originated by Argent and transferred to Ameriquest.

“Assignment”:  An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to Section 2.01 hereof or returned by the applicable recorder’s office and/or the assignee’s name), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

“Assignment and Assumption Agreement”:  That certain assignment and assumption agreement dated as of the Cut-off Date, by and between the Seller, as assignor and the Depositor, as assignee, relating to the Mortgage Loans.

“Available Distribution Amount”:  With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account as of the close of business on the related Determination Date, (b) the aggregate of any amounts received in respect of an REO Property withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to Section 3.23, (c) the aggregate of any amounts deposited in the Distribution Account by the Servicer in respect of Prepayment Interest Shortfalls for such Distribution Date pursuant to Section 3.24 and (d) the aggregate of any P&I Advances made by the Servicer for such Distribution Date pursuant to Section 4.03 reduced (to not less than zero) by (2) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Mortgage Loans received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Mortgage Loans during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds, Insurance Proceeds and proceeds from repurchases of and substitutions for Mortgage Loans, if any, received in respect of such Mortgage Loans after the calendar month preceding the month of such Distribution Date, (iv) amounts reimbursable or payable to the Depositor, the Originator, the Servicer, the Master Servicer, the Trustee or any Sub-Servicer pursuant to Section 3.11 or Section 3.12 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (v) amounts deposited in the Collection Account or the Distribution Account in error, and (vi) the amount of any Prepayment Premiums collected by the Servicer in connection with the voluntary Principal Prepayment in full of any of the Mortgage Loans or the Servicer Prepayment Premium Payment Amount.

“Bankruptcy Code”:  The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Bankruptcy Loss”:  With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation (i.e. “principal cramdown”) or Debt Service Reduction (i.e., “interest cramdown”).

“Basic Principal Distribution Amount”:  With respect to any Distribution Date the amounts in clauses (b)(i) - (iv) of the definition of Principal Distribution Amount.

“Book-Entry Certificate”:  As specified in the Preliminary Statement.

“Book-Entry Custodian”:  The custodian appointed pursuant to Section 5.01 herein.

“Business Day”:  Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of Florida, the State of New Jersey, the State of New York, the State of Delaware, the State of Maryland, the State of Minnesota or the cities in which the Corporate Trust Office of the Trustee or the Master Servicer is located, are authorized or obligated by law or executive order to be closed.

“Carryover Termination Payment”:  For any Distribution Date, the portion of any Termination Payment payable by the Trust to the Counterparty previously due on a prior Distribution Date that remains unpaid on such Distribution Date plus interest thereon at the Default Rate for the period from the date such Termination Payment was due but unpaid to but excluding the date such amount has been paid (such interest to be compounded daily).

“Certificate”:  Any one of the certificates issued under this Agreement in substantially the forms attached hereto as Exhibit A-1, Exhibit A-2, Exhibit A-5, Exhibit A-6 and Exhibit A-10.

“Certificate Factor”:  With respect to any Class of Offered Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Certificate Principal Balance of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses in reduction of the Certificate Principal Balance of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Certificate Principal Balance of such Class of Certificates as of the Closing Date.

“Certificate Margin”:  As to any Class of Offered Certificates, the respective amount set forth below:

	Certificate Margin
Class	(1)	(2)
A1	0.275%	0.550%
A2	0.360%	0.720%
M1	0.630%	0.945%
M2	1.250%	1.875%
M3	1.450%	2.175%
M4	1.870%	2.805%
M5	2.000%	3.000%
M6	3.000%	4.500%
M7	3.000%	4.500%

(1)

To and including the Optional Termination Date.

(2)

After the Optional Termination Date.

“Certificate Owner”:  With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

“Certificate Principal Balance”:  With respect to any Class of Certificates, other than the Class R and Class X Certificates, as of any Distribution Date, the Certificate Principal Balance thereof on the Closing Date (the “Original Certificate Principal Balance”) reduced by the sum of (a) all amounts actually distributed in respect of principal of such Class and (b) with respect to the Mezzanine Certificates, any reductions in their respective Certificate Principal Balances deemed to have occurred in connection with allocations of Realized Losses on all prior Distribution Dates pursuant to Section 4.04(b) plus any increase to a Certificate Principal Balance pursuant to Section 4.04(d).  Exclusively for the purpose of determining any subrogation rights of FSA arising under Section 4.08 hereof, “Certificate Principal Balance” of the Class A1 Certificates shall not be reduced by the amount of any payments made by FSA in respect of principal on such Certificates under the Class A1 Policy, except to the extent such payment shall have been reimbursed to FSA pursuant to the provisions of this Agreement.  Instead, FSA shall be subrogated to such amounts paid under the Class A1 Policy.

“Certificate Register” and “Certificate Registrar”:  The register maintained and the registrar appointed pursuant to Section 5.02 herein.

“Certificateholder” or “Holder”:  The Person in whose name a Certificate is registered in the Certificate Register, and, with respect to the Class A1 Certificates, FSA to the extent of any amount paid under the Class A1 Policy in respect of principal, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01.  The Trustee and the Master Servicer may conclusively rely upon a certificate of the Depositor or the Servicer in determining whether a Certificate is held by an Affiliate thereof.  All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee and the Master Servicer shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

“Charged-off Mortgage Loan”:   As defined in Section 3.01 herein.

“Class”:  All of the Certificates bearing the same class designation as set forth in the Preliminary Statement.

“Class A Principal Distribution Amount”:  For any Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, is an amount equal to the Principal Distribution Amount for such Distribution Date.  For any Distribution Date (a) on or after the Stepdown Date or (b) on which a Trigger Event is not in effect, the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 62.00% and (ii) the Aggregate Collateral Balance as of the last day of the related Due Period and (B) the Aggregate Collateral Balance as of the last day of the related Due Period minus $4,405,443.

“Class A1 Policy”:  The irrevocable Certificate Guaranty Insurance Policy, No. 51560-N including any endorsements thereto, issued by FSA with respect to the Class A1 Certificates.

“Class Exemption”:  A class exemption granted by the U.S. Department of Labor, which provides relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code.

“Class M1 Principal Distribution Amount”:  With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 73.80% and (ii) the Aggregate Collateral Balance as of the last day of the related Due Period and (B) the Aggregate Collateral Balance as of the last day of the related Due Period minus $4,405,443.

“Class M2 Principal Distribution Amount”:  With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the related Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 83.20% and (ii) the Aggregate Collateral Balance as of the last day of the related Due Period and (B) the Aggregate Collateral Balance as of the last day of the related Due Period minus $4,405,443.

“Class M3 Principal Distribution Amount”:  With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 85.80% and (ii) the Aggregate Collateral Balance as of the last day of the related Due Period and (B) the Aggregate Collateral Balance as of the last day of the related Due Period minus $4,405,443.

“Class M4 Principal Distribution Amount”:  With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 87.80% and (ii) the Aggregate Collateral Balance as of the last day of the related Due Period and (B) the Aggregate Collateral Balance as of the last day of the related Due Period minus $4,405,443.

“Class M5 Principal Distribution Amount”:  With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 89.60% and (ii) the Aggregate Collateral Balance as of the last day of the related Due Period and (B) the Aggregate Collateral Balance as of the last day of the related Due Period minus $4,405,443.

“Class M6 Principal Distribution Amount”:  With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 91.60% and (ii) the Aggregate Collateral Balance as of the last day of the related Due Period and (B) the Aggregate Collateral Balance as of the last day of the related Due Period minus $4,405,443.

“Class M7 Principal Distribution Amount”:  With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class M7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 93.10% and (ii) the Aggregate Collateral Balance as of the last day of the related Due Period and (B) the Aggregate Collateral Balance as of the last day of the related Due Period minus $4,405,443.

“Class X Distribution Amount”:  With respect to any Distribution Date the sum of (i) the Overcollateralization Release Amount for that Distribution Date, if any, and (ii) the product of (x) a notional amount, equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the month of such Distribution Date (after giving effect to Monthly Payments of principal due on such date), and (y) the Pass-Through Rate for such Class for such Distribution Date as set forth in footnote (2) to “Master REMIC” under Section 1.03 herein, less (iii) distributions made pursuant to Section 4.01(a)(3)(i)-(xxv) on such Distribution Date.

“Closing Date”:  September 2, 2004.

“Code”:  The Internal Revenue Code of 1986, including any successor or amendatory provisions.

“Collection Account”:  The account or accounts created and maintained by the Servicer pursuant to Section 3.10(a), which shall be entitled “Ocwen Federal Bank FSB, as Servicer for Wells Fargo Bank, N.A., as Master Servicer, in trust for the registered holders of Asset Backed Securities Corporation Home Equity Loan Trust 2004-HE6, Series 2004-HE6”.  The Collection Account must be an Eligible Account.

“Commission”:  The Securities and Exchange Commission.

“Compensating Interest”:  As defined in Section 3.24 herein.

“Controlling Person”:  The Holders of the majority Percentage Interest of the Class X Certificates.

“Corporate Trust Office”:  With respect to the (a) Trustee, the principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which offices at the date of the execution of this Agreement is located at 60 Livingston Avenue, St. Paul, Minnesota, 55107-2292, Attn: Structured Finance, ABSC 2004-HE6, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Servicer, and (b) Master Servicer, the principal corporate trust office of the Master Servicer which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:  ABSC 2004-HE6, except for purposes of certificate transfer, such term shall mean the office or agency of the Master Servicer located at Wells Fargo Bank, N.A., 6th Avenue and Marquette, Minneapolis, Minnesota 55479, Attention:  ABSC 2004-HE6, or at such other address as the Master Servicer may designate from time to time by notice to the Certificateholders, the Depositor, the Trustee and the Servicer.

“Corresponding Classes of Certificates”:  With respect to each REMIC Regular Interest, any Class of Certificates appearing opposite such REMIC Regular Interest in Section 1.03 hereof.

“Counterparty”:  Credit Suisse First Boston International, or any successor in interest thereto under the Yield Maintenance Agreements.

“Counterparty Rating Agency Downgrade”:  As defined in Section 3.26(d) herein.

“CPR”:  A prepayment assumption that represents an annualized constant assumed rate of prepayment each month of a pool of mortgage loans relative to its outstanding principal balance for the life of such pool.

“Credit Enhancement Percentage”:  For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Mezzanine Certificates (after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date) and (ii) the Overcollateralization Amount which for the purposes of this definition shall not be less than zero (after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date) by (y) the Aggregate Collateral Balance as of the last day of the related Due Period.

“Credit Repositories”:  Each of Equifax, Transunion, and Experian, or their respective successors in interest.

“Custodian”:  A custodian that is appointed pursuant to a Custodial Agreement.  Any Custodian so appointed shall act as agent on behalf of the Trustee, and shall be compensated by the Depositor.  For so long as the Trustee is the Custodian, the Trustee shall remain at all times responsible under the terms of this Agreement, notwithstanding the fact that certain duties have been assigned to a Custodian.

“Custodial Agreement”:  Any custodial agreement between the Trustee and the related Custodian providing for the safekeeping of any documents or instruments referred to in Section 2.01 on behalf of the Certificateholders.

“Custodial File”:  A Mortgage File held by a Custodian on behalf of the Trustee.

“Cut-off Date”:  With respect to each Mortgage Loan (other than a Qualified Substitute Mortgage Loan), September 1, 2004.  With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution.  References herein to the “Cut-off Date,” when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

“Debt Service Reduction”:  With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

“Default Rate”:  As defined in the related Yield Maintenance Agreement.

“Deficient Valuation”:  With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificates”:  As defined in Section 5.01(b) herein.

“Deleted Mortgage Loan”:  A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

“Delinquency Percentage”:  With respect to the last day of a Due Period, the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans that, as of the last day of the previous calendar month, are 60 or more days Delinquent, are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties as of the last day of the previous calendar month.

“Delinquent”:  A Mortgage Loan is “Delinquent” if any Monthly Payment due on a Due Date is not made by the close of business on the next scheduled Due Date for that Mortgage Loan (including all foreclosures, bankruptcies and REO Properties).  A Mortgage Loan is “30 days Delinquent” if the Monthly Payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which that Monthly Payment was due or, if there was no corresponding date (e.g., as when a 30-day month follows a 31-day month in which the payment was due on the 31st day of that month), then on the last day of that immediately succeeding month; and similarly for “60 days Delinquent” and “90 days Delinquent,” etc.

“Depositor”:  Asset Backed Securities Corporation, a Delaware corporation, or its successor in interest.

“Depositor Certification”:  As defined in Section 4.06(b) herein, a form of which is attached hereto as Exhibit H.

“Depository”:  The Depository Trust Company, or any successor Depository hereafter named.  The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

“Depository Institution”:  Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated “F-1” by Fitch (if rated by Fitch), “A-1” by S&P and “P-1” by Moody’s (or comparable ratings if Fitch, S&P and Moody’s are not the Rating Agencies).

“Depository Participant”:  A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”:  With respect to each Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

“Directly Operate”:  With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund other than through an Independent Contractor; provided, however, that none of the Trustee, the Master Servicer or the Servicer shall be considered to Directly Operate an REO Property solely because the Trustee, the Master Servicer or the Servicer establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

“Disqualified Organization”:  Any of the following:  (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an “electing large partnership” within the meaning of Section 775 of the Code and (vi) any other Person so designated by the Master Servicer based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any REMIC created hereunder, or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person.  The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

“Distribution Account”:  The trust account or accounts created and maintained by the Master Servicer pursuant to Section 3.10(b) which shall be entitled “Distribution Account, Wells Fargo Bank, N.A., as Master Servicer, in trust for the registered holders of Asset Backed Securities Corporation Home Equity Loan Trust 2004-HE6, Series 2004-HE6”.  The Distribution Account must be an Eligible Account.

“Distribution Date”:  The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in October 2004.

“Due Date”: With respect to each Distribution Date and each Mortgage Loan (a) that has a Monthly Payment due on the first day of the month, the first day of the month and (b) that has a Monthly Payment due on a day other than the first day of the month, such Mortgage Loan will be treated as if the Monthly Payment is due on the first day of the immediately succeeding month, in each case, exclusive of any days of grace in the related Due Period.

“Due Period”:  With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“Early Termination Date”:  As defined in the related Yield Maintenance Agreement.

“Early Termination Fund”:  The separate Eligible Account created and initially maintained by the Master Servicer pursuant to Section 4.07 in the name of the Master Servicer for the benefit of the Certificateholders and designated “Wells Fargo Bank, N.A., in trust for registered holders of Asset Backed Securities Corporation, Asset Backed Pass-Through Certificates, Series 2004-HE6.”  The Early Termination Fund shall not be part of any REMIC.  Funds in the Early Termination Fund shall be held in trust for the Class X Certificateholders for the uses and purposes set forth in this Agreement.

“EDGAR”:  The Commission’s Electronic Data Gathering and Retrieval System.

“Eligible Account”: Either (1) an account or accounts maintained with a federal or state-chartered Depository Institution or trust company acceptable to the Rating Agencies and shall be: (a) commercial paper, short-term debt obligation, or other short-term deposits rated at least “A-1+” by S&P and “F-1+” by Fitch (if rated by Fitch) if the deposits are to be held in the account for less than 30 days; or (b) long term unsecured debt obligations rated at least “AA-” by S&P if the deposits are to be held in the account more than 30 days; following a downgrade, withdrawal, or suspension of such institution’s rating, each account should promptly (and in any case within not more than 10 calendar days) be moved to a qualifying institution or to one or more segregated trust accounts in the trust department of such institution, if permitted; or (2) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity.  Eligible Accounts may bear interest.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as amended.

“ERISA-Qualifying Underwriting”:  A best efforts or firm commitment underwriting or private placement that meets the requirements (without regard to the ratings requirements) of an Underwriter’s Exemption.

“Estate in Real Property”:  A fee simple estate in a parcel of land.

“Event of Default”:  One or more of the events described in Section 7.01(a) herein.

“Excess Overcollateralization Amount”:  With respect to any Distribution Date, the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended.

“Extraordinary Trust Fund Expense”:  Any amounts reimbursable to the Trustee or the Master Servicer or any director, officer, employee or agent of the Trustee or the Master Servicer, from the Trust Fund pursuant to Section 2.02, 2.03, 7.02, 8.05(a) or 8A.05 and any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii), any amounts payable from the Distribution Account in respect of any REMIC administration pursuant to Section 10.01(c).

“Fannie Mae”:  Fannie Mae, formerly known as Federal National Mortgage Association, or any successor thereto.

“FDIC”:  Federal Deposit Insurance Corporation or any successor thereto.

“Federal Funds Rate”:  The interest rate at which depository institutions lend balances at the Federal Reserve to other depository institutions overnight.

“Final Certification”:  As defined in Section 2.02.

“Final Distribution Date”:  The Distribution Date in September 2034.

“Final Recovery Determination”:  With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller, the Depositor or the Servicer, as the case may be, pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01, as applicable), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered.  The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

“First Lien”:  With respect to any second lien Mortgage Loan, the mortgage loan relating to the corresponding Mortgaged Property having a first priority lien.

“Fiscal Agent”:  As defined in the Class A1 Policy.

“Fitch”:  Fitch Ratings, or its successor in interest thereto.

“Fixed Rate Mortgage Loan”:  Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is fixed.

“Fixed-rate PPC”:  100% Fixed-rate PPC means a CPR of 4.00% per annum of the then unpaid principal balance of the related Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 1.4545% (precisely 16/11 expressed as a percentage) per annum in each month thereafter until the 12th month, and then beginning in the 12th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 20% per annum.

“Formula Rate”:  As to any Class of Offered Certificates and any Distribution Date, the sum of One-Month LIBOR and the applicable Certificate Margin.

“Freddie Mac”:  Freddie Mac, formerly known as Federal Home Loan Mortgage Corporation, or any successor thereto.

“FSA”:  Financial Security Assurance Inc., a New York stock insurance company, or any successor thereto.

“FSA Account”:  The account established pursuant to Section 4.08(f) hereof.

“FSA Contact Persons”:  Collectively, the officers designated by each Servicer to provide information to FSA pursuant to Section 4.08(l).

“FSA Default”:  As defined in Section 4.08(o) herein.

“FSA Premium”:  With respect to any Distribution Date, an amount equal to 1/12th of the product of (a) the Class Principal Balance of the Class A1 Certificates as of such Distribution Date (prior to giving effect to any distributions thereon on such Distribution Date) and (b) the FSA Premium Rate.

“FSA Premium Rate”:  The per annum rate at which the FSA Premium is determined, as described in the commitment letter dated as of August 30, 2004, between the Depositor, the Seller and FSA.

“FSA Reimbursement Amount”:  The sum of (i) all amounts paid by FSA under the Class A1 Policy which have not been previously reimbursed, (ii) all unpaid FSA Premiums, (iii) all amounts due to FSA under this Agreement and (iv) interest on the foregoing at the Late Payment Rate.

“Gross Margin”:  With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

“Guaranteed Distributions”:  As defined in the Class A1 Policy.

“Independent”:  When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Servicer or any Affiliate thereof, and (c) is not connected with the Depositor, the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Depositor or the Servicer or any Affiliate thereof, as the case may be.

“Independent Contractor”:  Either (i) any Person (other than the Servicer) that would be an “independent contractor” with respect to the Trust Fund within the meaning of Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer) if the Trustee and the Master Servicer have received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Index”:  With respect to each Adjustable Rate Mortgage Loan and each related Adjustment Date, the index as specified in the related Mortgage Note.

“Initial Certification”:  As defined in Section 2.02.

“Insurance Proceeds”:  Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing Mortgage Loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

“Insured Payments”:  As to any Distribution Date, amounts actually paid under the Class A1 Policy.

“Interest Accrual Period”:  With respect to any Distribution Date and the Offered Certificates, will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Interest Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

“Interest Determination Date”:  With respect to the Offered Certificates and any Interest Accrual Period therefor, the second London Business Day preceding the commencement of such Interest Accrual Period.

“Interest Remittance Amount”:  With respect to any Distribution Date, the sum of the Subgroup 1 Interest Remittance Amount and the Subgroup 2 Interest Remittance Amount.

“Late Collections”:  With respect to any Mortgage Loan and any Due Period, all amounts received subsequent to the Determination Date immediately following such Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but Delinquent for such Due Period and not previously recovered.

“Late Payment Rate”:  An amount equal to the lesser of (a) the greater of (i) the per annum rate of interest, publicly announced from time to time by JPMorgan Chase Bank at its principal office in New York, New York, as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by JPMorgan Chase Bank) plus 3%, and (ii) the then applicable highest rate of interest on the Class A1 Certificates and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates.  The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

“Legal Fees”: As defined in Section 8.05(b).

“Liquidation Event”:  With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c), Section 3.23 or Section 9.01; or (iv) such Mortgage Loan becomes a Charged-off Mortgage Loan.  With respect to any REO Property, either of the following events:  (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being purchased pursuant to Section 9.01.

“Liquidation Proceeds”:  The amount (other than Insurance Proceeds, Recoveries or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan through a trustee’s sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.16(c), Section 3.23 or Section 9.01.

“Loan-to-Value Ratio” or “LTV”:  With respect to any first lien Mortgage Loan and as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.  With respect to any second lien Mortgage Loan and as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the sum of (a) the principal balance of the related Mortgage Loan at the date of origination plus (b) the principal balance of the related First Lien at the date of origination of such mortgage loan and the denominator of which is the Value of the related Mortgaged Property.

“London Business Day”:  Any day on which banks in the City of London and The City of New York are open and conducting transactions in United States dollars.

“Master REMIC”:  As defined in Section 1.03 of this Agreement.

“Master Servicer”:  Wells Fargo Bank, N.A., or any successor servicer appointed as herein provided, in its capacity as master servicer hereunder.

“Master Servicer Certification”:  As defined in Section 4.06(c) herein.

“Master Servicing Fee”:  With respect to each Mortgage Loan and any Distribution Date, an amount equal to one month’s interest at the Master Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan calculated as of the first day of the related Collection Period.

“Master Servicing Fee Rate”:  0.0125% per annum.

“Maximum Mortgage Rate”:  With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

“Minimum Mortgage Rate”:  With respect to each Adjustable Rate Mortgage Loan, the greater of (a) the Gross Margin set forth in the related Mortgage Note and (b) the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

“Monthly Interest Distributable Amount”:  With respect to any Distribution Date and each Class of Certificates, other than the Class P and Class X Certificates, an amount equal to the amount of interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance or Notional Amount of such Class of Certificates immediately prior to such Distribution Date, in each case, reduced by any Net Prepayment Interest Shortfalls allocated to such Class of Certificates and any Relief Act Interest Shortfalls allocated to such Class of Certificates, in each such case, as such shortfalls are allocated pursuant to Section 1.02 herein.

“Monthly Payment”:  With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.07(a); and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Moody’s”:  Moody’s Investors Service, Inc. or its successor in interest.

“Mortgage”:  The mortgage, deed of trust or other instrument creating a first or second lien on, or first or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”:  The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”:  Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(c) of this Agreement, as held from time to time as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule, including each REO Property unless the context otherwise requires.

“Mortgage Loan Purchase Agreement”:  Either the agreement among (i) NC Capital, New Century and DLJ Mortgage Capital, Inc., regarding the sale of the New Century Mortgage Loans by NC Capital to the Seller or (ii) Ameriquest and DLJ Mortgage Capital, Inc., regarding the sale of the Argent Mortgage Loans by Ameriquest to the Seller, as the context requires.

“Mortgage Loan Schedule”:  As of any date, the list of Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule 1.  The Mortgage Loan Schedule shall set forth by Subgroup the following information with respect to each Mortgage Loan in such Subgroup:

(i)

the Mortgagor’s name and the Originator’s Mortgage Loan identifying number;

(ii)

the street address of the Mortgaged Property including the state and zip code;

(iii)

a code indicating whether the Mortgaged Property is owner-occupied;

(iv)

the type of Residential Dwelling constituting the Mortgaged Property;

(v)

the original months to maturity;

(vi)

the Loan-to-Value Ratio, at origination;

(vii)

the Mortgage Rate in effect immediately following the Cut-off Date;

(viii)

the date on which the first Monthly Payment was due on the Mortgage Loan;

(ix)

the stated maturity date of such Mortgage Loan and of the related First Lien, if applicable;

(x)

the amount of the Monthly Payment (a) at origination and (b) due on the first Due Date after the Cut-off Date;

(xi)

the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

(xii)

the original principal amount of the Mortgage Loan and the original principal balance of the related First Lien, if applicable, as of the date of origination;

(xiii)

the Stated Principal Balance of the Mortgage Loan and the Stated Principal Balance of the related First Lien, if applicable, as of the close of business on the Cut-off Date;

(xiv)

with respect to each Adjustable Rate Mortgage Loan, the applicable Index and Gross Margin;

(xv)

a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xvi)

with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Rate;

(xvii)

with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate;

(xviii)

the Mortgage Rate at origination;

(xix)

with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap and the maximum first Adjustment Date Mortgage Rate adjustment;

(xx)

a code indicating the documentation program;

(xxi)

with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date and the Adjustment Date frequency;

(xxii)

the Value of the Mortgaged Property;

(xxiii)

the sale price of the Mortgaged Property, if applicable;

(xxiv)

the Originator’s risk grade and the FICO or other credit score;

(xxv)

the actual interest “paid to date” of the Mortgage Loan as of the Cut-off Date;

(xxvi)

the number of years any Prepayment Premium is in effect;

(xxvii)

the loan type (i.e.  fixed, adjustable; 2/28, 2/28 IO, 3/27, 3/27 IO etc.);

(xxviii)

 the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date;

(xxix)

a code indicating whether such Mortgage Loan is a Subgroup 1 Mortgage Loan or a Subgroup 2 Mortgage Loan;

(xxx)

a code indicating whether the Mortgage Loan is a second lien Mortgage Loan; and

(xxxi)

a code indicating whether the Mortgage Loan is subject to a Prepayment Premium, if any.

The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans in the aggregate as of the Cut-off Date:  (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.  The Mortgage Loan Schedule shall set forth the aggregate Stated Principal Balance of the Mortgage Loans.  The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement.  With respect to any Qualified Substitute Mortgage Loan, the Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

“Mortgage Note”:  The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgage Pool”:  The pool of Mortgage Loans, identified on Schedule 1 from time to time, and any REO Properties acquired in respect thereof.

“Mortgage Rate”:  With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.  With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

“Mortgaged Property”:  The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property or a leasehold interest improved by a Residential Dwelling.

“Mortgagor”:  The obligor on a Mortgage Note.

“NC Capital”:  NC Capital Corporation, a California corporation, or its successor in interest.

“Net Liquidation Proceeds”:  With respect to any liquidation of a Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property), the related Liquidation Proceeds, net of P&I Advances, Servicing Advances, Servicing Fees and any other fees, received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property in accordance with the terms of this Agreement.

“Net Monthly Excess Cashflow”:  With respect to any Distribution Date, an amount equal to the sum of (i) any Overcollateralization Release Amount for such Distribution Date and (ii) the positive excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Senior Certificates, Mezzanine Certificates and any Aggregate Strip Amount, each pursuant to Section 4.01(a)(1), (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates, (C) the Principal Remittance Amount, and (D) the FSA Premium and any FSA Reimbursement Amounts.

“Net Mortgage Rate”:  With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the sum of Servicing Fee Rate and the Master Servicing Fee Rate.

“Net Prepayment Interest Shortfall”:  With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

“Net WAC Rate”:  The Subgroup 1 Net WAC Rate, the Subgroup 2 Net WAC Rate or the Subordinate Net WAC Rate, as applicable.

“Net WAC Rate Carryover Amount”:  For any Distribution Date on which the Pass-Through Rate for any Class of Offered Certificates is equal to the related Net WAC Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such Class accrued for such Distribution Date at the related Formula Rate, over (y) the amount of interest such Class accrued for such Distribution Date at the related Net WAC Rate and (ii) the unpaid portion of any Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Interest Accrual Period at the Formula Rate applicable for such Class for such Interest Accrual Period.

“Net WAC Reserve Fund”:  The Eligible Account established pursuant to Section 3.26.

“New Century”:  New Century Mortgage Corporation, a California corporation, or its successor in interest.

“New Century Mortgage Loans”:  Those Mortgage Loan that were originated by New Century.

“New Lease”:  Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund, if the Trust Fund has the right to renegotiate the terms of such lease.

“Nonrecoverable P&I Advance”:  Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer or the Master Servicer, as applicable, using Accepted Servicing Practices, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

“Nonrecoverable Servicing Advance”:  Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer or the Master Servicer, as applicable, using Accepted Servicing Practices, will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

“Non-United States Person”:  Any Person other than a United States Person.

“Offered Certificates”:  As defined in the Preliminary Statement.

“Offered Subordinate Certificates”:  As specified in the Preliminary Statement.

“Officers’ Certificate”:  With respect to the Depositor and the Seller, a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated) or an authorized agent, and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor or Seller, as applicable.  With respect to the Servicer or the Master Servicer, any officer who is authorized to act for the Servicer or the Master Servicer, respectively, in matters relating to this Agreement, and whose action is binding upon the Servicer or the Master Servicer, respectively, initially including those individuals whose names appear on the list of authorized officers delivered at the closing.

“One-Month LIBOR”:  With respect to the Offered Certificates and any Interest Accrual Period therefor, the rate determined by the Master Servicer on the related Interest Determination Date (or with respect to the initial Interest Accrual Period, on the Closing Date based on information available on the related Interest Determination Date) on the basis of the offered rate for one-month U.S. dollar deposits, as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date.  In such event, the Master Servicer will request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If on such Interest Determination Date, two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).  If on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.  Notwithstanding the foregoing, if, under the priorities described above, LIBOR for an Interest Determination Date would be based on LIBOR for the previous Interest Determination Date for the third consecutive Interest Determination Date, the Master Servicer shall select an alternative comparable index (over which the Master Servicer has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

“Operative Documents”: This Agreement, the Mortgage Loan Purchase Agreement, the Reconstitution Agreement, the Assignment and Assumption Agreement and any other documents related hereto or thereto.

“Opinion of Counsel”:  A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer or the Servicer and which shall be acceptable to the Trustee and the Master Servicer (which acceptance shall not be unreasonably withheld), except that any opinion of counsel relating to (a) the qualification of any REMIC created hereunder or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Optional Termination Date”:  The first Distribution Date that the Servicer shall be permitted to purchase the Mortgage Loans and REO Properties pursuant to Section 9.01(b).

“Originator”:  Either (i) New Century Mortgage Corporation, or its successor in interest or (ii) Argent as the context requires; provided that, with respect to the cure, repurchase or substitution obligations of the related Originator under Section 2.03, the “Originator” shall mean NC Capital or Ameriquest, as the context requires.

“Outsourcer”:  As defined in Section 3.02(c) herein.

“Overcollateralization Amount”:  As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans and REO Properties as of the last day of the related Due Period for such Distribution Date over (b) the sum of the aggregate Certificate Principal Balances of the Class A, Mezzanine and Class P Certificates as of such Distribution Date (after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Distribution Amount on such Distribution Date).

“Overcollateralization Deficiency Amount”:  With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralization Target Amount applicable to such Distribution Date over (b) the Overcollateralization Amount applicable to such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a payment of principal on such Distribution Date).

“Overcollateralization Increase Amount”:  With respect to any Distribution Date, the lesser of (a) the Overcollateralization Deficiency Amount as of such Distribution Date and (b) Net Monthly Excess Cash Flow available for distribution on that Distribution Date pursuant to Section 4.01(a)(3)(ii).

“Overcollateralization Release Amount”:  With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Overcollateralization Amount and (b) the Principal Remittance Amount for such Distribution Date.

“Overcollateralization Target Amount”:  With respect to any Distribution Date (1) prior to the Stepdown Date, 3.45% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, (2) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 6.90% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (y) $4,405,443, and (3) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

“Ownership Interest”:  As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass-Through Rate”:  For any Distribution Date and any Class of Offered Certificates, the lesser of (i) the related Formula Rate and (ii) the related Net WAC Rate for such Distribution Date.  For any Distribution Date and the Class X Certificates, the rate set forth for the Class X Certificates in footnote (2) to “Master REMIC” under section 1.03 herein.

“Percentage Interest”:  As to any Certificate, either the percentage set forth on the face thereof or the percentage obtained by dividing the initial Certificate Principal Balance or initial Notional Amount represented by such Certificate by the aggregate initial Certificate Principal Balance or aggregate initial Notional Amount of all of the Certificates of such Class.

“Periodic Rate Cap”:  With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

“Permitted Investments”:  Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Servicer, the Trustee, the Master Servicer or any of their respective Affiliates:

(a)

direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(b)

demand and time deposits in, certificates of deposit of, or bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars that are rated at least “F1+” by Fitch (if rated by Fitch) and issued by any Depository Institution;

(c)

repurchase obligations with respect to any security described in clause (a) above entered into with a Depository Institution (acting as principal);

(d)

securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

(e)

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

(f)

units of money market funds, including money market funds managed or advised by the Trustee, the Master Servicer or an Affiliate thereof, that have been rated “AAA” by Fitch (if rated by Fitch), “Aaa” by Moody’s (if rated by Moody’s) and “AAA” by S&P (if rated by S&P); and

(g)

if previously confirmed in writing to the Trustee and the Master Servicer, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates; provided, however, that any Permitted Investment pursuant to this clause (g) which solely contains a short-term rating shall be a Permitted Investment rated in the highest category for such short-term rating;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Permitted Transferee”:  Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

“Person”:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“P&I Advance”:  As to any Mortgage Loan or REO Property, any advance made by the Servicer or the Master Servicer (as successor servicer) in respect of any Distribution Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the related Mortgage Loans and that were Delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.03.  The Servicer will not be required to make any Nonrecoverable P&I Advances as described in Section 4.03.

“Plan”:  Any employee benefit plan (as defined in Section 3(3) of ERISA) or other plan as defined in Section 4975(e)(1) of the Code that is subject to Title I of ERISA or Section 4975 of the Code, or any entity deemed to hold the plan assets of the foregoing.

“Pool Principal Balance”:  As of any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Loans.

“Prepayment Assumption”:  With respect to the (i) Adjustable Rate Mortgage Loans, 100% Adjustable-rate PPC and (ii) Fixed Rate Mortgage Loans, 115% Fixed-rate PPC.  The Prepayment Assumption is used solely for determining the accrual of original issue discount on the Certificates for federal income tax purposes.

“Prepayment Interest Shortfall”:  With respect to any Determination Date, for each Mortgage Loan that was during the related Prepayment Period subject to a Principal Prepayment in full (other than a Principal Prepayment in full during that portion of the related Prepayment Period occurring between the first day of the calendar month in which the such Determination Date occurs and the last day of such Prepayment Period) that was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to the product of (a) the Net Mortgage Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which the prepayment is applied and ending on the last day of the calendar month preceding the month of such Determination Date.  The obligations of the Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

“Prepayment Period”:  With respect to any Distribution Date, is (i) with respect to Principal Prepayments in full, the period beginning on the sixteenth day of the calendar month preceding the month of such Distribution Date and ending on the fifteenth day of the month of such Distribution Date and (ii) with respect to Principal Prepayments in part, the calendar month preceding the month of such Distribution Date, except with respect to the first Distribution Date, the Prepayment Period for all prepayments will commence on August 17, 2004.

“Prepayment Premium”: With respect to any Mortgage Loan and Prepayment Period, any prepayment premium, penalty or charge collected by the Servicer from a Mortgagor in connection with any voluntary Principal Prepayment and held from time to time as a part of the Trust Fund.  The Servicer shall calculate, in good faith using Accepted Servicing Practices, the amount of any Prepayment Premium solely pursuant to the terms of the related Mortgage Note.

“Prepayment Premium Schedule”:  As of the Cut-off Date, a list attached hereto as Schedule 2 (including the Prepayment Premium Summary attached thereto) in an electronic format, setting forth the following information with respect to each Prepayment Premium:

(i)

the Mortgage Loan identifying number;

(ii)

a code indicating the type of Prepayment Premium;

(iii)

the state of origination of the related Mortgage Loan;

(iv)

the date on which the first monthly payment was due on the related Mortgage Loan;

(v)

the term of the related Prepayment Premium;

(vi)

the principal balance of the related Mortgage Loan as of the Cut-off Date; and

(vii)

such other information as is reasonably requested by the Master Servicer.

Upon notice to the Master Servicer, the Servicer shall amend the Prepayment Premium Schedule (i) if the Servicer has waived a Prepayment Premium or (ii) upon the substitution of any Mortgage Loan.  The Servicer shall furnish a copy of the amended Prepayment Premium Schedule to the Master Servicer.  With respect to a waived Prepayment Premium, the Servicer may deliver to the Master Servicer an Officer’s Certificate as described in Section 3.07(b) in lieu of an amended Prepayment Premium Schedule.

“Prime Rate”:  The rate of interest equal to the prime rate as reported in The Wall Street Journal.

“Principal Distribution Amount”:  With respect to any Distribution Date, the lesser of:

(a)

the excess of the Available Distribution Amount over the amount payable on the Certificates pursuant to Section 4.01(a)(1)(i) – (xi); and

(b)

the sum of

(i)

the principal portion of each Monthly Payment on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date;

(ii)

the Stated Principal Balance of any Mortgage Loan that was purchased during the calendar month preceding the month of such Distribution Date pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01 and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 during the prior calendar month;

(iii)

the principal portion of all other unscheduled collections including but not limited to Insurance Proceeds, Liquidation Proceeds and REO Principal Amortization received during the prior calendar month, net of any portion thereof that represents a recovery of principal for which an advance was made by the Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date and any Recoveries received during the prior calendar month;

(iv)

the principal portion of all unscheduled collections in respect of Principal Prepayments received during the related Prepayment Period;

(vi)

the principal portion of any Realized Losses incurred on the Mortgage Loans during the calendar month preceding the month of such Distribution Date to the extent covered by Net Monthly Excess Cashflow for such Distribution Date; and

(vii)

the amount of any Overcollateralization Increase Amount for such Distribution Date to the extent covered by Net Monthly Excess Cashflow for such Distribution Date;

minus:

(c)

the amount of any Overcollateralization Release Amount for such Distribution Date.

“Principal Prepayment”:  Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest (without regard to any Prepayment Premium that may have been collected by the Servicer in connection with such payment of principal) representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Principal Remittance Amount”:  With respect to any Distribution Date, that portion of the Available Distribution Amount equal to the sum of (i) all scheduled payments of principal collected or advanced on the Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all Principal Prepayments of the Mortgage Loans, if any, applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds and Recoveries received during the calendar month preceding the month of such Distribution Date, (iv) that portion of the Purchase Price representing principal of any purchased or repurchased Mortgage Loan, deposited to the Collection Account during the calendar month preceding the month of such Distribution Date, (v) the principal portion of the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 during the calendar month preceding the month of such Distribution Date and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with this Agreement, that portion of the Termination Price in respect of principal.

“PTCE”:  A Prohibited Transaction Class Exemption.

“Purchase Price”:  With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01, and as calculated and confirmed in writing by the Servicer to the Master Servicer, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and P&I Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.01, (iii) any unreimbursed Servicing Advances, Master Servicing Fees and P&I Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property and any P&I Advances previously reimbursed to the Servicer pursuant to Section 3.11(a)(vi) (except in the case of a purchase by the Servicer), (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.11(a)(ix) and Section 3.16(b), (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Servicer, the Master Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation and (vi) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, any costs, indemnities and damages actually incurred and paid by or on behalf of the Trust in connection with any violation by such Mortgage Loan of (i) the representation and warranties set forth in Section 2.05(b)(vii) or (viii) of this Agreement, (ii) Section (C)(1)(viii) of Schedule B to each Reconstitution Agreement or (iii) the representations and warranties made in connection with “high-cost” home loans or any predatory or abusive lending laws in Schedule B to the Reconstitution Agreement, as applicable.

“Qualified Substitute Mortgage Loan”:  A Mortgage Loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of and not more than 5% less than the Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) with respect to each Adjustable Rate Mortgage Loan have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) with respect to each Adjustable Rate Mortgage Loan have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) with respect to each Adjustable Rate Mortgage Loan have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (vi) with respect to each Adjustable Rate Mortgage Loan, adjust in accordance with the Index and have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, and have the same intervals between Adjustment Dates as the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (ix) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (x) have a risk grading certified by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xi) have been underwritten or reunderwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced, (xii) be of the same or better credit quality as the Mortgage Loan being replaced, (xiii) have a lien priority equal to or superior to that of the Deleted Mortgage Loan, (xiv) be secured by the same property type as the Deleted Mortgage Loan and (xv) conform to each representation and warranty in the applicable Mortgage Loan Purchase Agreement and Reconstitution Agreements.  In the event that one or more Mortgage Loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such Mortgage Loan, the risk gradings described in clause (x) hereof shall be satisfied as to each such Mortgage Loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

“Rating Agency or Rating Agencies”:  S&P, Moody’s and Fitch or their successors.  If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Servicer.

“Realized Loss”:  With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to Section 3.11(a)(ix) and Section 3.16(b), minus (iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Servicer with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii).

With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of the Trust Fund, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Loan pursuant to Section 3.11(a)(ix) and Section 3.16(b), minus (v) the aggregate of all P&I Advances made by the Servicer in respect of such REO Property or the related Mortgage Loan for which the Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.23 out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to Section 3.23.

With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, the difference between the principal balance of such Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of such Mortgage Loan as reduced by the Deficient Valuation.

With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction.  Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

“Realized Loss Percentage”:  For purposes of the Servicer Termination Test, the percentage produced by the following calculation: (i) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans since the Cut-off Date through the last day of the related Due Period, minus (ii) any amount received with respect to Realized Losses on the Mortgage Loans subsequent to a Final Recovery Determination being made with respect to the Mortgage Loans, divided by (iii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; provided however, that for purposes of this definition, the term “Realized Losses” shall not include Debt Service Reductions or Deficient Valuations.

“Reconstitution Agreement”:  Each reconstitution agreement dated as of the Closing Date by and among either (i) the Seller, the Depositor, New Century and NC Capital related to the Mortgage Loan Purchase Agreement by and among the Seller, New Century and NC Capital and (ii) the Seller, the Depositor and Ameriquest related to the Mortgage Loan Purchase Agreement by and among the Seller and Ameriquest, as the context requires.

“Record Date”:  With respect to any Distribution Date and any Definitive Certificates, the close of business on the last Business Day of the month immediately preceding the month in which such applicable Distribution Date occurs.  With respect to any Distribution Date and the Offered Certificates (other than any Definitive Certificates), the Business Day prior to such Distribution Date.

“Recovery”:  With respect to any Liquidated Mortgage Loan, an amount received in respect of principal on such Mortgage Loan which has previously been allocated as a Realized Loss to a Class or Classes of Certificates net of reimbursable expenses.

“Reference Banks”:  Deutsche Bank, Barclays Bank PLC, The Tokyo Mitsubishi Bank and National Westminster Bank PLC and their successors in interest; provided, however, that if any of the foregoing banks are not able to serve as a Reference Bank, then any leading banks selected by the Master Servicer which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Depositor or any Affiliate thereof and (iii) which have been designated as such by the Master Servicer.

“Refinanced Mortgage Loan”:  A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

“Regular Certificate”:  As specified in the Preliminary Statement.

“Regular Interest”:  A “regular interest” in a REMIC within the meaning of Section 860G(a)(1) of the Code.

“Relief Act”:  The Servicemembers Civil Relief Act or any similar state or local law.

“Relief Act Interest Shortfall”:  With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

“REMIC”:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC I”:  The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor’s rights under each Mortgage Loan Purchase Agreement and the Reconstitution Agreement (including any security interest created thereby) and (v) the Collection Account (other than any amounts representing the Servicer Prepayment Premium Payment Amount), the Distribution Account (other than any amounts representing the Servicer Prepayment Premium Payment Amount) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto.  Notwithstanding the foregoing, however, REMIC I specifically excludes all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date and all Prepayment Premiums payable in connection with Principal Prepayments made on or before the Cut-off Date, the Net WAC Reserve Fund and the Yield Maintenance Agreements.

“REMIC II”:  The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of REMIC III, as holder of the REMIC II Regular Interests, and the R-II interest pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC II Regular Interest”:  Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a “regular interest” in REMIC II.

“REMIC III”:  The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee for the benefit of REMIC IV, as holder of the REMIC III Regular Interests, and the R-III interest pursuant to Section 2.08, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC III Regular Interest”:  Any of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a “regular interest” in REMIC III.

“REMIC IV”:  The segregated pool of assets consisting of all of the REMIC III Regular Interests conveyed in trust to the Trustee for the benefit of REMIC V, as holder of the REMIC IV Regular Interests, and the R-IV interest pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC IV Accretion Directed Class”:  As set forth in the Section 1.03 under the heading entitled “REMIC III.”

“REMIC IV Regular Interest”:  Any of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a “regular interest” in REMIC IV.

“REMIC V”:  The segregated pool of assets consisting of all of the REMIC IV Regular Interests conveyed in trust to the Trustee for the benefit of the Certificateholders pursuant to Section 2.10 and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC Provisions”:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

“Remittance Report”:  A report in form mutually agreed to between the Master Servicer and the Servicer on a magnetic disk or tape or in electronic format prepared by the Servicer pursuant to Section 4.03 with such additions, deletions and modifications as agreed to by the Master Servicer and the Servicer.

“Rents from Real Property”:  With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term “rents from real property.”

“REO Account”:  Each of the accounts maintained, or caused to be maintained, by the Servicer in respect of an REO Property pursuant to Section 3.23.

“REO Disposition”:  The sale or other disposition of an REO Property on behalf of the Trust Fund.

“REO Imputed Interest”:  As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month’s interest at the applicable Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

“REO Principal Amortization”:  With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 9.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23(c) in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 3.23(d) for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and P&I Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”:  A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

“Request for Release”:  A release signed by a Servicing Officer, or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer, in the form of Exhibit E-1 attached hereto.

“Required Net WAC Reserve Fund Deposit”:  With respect to any Distribution Date on which the excess of the related Net WAC Rate over the weighted average Pass-Through Rates of the Offered Certificates is less than 0.25%, the excess, if any, of (i) the product of 0.40% and the aggregate Stated Principal Balance of the Mortgage Loans over (ii) the amount of funds on deposit in the Net WAC Reserve Fund prior to deposits thereto on such Distribution Date.  With respect to any Distribution Date on which the excess of the related Net WAC Rate over the weighted average Pass-Through Rates of the Offered Certificates is equal to or greater than 0.25%, the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Net WAC Reserve Fund prior to deposits thereto on such Distribution Date.  The Depositor shall cause the deposit of $1,000 to the Net WAC Reserve Fund on the Closing Date.

“Reserve Interest Rate”:  With respect to any Interest Determination Date, the rate per annum that the Master Servicer determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Master Servicer are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Master Servicer can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

“Residential Dwelling”:  Any one of the following: (i) an attached or detached one-family dwelling, (ii) an attached or detached two- to four-family dwelling, (iii) an attached or detached one-family dwelling unit in a condominium project, (iv) an attached or detached one-family dwelling in a planned unit development, none of which is a cooperative or mobile home (as defined in 42 United States Code, Section 5402(6)), or (v) a manufactured home.

“Residual Certificates”:  As specified in the Preliminary Statement.

“Residual Interest”:  The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

“Responsible Officer”:  When used with respect to the Trustee or the Master Servicer, as applicable, the President, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee or the Master Servicer, as applicable, customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“S&P”:  Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

“Seller”:  DLJ Mortgage Capital, Inc., or its successor in interest, in its capacity as seller.

“Servicer”:  Ocwen Federal Bank FSB, or any successor servicer appointed as herein provided, in its capacity as servicer hereunder.

“Servicer Certification”:  As defined in Section 4.06(d) herein, a form of which is attached hereto as Exhibit J.

“Servicer Prepayment Premium Payment Amount”:  The amounts payable by the Servicer in respect of any waived Prepayment Premiums pursuant to Section 2.03(b)(ii).

“Servicer Remittance Date”:  With respect to any Distribution Date, 1:00 p.m. New York time on the 21st day of each month or, if such 21st day is not a Business Day, the Business Day immediately following such 21st day.

“Servicer Termination Test”:  With respect to any Distribution Date, the Servicer will fail the Servicer Termination Test if the Realized Loss Percentage for the Mortgage Loans exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage
October 2007 through September 2008	3.50%
October 2008 through September 2009	5.25%
October 2009 through September 2010	6.75%
October 2010 and thereafter	7.25%

“Servicing Account”:  The account or accounts created and maintained pursuant to Section 3.09.

“Servicing Advances”:  The reasonable “out-of-pocket” costs and expenses incurred by the Servicer or the Master Servicer (as successor servicer) in the performance of its servicing obligations (including the reasonable fees of counsel) in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the inspection, preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, (iii) the reasonable fees in connection with the management and liquidation of any REO Property (including default management and similar services, appraisal services and real estate broker services), (iv) the performance of its obligations under Section 3.01, Section 3.09, Section 3.13, Section 3.14, Section 3.16 and Section 3.23, and (v) locating documents missing from the Mortgage File or Servicing File.  Servicing Advances also include any reasonable “out-of-pocket” cost and expenses (including legal fees) incurred by the Servicer or the Master Servicer (as successor servicer) in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage to the extent not recovered from the Mortgagor or otherwise payable under this Agreement.  Neither the Servicer nor the Master Servicer shall be required to make any Nonrecoverable Servicing Advances.

“Servicing Fee”:  With respect to each Mortgage Loan and for any calendar month, an amount equal to one month’s interest at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month from such interest collections, subject to reduction as provided in Section 3.24.  A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

“Servicing Fee Rate”:  0.50% per annum.

“Servicing File”:  With respect to each Mortgage Loan, the Servicing File for such Mortgage Loan shall consist of copies of each item required to be in the Mortgage File (for the avoidance of doubt, the original of each such document shall be maintained in the Mortgage File for such Mortgage Loan unless otherwise permitted to be released in accordance with this Agreement) and the following documents listed below.

(i)

Residential loan application.

(ii)

Mortgage Loan closing statement.

(iii)

Verification of employment and income, if applicable.

(iv)

Verification of acceptable evidence of source and amount of downpayment.

(v)

Credit report on Mortgagor.

(vi)

Residential appraisal report.

(vii)

Photograph of the Mortgaged Property.

(viii)

Survey of the Mortgaged Property.

(ix)

Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

(x)

All required disclosure statements.

(xi)

If required in an appraisal, termite report, structural engineer’s report, water potability and septic certification.

(xii)

Sales Contract, if applicable.

“Servicing Officer”:  Any employee of the Servicer or the Master Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of Servicing Officers furnished by the Servicer or the Master Servicer, as applicable, to the Trustee, the Master Servicer (in the case of the Servicer) and the Depositor on the Closing Date, as such list may from time to time be amended.

“Single Certificate”:  With respect to any Class of Certificates (other than the Class P Certificates and the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance or Notional Amount of $1,000.  With respect to the Class P Certificates and the Residual Certificates, a hypothetical Certificate of such Class evidencing a 20% Percentage Interest in such Class.

“Special Servicer”: As defined in Section 3.16(e) herein.

“Startup Day”:  With respect to each of REMIC formed hereby, the day designated as such pursuant to Section 10.01(b) hereof.

“Stated Principal Balance”:  With respect to any Mortgage Loan:  (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the principal balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal in accordance with the provisions of Section 3.16, to the extent distributed pursuant to Section 4.01 on or before such date of determination and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation or Debt Service Reduction made during or prior to the Prepayment Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero.  With respect to any REO Property:  (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the sum of (i) if such REO Property was acquired before the Distribution Date in any calendar month, the principal portion of the Monthly Payment due on the Due Date in the calendar month of acquisition, to the extent advanced by the Servicer and distributed pursuant to Section 4.01 on or before such date of determination, and (ii) the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

“Stepdown Date”:  The earlier to occur of (1) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date occurring in October 2007 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Due Period but before giving effect to distributions on the Certificates on such Distribution Date) is greater than 38.00%.

“Strip Amount”: The Subgroup 1 Strip Amount, the Subgroup 2 Strip Amount or the Subordinate Strip Amount, as applicable.

“Subgroup”:  Either Subgroup 1 or Subgroup 2, as applicable.

“Subgroup 1”:  Those certain Mortgage Loans identified as belonging to Subgroup 1 on the Mortgage Loan Schedule.

“Subgroup 1 Certificates”: The Class A1 Certificates.

“Subgroup 1 Interest Remittance Amount”: With respect to any Distribution Date, that portion of the Available Distribution Amount for such Distribution Date attributable to interest received or advanced with respect to the Subgroup 1 Mortgage Loans and to Compensating Interest paid by the Servicer or the Master Servicer, as applicable, with respect to the Subgroup 1 Mortgage Loans.

“Subgroup 1 Mortgage Loans”: The Mortgage Loans relating to Subgroup 1.

“Subgroup 1 Net WAC Rate”: With respect to the Subgroup 1 Certificates (and any corresponding REMIC interest created pursuant to Section 1.03 hereof), a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the difference between (A) the weighted average Mortgage Rates of the Subgroup 1 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date, weighted on the basis of the related Stated Principal Balances as of such date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date) and (B) the sum of (1) the Servicing Fee Rate and the Master Servicing Fee Rate for the Subgroup 1 Mortgage Loans and (2) the sum of the Subgroup 1 Strip Amount for such Distribution Date and the FSA Premium, multiplied by a fraction, the numerator of which is twelve and the denominator of which is the aggregate outstanding Stated Principal Balance of the Subgroup 1 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date) (expressed as a percentage).

“Subgroup 1 Percentage”:  With respect to any Distribution Date, will equal the percentage equivalent of a fraction, the numerator of which is the Subgroup 1 Principal Remittance Amount for such Distribution Date and the denominator of which is the Principal Remittance Amount for such Distribution Date.

“Subgroup 1 Principal Distribution Amount”:  With respect to any Distribution Date, the product of (i) the Subgroup 1 Percentage for such Distribution Date and (ii) the Class A Principal Distribution Amount for such Distribution Date.

“Subgroup 1 Principal Remittance Amount”: With respect to any Distribution Date, means, the portion of the Principal Remittance Amount for such Distribution Date derived from the Subgroup 1 Mortgage Loans.

“Subgroup 1 Strip Amount”: With respect to any Distribution Date on or after the Distribution Date in November 2004 to and including the Distribution Date in January 2008, the product of (a) one-twelfth of 0.0300% and (b) the applicable Yield Maintenance Agreement Notional Amount for that Distribution Date and the Subgroup 1 Yield Maintenance Agreement, and after the Distribution Date in January 2008, zero.

“Subgroup 1 Yield Maintenance Agreement”: The interest rate yield maintenance agreement relating to the Subgroup 1 Certificates consisting of an ISDA Master Agreement and a Schedule dated as of the Closing Date and the related Confirmation thereto, between the Trustee on behalf of the Trust and the Counterparty, as such agreement may be amended and supplemented in accordance with its terms and any replacement interest yield maintenance agreement acceptable to the Depositor and the Trustee.

“Subgroup 2”: Those certain Mortgage Loans identified as belonging to Subgroup 2 on the Mortgage Loan Schedule.

“Subgroup 2 Certificates”: The Class A2 Certificates.

“Subgroup 2 Interest Remittance Amount”: With respect to any Distribution Date, that portion of the Available Distribution Amount for such Distribution Date attributable to interest received or advanced with respect to the Subgroup 2 Mortgage Loans and to Compensating Interest paid by the Servicer or the Master Servicer, as applicable, with respect to the Subgroup 2 Mortgage Loans.

“Subgroup 2 Mortgage Loans”: The Mortgage Loans relating to Subgroup 2.

“Subgroup 2 Net WAC Rate”: With respect to the Subgroup 2 Certificates (and any corresponding REMIC interest created pursuant to Section 1.03 hereof), a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the difference between (A) the weighted average Mortgage Rates of the Subgroup 2 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date, weighted on the basis of the related Stated Principal Balances as of such date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date) and (B) the sum of (1) the Servicing Fee Rate and the Master Servicing Fee Rate for the Subgroup 2 Mortgage Loans and (2) the Subgroup 2 Strip Amount for such Distribution Date, multiplied by a fraction, the numerator of which is twelve and the denominator of which is the aggregate outstanding Stated Principal Balance of the Subgroup 2 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date) (expressed as a percentage).

“Subgroup 2 Percentage”:  With respect to any Distribution Date, will equal the percentage equivalent of a fraction, the numerator of which is the Subgroup 2 Principal Remittance Amount for such Distribution Date and the denominator of which is the Principal Remittance Amount for such Distribution Date.

“Subgroup 2 Principal Distribution Amount”:  With respect to any Distribution Date, the product of (i) the Subgroup 2 Percentage for such Distribution Date and (ii) the Class A Principal Distribution Amount for such Distribution Date.

“Subgroup 2 Principal Remittance Amount”: With respect to any Distribution Date, means, the portion of the Principal Remittance Amount for such Distribution Date derived from the Subgroup 2 Mortgage Loans.

“Subgroup 2 Strip Amount”: With respect to any Distribution Date on or after the Distribution Date in November 2004 to and including the Distribution Date in November 2007, the product of (a) one-twelfth of 0.0240% and (b) the applicable Yield Maintenance Agreement Notional Amount for that Distribution Date and the Subgroup 2 Yield Maintenance Agreement, and after the Distribution Date in November 2007, zero.

“Subgroup 2 Yield Maintenance Agreement”: The interest rate yield maintenance agreement relating to the Class A2 Certificates consisting of an ISDA Master Agreement and a Schedule dated as of the Closing Date and the related Confirmation thereto, between the Trustee on behalf of the Trust and the Counterparty, as such agreement may be amended and supplemented in accordance with its terms and any replacement interest yield maintenance agreement acceptable to the Depositor and the Trustee.

“Subgroup Subordinate Amount” With respect to any Subgroup and any Distribution Date is the aggregate Stated Principal Balance of such Subgroup as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date) minus the aggregate Certificate Principal Balance of the related Class A Certificates.

“Subordinate Certificates”: As defined in the Preliminary Statement.

“Subordinate Net WAC Rate”: With respect to the Mezzanine Certificates (and any corresponding REMIC interest created pursuant to Section 1.03 hereof), a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the difference between (A) the weighted average of the Subgroup 1 Net WAC Rate and the Subgroup 2 Net WAC Rate, weighted in proportion to the related Subgroup Subordinate Amount and (B) the Subordinate Strip Amount for such Distribution Date, multiplied by a fraction, the numerator of which is twelve and the denominator of which is the aggregate Subgroup Subordinate Amount (expressed as a percentage).

“Subordinate Strip Amount”: With respect to any Distribution Date on or after the Distribution Date in November 2004 to and including the Distribution Date in November 2007, the product of (a) one-twelfth of 0.0360% and (b) the applicable Yield Maintenance Agreement Notional Amount for that Distribution Date and the Subordinate Yield Maintenance Agreement, and after the Distribution Date in November 2007, zero.

“Subordinate Yield Maintenance Agreement”: The interest rate yield maintenance agreement relating to the Mezzanine Certificates consisting of an ISDA Master Agreement and a Schedule dated as of the Closing Date and the related Confirmation thereto, between the Trustee on behalf of the Trust and the Counterparty, as such agreement may be amended and supplemented in accordance with its terms and any replacement interest yield maintenance agreement acceptable to the Depositor and the Trustee.

“Sub-Servicer”:  Any Person with which the Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

“Sub-Servicing Account”:  An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Servicer.

“Sub-Servicing Agreement”:  The written contract between the Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

“Substitution Shortfall Amount”:  As defined in Section 2.03(c) herein.

“Tax Returns”:  Each federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as multiple REMICs under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Telerate Page 3750”:  The display designated as page “3750” on the Dow Jones Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

“Termination Payment”:  As defined in the related Yield Maintenance Agreement.

“Termination Price”:  As defined in Section 9.01 herein.

“Third Party Claims”: As defined in Section 8.05(b).

“Transfer”:  Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

“Transferee”:  Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Transferor”:  Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

“Trigger Event”:  A Trigger Event has occurred with respect to any Distribution Date on or after the Stepdown Date if (i) the Delinquency Percentage exceeds 40% of the Credit Enhancement Percentage for such Distribution Date or (ii) the cumulative Realized Losses as a percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Percentage*
October 2007 – September 2008	3.50%
October 2008 – September 2009	5.25%
October 2009 – September 2010	6.75%
October 2010 and thereafter	7.25%

_______________________

*

The percentages set forth in the table above are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates.  The percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

“Trust”:  Asset Backed Securities Corporation Home Equity Loan Trust 2004-HE6, Series 2004-HE6, the trust created under this Agreement.

“Trust Fund”:  The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date, (ii) the Collection Account, the Distribution Account and the Net WAC Reserve Fund and all amounts deposited therein pursuant to the applicable provisions of this Agreement (including, without limitation, amounts received from the Seller on the Closing Date which shall be deposited by the Master Servicer in the Collection Account pursuant to Section 2.01), (iii) the Depositor’s rights under each Mortgage Loan Purchase Agreement, the Assignment and Assumption Agreement and the Reconstitution Agreement, (iv) the Trust’s rights under the Yield Maintenance Agreements, (v) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise, (vi) the Class A1 Policy and (vii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

“Trustee”:  U.S. Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as Trustee for the benefit of the Certificateholders under this Agreement, or its successor in interest, or any successor trustee appointed as herein provided.

“Underwriter”:  Credit Suisse First Boston LLC.

“Underwriter’s Exemption”:  Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

“Uninsured Cause”:  Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

“United States Person”:  A “United States person” within the meaning set forth in Section 7701 of the Code.

“Unpaid Interest Shortfall Amount”:  For (i) the first Distribution Date and with respect to the Senior Certificates and the Mezzanine Certificates, zero, and for such Class of Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class of Certificates for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class of Certificates for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class of Certificates in respect of interest on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Class of Certificates on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate on such Distribution Date for such Class of Certificates for the related Accrual Period.

“Value”:  With respect to any Mortgaged Property related to a Mortgage Loan, the lesser of (i) the lesser of (a) the value thereof as determined by an appraisal made for the Originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (b) the value thereof as determined by a review appraisal conducted by the Originator in the event any such review appraisal determines an appraised value more than ten percent (10%) lower than the value thereof as determined by the appraisal referred to in clause (i)(a) above in the case of a Mortgage Loan with an LTV less than or equal to eighty percent (80%), or more than five percent (5%) lower than the value thereof as determined by the appraisal referred to in clause (i)(a) above, in the case of a Mortgage Loan with an LTV greater than eighty percent (80%), as determined by an appraisal referred to in clause (i)(a), and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, (A) in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the lesser of (1) the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (2) the value thereof as determined by a review appraisal conducted by the Originator in the event any such review appraisal determines an appraised value more than ten percent (10%) lower than the value thereof as determined by the appraisal referred to in clause (ii)(A)(1) above, in the case of a Mortgage Loan with an LTV less than or equal to eighty percent (80%), or more than five percent (5%) lower than the value thereof as determined by the appraisal referred to in clause (ii)(a)(1) above, in the case of a Mortgage Loan with an LTV greater than eighty percent (80%), as determined by the appraisal referred to in clause (ii)(A)(1) and (B) in the case of a Mortgage Loan originated in connection with a “lease-option purchase”, such value of the Mortgaged Property is based on the lower of the value determined by an appraisal made for the Originator of such Mortgage Loan at the time or origination or the sale price of such Mortgaged Property if the “lease option purchase price” was set less than 12 months prior to origination, and is based on the value determined by an appraisal made for the originator of such Mortgage Loan at the time of origination if the “lease option purchase price” was set 12 months or more prior to origination.

“Voting Rights”:  The portion of the voting rights of all of the Certificates that is allocated to any Certificate.  With respect to any date of determination, 97% of all voting rights will be allocated among all Holders of the Offered Certificates in proportion to their then outstanding Certificate Principal Balances, 1% of all voting rights will be allocated among the Holders of the Class X Certificates; 1% of all voting rights will be allocated among the Holders of the Class P Certificates, and 1% of all voting rights will be allocated among Holders of the Residual Certificates.  Voting Rights allocated to a Class shall be allocated among the Certificates of such Class in proportion to the outstanding Percentage Interests evidenced by their respective Certificates.

“Yield Maintenance Agreement”: The Subgroup 1 Yield Maintenance Agreement, Subgroup 2 Yield Maintenance Agreement and the Subordinate Yield Maintenance Agreement, as applicable.

“Yield Maintenance Agreement Notional Amount”: With respect to each Yield Maintenance Agreement, the notional amount indicated on Schedule II to the related Yield Maintenance Agreement

SECTION 1.02.

Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Senior and Subordinate Certificates for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfall incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to the Class X Certificates in reduction of the Class X Distribution Amount and thereafter, among the Class A Certificates and the other Classes of Subordinate Certificates on a pro rata basis based on such Monthly Interest Distributable Amount prior to giving effect to any such reduction.

SECTION 1.03.

Designation of Interests in REMIC

(a)

Designation of Interests in REMIC

The Master Servicer shall elect that each of REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V be treated as a REMIC under Section 860D of the Code.  Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections.  The assets of REMIC I shall include the Mortgage Loans, the accounts (other than the Net WAC Reserve Fund), any REO Property, and any proceeds of the foregoing.  The REMIC I Regular Interests shall constitute the assets of REMIC II.  The REMIC II Regular Interests shall constitute the assets of REMIC III.  The REMIC III Regular Interests shall constitute the assets of REMIC IV.   The REMIC IV Regular Interests shall constitute the assets of REMIC V (the “Master REMIC”).

REMIC I:

The following table sets forth the designations, principal balances, and interest rates for each interest in REMIC I, each of which (other than the R-I interest) is hereby designated as a regular interest in REMIC I (the “REMIC I Regular Interests”):

REMIC Interest	Initial Principal Balance of REMIC Interest	Interest Rate	Corresponding REMIC II Interest	Distribution Date of Rate Change	Yield Maintenance Agreement Notional Amount
T1-A-SG1	(1)	(2)	N/A	N/A	N/A
T1-A-SG2	(3)	(4)	N/A	N/A	N/A
T1-SA-SG1(1)	$ 53,585.48	(2)	T2-SA-SG1-IO(1)	12/2004	$ 443,635,621
T1-SA-SG1(2)	$ 63,465.63	(2)	T2-SA-SG1-IO(2)	1/2005	438,277,073
T1-SA-SG1(3)	$ 73,230.60	(2)	T2-SA-SG1-IO(3)	2/2005	431,930,510
T1-SA-SG1(4)	$ 82,825.89	(2)	T2-SA-SG1-IO(4)	3/2005	424,607,450
T1-SA-SG1(5)	$ 92,196.55	(2)	T2-SA-SG1-IO(5)	4/2005	416,324,861
T1-SA-SG1(6)	$ 101,287.50	(2)	T2-SA-SG1-IO(6)	5/2005	407,105,206
T1-SA-SG1(7)	$ 110,044.07	(2)	T2-SA-SG1-IO(7)	6/2005	396,976,456
T1-SA-SG1(8)	$ 118,412.52	(2)	T2-SA-SG1-IO(8)	7/2005	385,972,049
T1-SA-SG1(9)	$ 126,337.14	(2)	T2-SA-SG1-IO(9)	8/2005	374,130,797
T1-SA-SG1(10)	$ 123,012.57	(2)	T2-SA-SG1-IO(10)	9/2005	361,497,083
T1-SA-SG1(11)	$ 119,765.86	(2)	T2-SA- SG1-IO(11)	10/2005	349,195,826
T1-SA-SG1(12)	$ 116,604.96	(2)	T2-SA- SG1-IO(12)	11/2005	337,219,240
T1-SA-SG1(13)	$ 113,527.64	(2)	T2-SA- SG1-IO(13)	12/2005	325,558,744
T1-SA-SG1(14)	$ 110,531.63	(2)	T2-SA- SG1-IO(14)	1/2006	314,205,980
T1-SA-SG1(15)	$ 107,614.84	(2)	T2-SA- SG1-IO(15)	2/2006	303,152,817
T1-SA-SG1(16)	$ 104,775.11	(2)	T2-SA- SG1-IO(16)	3/2006	292,391,333
T1-SA-SG1(17)	$ 102,010.44	(2)	T2-SA- SG1-IO(17)	4/2006	281,913,822
T1-SA-SG1(18)	$ 99,318.83	(2)	T2-SA- SG1-IO(18)	5/2006	271,712,778
T1-SA-SG1(19)	$ 96,698.33	(2)	T2-SA- SG1-IO(19)	6/2006	261,780,895
T1-SA-SG1(20)	$ 94,147.08	(2)	T2-SA- SG1-IO(20)	7/2006	252,111,062
T1-SA-SG1(21)	$ 91,699.84	(2)	T2-SA- SG1-IO(21)	8/2006	242,696,354
T1-SA-SG1(22)	$ 181,981.31	(2)	T2-SA- SG1-IO(22)	9/2006	233,526,370
T1-SA-SG1(23)	$ 171,111.72	(2)	T2-SA- SG1-IO(23)	10/2006	215,328,239
T1-SA-SG1(24)	$ 160,822.40	(2)	T2-SA- SG1-IO(24)	11/2006	198,217,067
T1-SA-SG1(25)	$ 151,161.37	(2)	T2-SA- SG1-IO(25)	12/2006	182,134,827
T1-SA-SG1(26)	$ 87,133.18	(2)	T2-SA- SG1-IO(26)	1/2007	167,018,690
T1-SA-SG1(27)	$ 84,186.88	(2)	T2-SA- SG1-IO(27)	2/2007	158,305,372
T1-SA-SG1(28)	$ 81,406.68	(2)	T2-SA- SG1-IO(28)	3/2007	149,886,684
T1-SA-SG1(29)	$ 78,720.53	(2)	T2-SA- SG1-IO(29)	4/2007	141,746,016
T1-SA-SG1(30)	$ 76,125.21	(2)	T2-SA- SG1-IO(30)	5/2007	133,873,963
T1-SA-SG1(31)	$ 73,617.57	(2)	T2-SA- SG1-IO(31)	6/2007	126,261,442
T1-SA-SG1(32)	$ 71,194.63	(2)	T2-SA-SG1-IO(32)	7/2007	118,899,685
T1-SA-SG1(33)	$ 68,853.99	(2)	T2-SA-SG1-IO(33)	8/2007	111,780,222
T1-SA-SG1(34)	$ 66,599.90	(2)	T2-SA-SG1-IO(34)	12/2007	104,894,823
T1-SA-SG1(35)	$ 64,413.01	(2)	T2-SA-SG1-IO(35)	1/2008	98,234,833
T1-SA-SG1(36)	$ 917,935.32	(2)(5)	T2-SA-SG1-IO(36)	2/2008	91,793,532
T1-SA-SG2(1)	$ 36,918.10	(3)	T2-SA-SG2-IO(1)	12/2004	262,563,883
T1-SA-SG2(2)	$ 42,609.31	(3)	T2-SA-SG2-IO(2)	1/2005	258,872,073
T1-SA-SG2(3)	$ 48,203.71	(3)	T2-SA-SG2-IO(3)	2/2005	254,611,142
T1-SA-SG2(4)	$ 53,666.81	(3)	T2-SA-SG2-IO(4)	3/2005	249,790,771
T1-SA-SG2(5)	$ 58,970.75	(3)	T2-SA- SG2-IO(5)	4/2005	244,424,090
T1-SA-SG2(6)	$ 64,084.48	(3)	T2-SA- SG2-IO(6)	5/2005	238,527,015
T1-SA-SG2(7)	$ 68,703.26	(3)	T2-SA- SG2-IO(7)	6/2005	232,118,567
T1-SA-SG2(8)	$ 72,258.97	(3)	T2-SA- SG2-IO(8)	7/2005	225,248,241
T1-SA-SG2(9)	$ 72,428.11	(3)	T2-SA- SG2-IO(9)	8/2005	218,022,344
T1-SA-SG2(10)	$ 70,557.35	(3)	T2-SA- SG2-IO(10)	9/2005	210,779,533
T1-SA-SG1(11)	$ 68,735.10	(3)	T2-SA- SG2-IO(11)	10/2005	203,723,798
T1-SA-SG2(12)	$ 66,960.10	(3)	T2-SA- SG2-IO(12)	11/2005	196,850,288
T1-SA-SG2(13)	$ 65,231.10	(3)	T2-SA- SG2-IO(13)	12/2005	190,154,278
T1-SA-SG2(14)	$ 63,546.92	(3)	T2-SA- SG2-IO(14)	1/2006	183,631,168
T1-SA-SG2(15)	$ 61,906.39	(3)	T2-SA- SG2-IO(15)	2/2006	177,276,476
T1-SA-SG2(16)	$ 60,342.42	(3)	T2-SA- SG2-IO(16)	3/2006	171,085,837
T1-SA-SG2(17)	$ 58,782.56	(3)	T2-SA- SG2-IO(17)	4/2006	165,051,595
T1-SA-SG2(18)	$ 57,263.25	(3)	T2-SA- SG2-IO(18)	5/2006	159,173,339
T1-SA-SG2(19)	$ 58,713.27	(3)	T2-SA- SG2-IO(19)	6/2006	153,447,014
T1-SA-SG2(20)	$ 62,059.15	(3)	T2-SA- SG2-IO(20)	7/2006	147,575,687
T1-SA-SG2(21)	$ 90,407.35	(3)	T2-SA- SG2-IO(21)	8/2006	141,369,772
T1-SA-SG2(22)	$ 95,061.19	(3)	T2-SA- SG2-IO(22)	9/2006	132,329,037
T1-SA-SG2(23)	$ 87,859.47	(3)	T2-SA- SG2-IO(23)	10/2006	122,822,918
T1-SA-SG2(24)	$ 79,893.76	(3)	T2-SA- SG2-IO(24)	11/2006	114,036,971
T1-SA-SG2(25)	$ 57,407.92	(3)	T2-SA- SG2-IO(25)	12/2006	106,047,595
T1-SA-SG2(26)	$ 49,629.89	(3)	T1-SA-SG2-IO(26)	1/2007	100,306,803
T1-SA-SG2(27)	$ 48,058.14	(3)	T1-SA-SG2-IO(27)	2/2007	95,343,814
T1-SA-SG2(28)	$ 46,537.92	(3)	T1-SA-SG2-IO(28)	3/2007	90,538,000
T1-SA-SG2(29)	$ 45,067.51	(3)	T1-SA-SG2-IO(29)	4/2007	85,884,208
T1-SA-SG2(30)	$ 43,645.26	(3)	T1-SA-SG2-IO(30)	5/2007	81,377,457
T1-SA-SG2(31)	$ 42,269.50	(3)	T1-SA-SG2-IO(31)	6/2007	77,012,931
T1-SA-SG2(32)	$ 40,937.48	(3)	T1-SA-SG2-IO(32)	7/2007	72,785,981
T1-SA-SG2(33)	$ 39,650.21	(3)	T1-SA-SG2-IO(33)	8/2007	68,692,233
T1-SA-SG2(34)	$ 38,409.74	(3)	T1-SA-SG2-IO(34)	9/2007	64,727,212
T1-SA-SG2(35)	$ 37,204.71	(3)	T1-SA-SG2-IO(35)	10/2007	60,886,238
T1-SA-SG2(36)	$ 571,657.67	(3)(6)	T1-SA-SG2-IO(36)	12/2007	57,165,767
R-I	(7)	(7)	N/A	N/A	N/A

(1)

This interest shall have an initial principal balance equal to (i) the aggregate principal balance of the Mortgage Loans in Subgroup 1 less (ii) the aggregate principal balance of the T1-SA-SG1 interests.

(2)

The T1-A-SG1 interest and each T1-SA-SG1 interest shall bear interest at a per annum rate equal to the weighted average Net Mortgage Rate of the Mortgage Loans in Subgroup 1, weighted on the basis of the outstanding principal balances of such Mortgage Loans as of the beginning of the preceding calendar month and adjusted to take into account any distribution of principal in such preceding calendar month to the extent such principal was reflected in the outstanding principal balances as of the beginning of such preceding calendar month.

(3)

This interest shall have an initial principal balance equal to (i) the aggregate principal balance of the Mortgage Loans in Subgroup 2 less (ii) the aggregate principal balance of the T1-SA-SG2 interests.

(4)

The T1-A-SG2 interest and each T1-SA-SG2 interest shall bear interest at a per annum rate equal to the weighted average Net Mortgage Rate of the Mortgage Loans in Subgroup 2, weighted on the basis of the outstanding principal balances of such Mortgage Loans as of the beginning of the preceding calendar month and adjusted to take into account any distribution of principal in such preceding calendar month to the extent such principal was reflected in the outstanding principal balances as of the beginning of such preceding calendar month.

(5)

This interest shall also be entitled to all Prepayment Premiums received in respect of the Mortgage Loans in Subgroup 1.

(6)

This interest shall also be entitled to all Prepayment Premiums received in respect of the Mortgage Loans in Subgroup 2.

(7)

The R-I interest shall not have a principal amount and shall not bear interest.  The R-I interest is hereby designated as the sole class of residual interest in REMIC I.

On each Distribution Date, all Realized Losses and all payments of principal shall be allocated in the following order of priority:

With respect to such amounts relating to the Mortgage Loans in Subgroup 1:

(i)

First, to the T1-A-SG1 interest until such interest is reduced to zero, and

(ii)

Second, to the outstanding T1-SA-SG1 interest with the lowest numerical denomination until such interest is reduced to zero.

With respect to such amounts relating to the Mortgage Loans in Subgroup 2:

(i)

First, to the T1-A-SG2 interest until such interest is reduced to zero, and

(ii)

Second, to the outstanding T1-SA-SG2 interest with the lowest numerical denomination until such interest is reduced to zero.

The aggregate initial principal balance of the T1-SA-SG1 interests was established to equal approximately 1/100th of the Yield Maintenance Agreement Notional Amount and a T1-SA-SG1 interest was created to equal approximately 1/100th of each reduction in the Yield Maintenance Agreement Notional Amount.

The aggregate initial principal balance of the T1-SA-SG2 interests was established to equal approximately 1/100th of the Yield Maintenance Agreement Notional Amount and a T1-SA-SG2 interest was created to equal approximately 1/100th of each reduction in the Yield Maintenance Agreement Notional Amount.

REMIC II:

The following table sets forth the designations, principal balances, and interest rates for each interest in REMIC II, each of which (other than the R-II interest) is hereby designated as a regular interest in REMIC II (the “REMIC II Regular Interests”):

REMIC Interest	Initial Principal Balance of REMIC Interest	Interest Rate	Corresponding Class of Certificates
T2-A-SG1-Senior	$ 448,000,000.00	(1)(5)	A1
T2-A-SG1-Sub	$ 104,540,332.25	(1)	N/A
T2-A-SG2-Senior	$ 265,680,000.00	(2)(6)	A2
T2-A-SG2-Sub	$ 62,868,197.75	(2)	N/A
T2-SA-SG1	(3)	(3)	N/A
T2-SA-SG2	(4)	(4)	N/A
R-II	(7)	(7)	N/A

(1)

This interest shall bear interest at a per annum rate equal to the weighted average of the interest rates of the interests in REMIC I with the term “SG1” in their class designation, provided that the interest rate of any such interest in REMIC I shall be reduced by 3.00% for each Distribution Date on which interest is distributable on the Corresponding REMIC II interest relating to such interest.

(2)

This interest shall bear interest at a per annum rate equal to the weighted average of the interest rates of the interests in REMIC I with the term “SG2” in their class designation, provided that the interest rate of any such interest in REMIC I shall be reduced by 2.40% for each Distribution Date on which interest is distributable on the Corresponding REMIC II interest relating to such interest.

(3)

The T2-SA-SG1 interest shall represent 36 REMIC regular interests, each of which appears under the heading “Corresponding REMIC II Interest” in the table designating the interests in REMIC I above.  Each such regular interest shall be entitled to receive, on each Distribution Date before the applicable Distribution Date of Rate Change, interest that accrues on the REMIC I interest to which it corresponds at a per annum rate equal to 3.00%, provided that, on the first Distribution Date, no interest shall be distributable on any such regular interest.  The rate of 3.00% is equal to 100 times 0.0300%, which corresponds to establishing the T1-SA-SG1 interests as having aggregate principal balances equal to approximately 1/100th of the Yield Maintenance Agreement Notional Amount.  On and after the applicable Distribution Date of Rate Change for a Corresponding REMIC II interest, such Corresponding REMIC II interest shall not be entitled to receive any interest.

(4)

The T2-SA-SG2 interest shall represent 36 REMIC regular interests, each of which appears under the heading “Corresponding REMIC II Interest” in the table designating the interests in REMIC I above.  Each such regular interest shall be entitled to receive, on each Distribution Date before the applicable Distribution Date of Rate Change, interest that accrues on the REMIC I interest to which it corresponds at a per annum rate equal to 2.40%, provided that, on the first Distribution Date, no interest shall be distributable on any such regular interest.  The rate of 2.40% is equal to 100 times 0.0240%, which corresponds to establishing the T1-SA-SG2 interests as having aggregate principal balances equal to approximately 1/100th of the Yield Maintenance Agreement Notional Amount.  On and after the applicable Distribution Date of Rate Change for a Corresponding REMIC II interest, such Corresponding REMIC II interest shall not be entitled to receive any interest.

(5)

This interest shall also be entitled to all Prepayment Premiums received in respect of the Mortgage Loans in Subgroup 1.

(6)

This interest shall also be entitled to all Prepayment Premiums received in respect of the Mortgage Loans in Subgroup 2.

(7)

The R-II interest shall not have a principal amount and shall not bear interest.  The R-II interest is hereby designated as the sole class of residual interest in REMIC II.

On each Distribution Date, all Realized Losses and all payments of principal shall be allocated in the following order of priority:

With respect to such amounts relating to the Mortgage Loans in Subgroup 1:

(iii)

First, to the T2-A-SG1-Senior interest until the principal balance of such interest equals the aggregate principal balance of the Class A1 interests as of such Distribution Date, and

(iv)

Second, to the T2-SA-SG1-Sub interest until such interest is reduced to zero.

With respect to such amounts relating to the Mortgage Loans in Subgroup 2:

(i)

First, to the T2-A-SG1-Senior interest until the principal balance of such interest equals the aggregate principal balance of the Class A2 interests as of such Distribution Date, and

(ii)

Second, to the outstanding T2-SA-SG2-Sub interest until such interest is reduced to zero.

REMIC III:

The following table sets forth the designations, principal balances, and interest rates for each interest in REMIC III, each of which (other than the R-III interest) is hereby designated as a regular interest in REMIC III (the “REMIC III Regular Interests”):

REMIC Interests	Initial Principal Balance	Interest Rate	Distribution Date of Rate Change	Corresponding REMIC IV Interest
T3-A-SG1-Senior	$ 448,000,000.00	(1)(6)	N/A	N/A
T3-A-SG2-Senior	$ 265,680,000.00	(2)(7)	N/A	N/A
T3-A-SG2-Sub-A1	$ 7,339.98	(3)	9/2007	T4-A-SG2-Sub-A-IO(1)
T3-A-SG2-Sub-A2	$ 1,705,297.53	(3)	10/2007	T4-A-SG2-Sub-A-IO(2)
T3-A-SG2-Sub-B	$ 165,695,892.50	(3)	N/A	N/A
T3-SA-SG1	(4)	(4)	N/A	N/A
T3-SA-SG2	(5)	(5)	N/A	N/A
R-III	(8)	(8)	N/A	N/A

(1)

This interest shall bear interest at the same rate as the T2-A-SG1-Senior interest.

(2)

This interest shall bear interest at the same rate as the T2-A-SG2-Senior interest.

(3)

This interest shall bear interest at a per annum rate equal to the weighted average of the interest rates of the interests in REMIC II with the term “Sub” in their class designation.

(4)

The T3-SA-SG1 interest shall not have a principal balance, but shall be entitled to receive, on each Distribution Date, 100% of the interest distributable on the T2-SA-SG1 interest on such Distribution Date.

(5)

The T3-SA-SG2 interest shall not have a principal balance, but shall be entitled to receive, on each Distribution Date, 100% of the interest distributable on the T2-SA-SG2 interest on such Distribution Date.

(6)

This interest shall also be entitled to all Prepayment Premiums received in respect of the Mortgage Loans in Subgroup 1.

(7)

This interest shall also be entitled to all Prepayment Premiums received in respect of the Mortgage Loans in Subgroup 2.

(8)

The R-III interest shall not have a principal amount and shall not bear interest.  The R-III interest is hereby designated as the sole class of residual interest in REMIC III.

On each Distribution Date, all Realized Losses and all payments of principal shall be allocated in the following order of priority:

(i)

With respect to such amounts relating to the T2-A-SG-1 interest, to the T3-A-SG1-Senior interest until such interest is reduced to zero.

(ii)

With respect to such amounts relating to the T2-A-SG-2 interest, to the T3-A-SG2-Senior interest until such interest is reduced to zero.

(iii)

With respect to the remaining amounts:

a.

First, to the T3-A-Sub-B interest until the principal balance of such interest until such interest is reduced to zero; and

b.

Second, to the outstanding T3-A-Sub-A Interest with the lowest numerical denomination until the principal balance of such interest is reduced to zero.

REMIC IV:

The following table sets forth the designations, principal balances, and interest rates for each interest in REMIC IV, each of which (other than the R-IV interest) is hereby designated as a regular interest in REMIC IV (the “REMIC IV Regular Interests”):

REMIC Interests	Initial Balance	Interest Rate	Corresponding Class of REMIC V Interest
T4-A1 (1)	¼ Corresponding Class balance	Subgroup 1 Net WAC Rate	A1
T4-A2 (1)	¼ Corresponding Class balance	Subgroup 2 Net WAC Rate	A2
T4-M1 (1)	¼ Corresponding Class balance	Subordinate Net WAC Rate	M1
T4-M2 (1)	¼ Corresponding Class balance	Subordinate Net WAC Rate	M2
T4-M3 (1)	¼ Corresponding Class balance	Subordinate Net WAC Rate	M3
T4-M4 (1)	¼ Corresponding Class balance	Subordinate Net WAC Rate	M4
T4-M5 (1)	¼ Corresponding Class balance	Subordinate Net WAC Rate	M5
T4-M6 (1)	¼ Corresponding Class balance	Subordinate Net WAC Rate	M6
T4-M7 (1)	¼ Corresponding Class balance	Subordinate Net WAC Rate	M7
T4-SG1-Pool	$ 110,954,596.68	Subgroup 1 Net WAC Rate	N/A
T4-SG1-PSA	$ 1,045,403.32	Subgroup 1 Net WAC Rate	N/A
T4-SG2-Pool	$ 65,791,318.02	Subgroup 2 Net WAC Rate	N/A
T4-SG2-PSA	$ 628,681.98	Subgroup 2 Net WAC Rate	N/A
T4-Sub-Pool	$ 49,451,515.00	Subordinate Net WAC Rate	N/A
T4-Accrual Interest (2)	(7)	(8)	N/A
T4-SA-SG1	(3)	(3)	N/A
T4-SA-SG2	(4)	(4)	N/A
T4-SA-SG-Sub	(5)	(5)	N/A
R-IV	(6)	(6)	N/A

(1)

This interest is a REMIC IV Accretion Directed Class.

(2)

This interest shall also be entitled to all Prepayment Premiums received in respect of the Mortgage Loans.

(3)

The T4-SA-SG1 interest shall not have a principal balance, but shall be entitled to receive, on each Distribution Date, 100% of the interest distributable on the T3-SA-SG1 interest on such Distribution Date.

(4)

The T4-SA-SG2 interest shall not have a principal balance, but shall be entitled to receive, on each Distribution Date, 100% of the interest distributable on the T3-SA-SG2 interest on such Distribution Date.

(5)

The T4-SA-SG-Sub interest shall represent 2 REMIC regular interests, each of appears under the heading “Corresponding REMIC IV Interest” in the table designating the interests in REMIC III above.  Each regular interest shall be entitled to receive, on each Distribution Date before the applicable Distribution Date Rate of Change, interest that accrues on the REMIC III Interest to which it corresponds at a per annum rate equal to 2.88%, provided that, on the first Distribution Date, no interest shall be distributable on any such regular interest.  The rate of 2.88% is equal to 80 times 0.0360%, which corresponds to establishing the T3-SG2-Sub interests as having aggregate principal balances equal to approximately 1/80th of the Yield Maintenance Agreement Notional Amount.  On and after the applicable Distribution Date of Rate Change for a Corresponding REMIC IV interest, such Corresponding REMIC IV interest shall not be entitled to receive any interest.

(6)

The R-IV interest shall not have a principal amount and shall not bear interest.  The R-IV interest is hereby designated as the sole class of residual interest in REMIC IV.

(7)

This interest shall have an initial principal balance equal to the aggregate principal balance of all the Mortgage Loans as of the Cut-off Date minus the aggregate initial principal balance of each other regular interest in REMIC IV.

(8)

This interest shall bear interest at the weighted average rate of the interest rates of the regular interests in REMIC III, other than any interest that is an interest-only regular interest.

On each Distribution Date, interest shall be distributed with respect to the interests in REMIC IV based on the above-described interest rates, provided however, that interest that accrues on the LT4-Accural Interest shall be deferred to the extent necessary to make the distributions of principal described below.  Any interest so deferred shall itself bear interest at the interest rate for the LT4-Accural Interest.

On each Distribution Date the principal distributed on the REMIC III interests (together with an amount equal to the interest deferred on the LT4-Accural Interest for such Distribution Date) shall be distributed, and Realized Losses shall be allocated, among the interests in REMIC IV in the following order of priority:

(a)

First, to the T4-SG1-PSA interest until its outstanding principal amount equals one percent of the Group Subordinate Amount for Subgroup 1 immediately after such Distribution Date;

(b)

Second, to the T4-SG2-PSA interest until its outstanding principal amount equals one percent of the Group Subordinate Amount for Subgroup 2 immediately after such Distribution Date;

(c)

Third, to each remaining interest in REMIC IV having a Corresponding Class in REMIC V until the outstanding principal amount of each such interest equals one-quarter of the outstanding principal amount of the Corresponding Class of Certificates for such interest immediately after such Distribution Date;

(d)

Fourth, to the T4-SG1-Pool Interest until the aggregate principal balance of such interest, the T4-SG1-PSA interest, and the T4-A1 interest equals one half of the outstanding principal balance of the T3-A-SG1-Senior interest immediately after such Distribution Date;

(e)

Fifth, to the T4-SG2-Pool Interest until the aggregate principal balance of such interest, the T4-SG2-PSA interest, and the T4-A2 interest equals one half of the outstanding principal balance of the T3-A-SG2-Senior interest immediately after such Distribution Date;

(f)

Sixth, to the T4-Sub-PSA interest until its outstanding principal amount equals (i) one-half of the aggregate outstanding principal amount of each interest in REMIC III having the term “Sub” in its class designation immediately after such Distribution Date minus (ii) the aggregate outstanding principal amount of each remaining interest in REMIC IV having the letter “M” in its class designation; and

(g)

Finally, to the T4-Accural Interest, any remaining amounts.

Master REMIC:

The following table sets forth characteristics of the Certificates, each of which, except for the Class R Certificates, is hereby designated as a “regular interest” in the Master REMIC:

Class	Original Certificate Principal Balance	Pass-Through Rate
Class A1	$ 448,000,000.00	(1)
Class A2	$ 265,680,000.00	(1)
Class M1	$ 51,985,000.00	(1)
Class M2	$ 41,410,000.00	(1)
Class M3	$ 11,455,000.00	(1)
Class M4	$ 8,810,000.00	(1)
Class M5	$ 7,930,000.00	(1)
Class M6	$ 8,810,000.00	(1)
Class M7	$ 6,611,000.00	(1)
Class X	(2)	(2)
Class P	$ 100.00	(3)
Strip Amount	(4)	(4)
Class R (5)	N/A	N/A

(1)

The lesser of the related Formula Rate and the applicable Net WAC Rate.  Any entitlement to Net WAC Rate Carryover Amounts shall not be an obligation of any REMIC created hereunder.

(2)

The Class X Certificates have a notional balance equal to the aggregate Stated Principal Balance of the Mortgage Loans.  The initial interest rate of the Class X Certificate shall be a rate sufficient to cause all net interest from the Mortgage Loans to accrue on the Class X Certificate that is in excess of the amount of interest that accrues on the Class A Certificates, Class M Certificates and the Aggregate Strip Amount.  For any Distribution Date, the Pass-Through Rate in respect of the Class X Certificates shall be the excess of: (i) the Net WAC Rate over (ii) the product of: (A) four and (B) the weighted average Pass-Through Rate of the REMIC IV Accretion Directed Class, each REMIC IV Regular Interest having the letters “PSA” or the word “Pool” in its designation, and the T4-Accrual Interest and each REMIC IV Regular Interest having the letters “PSA” or the word “Pool” in its designation, where the T4-Accrual Interest is subject to a cap equal to zero and each REMIC IV Accretion Directed Class is subject to a cap and each REMIC IV Regular Interest having the letters “PSA” or the word “Pool” in its designation, equal to the Pass-Through Rate on its Corresponding Class.  The Class X Certificates shall also be entitled to principal equal to the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date (less $100.00) over the aggregate Certificate Principal Balance of the Class A Certificates and Class M Certificates as of the Closing Date.  Such principal balance shall not bear interest.

(3)

The Class P Certificates shall not be entitled to payments of interest, but shall be entitled to receive all Prepayment Premiums in respect of the Mortgage Loans.

(4)

The Strip Amount shall be a REMIC regular interest of REMIC V.  The Strip Amount shall not have a principal balance, but shall receive 100% of the amount received from the T4-SA interest.

(5)

REMIC V shall also issue the R-V interest, which shall not have a principal amount and shall not bear interest.  The R-V interest is hereby designated as the sole class of residual interest in REMIC V.  The Class R Certificates shall represent the beneficial ownership of the R-I, R-II, R-III, R-IV and R-V interests.

The foregoing REMIC structure is intended to cause all of the cash from the Mortgage Loans to flow through to REMIC V as cash flow on a REMIC regular interest, without creating any shortfall, actual or potential (other than for credit losses), to any REMIC regular interest.  To the extent that the structure is believed to diverge from such intention, the party identifying any ambiguity or drafting error shall notify the other parties hereto, and the parties hereto shall attempt to resolve such ambiguity or correct such drafting error in accordance with Section 11.01 to accomplish such intention.

The Master Servicer shall account for the amount, if any, that the amount distributed with respect to the Strip Amount is less than the amount the Trust is required to pay under the Yield Maintenance Agreements as a payment to the Class X Certificates and a payment by the Class X Certificates on the Yield Maintenance Agreements for all federal tax purposes.  Any Realized Losses on the Mortgage Loans borne by the Class X Certificates shall be accounted for consistent with its right to receive funds to make payments on the Yield Maintenance Agreements.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.

Conveyance of Mortgage Loans.

(a)

The Depositor, concurrently with the execution and delivery hereof, does hereby establish the Trust and transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Assignment and Assumption Agreement, each Mortgage Loan Purchase Agreement and the Reconstitution Agreement, and all other assets included or to be included in the Trust Fund.  Such assignment includes all interest and principal received by the Seller, the Depositor, the Servicer or the Master Servicer on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off Date).  The Depositor herewith delivers to the Trustee an executed copy of the Reconstitution Agreements.  In addition, on or prior to the Closing Date, the Trustee shall execute the Yield Maintenance Agreements and the Depositor hereby directs the Trustee to do so.  With respect to any Mortgage Loan that does not have a first payment date during the Due Period related to the first Distribution Date, the Depositor shall deposit into the Distribution Account on or before the Servicer Remittance Date relating to the first Distribution Date, an amount equal to one month’s interest at the related Net Mortgage Rate on the Cut-off Date Principal Balance of such Mortgage Loan.  In addition, on or prior to the Closing Date, the Depositor shall cause FSA to deliver the Class A1 Policy to the Trustee.

If the assignment and transfer of the Mortgage Loans and the other property specified in this Section 2.01 from the Depositor to the Trustee pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Depositor intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Depositor shall be deemed to have granted and does hereby grant to the Trustee as of the Closing Date a perfected, first priority security interest in the entire right, title and interest of the Depositor in and to the Mortgage Loans and all other property conveyed to the Trust Fund pursuant to this Section 2.01 and all proceeds thereof, and (ii) this Agreement shall constitute a security agreement under applicable law.

In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with the Trustee or the Custodian, as applicable, a copy of the related Mortgage Loan Schedule in an electronic, machine-readable medium, and the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (each, a “Mortgage File”):

(i)

the original Mortgage Note, endorsed in blank or in the following form: “Pay to the order of U.S. Bank National Association, as Trustee under the applicable agreement, without recourse,” with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee or a copy of such original Mortgage Note with an accompanying lost note affidavit executed by the Seller;

(ii)

the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

(iii)

an original Assignment of the Mortgage in blank;

(iv)

the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee or in blank;

(v)

the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

(vi)

with respect to any first lien Mortgage Loan, the original lender’s title insurance policy, if available, together with all endorsements or riders which were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

Notwithstanding the foregoing, the Trustee, if applicable, acknowledges receipt of items listed under clause (v) above only to the extent that it has received a written schedule of the items to be delivered to the Trustee or the Custodian pursuant to such clause (v).

The Depositor hereby represents that, on the Closing Date (i) no more than 1% of the Mortgage Loans by Stated Principal Balance as of the Cut-off Date may have lost note affidavits in lieu of the original Mortgage Notes and (ii) the Depositor shall cause the Originator to deliver to the Trustee or the Custodian, as applicable, a copy of the original Mortgage Note for each Mortgage Loan with respect to which a lost note affidavit is delivered.

If any of the documents referred to in clauses (ii), (iii), (iv) or (v) above in this Section 2.01(a) has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian, as applicable, of a copy of each such document certified by the Originator, in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator or delivery to the Trustee or the Custodian, as applicable, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original.  If the original lender’s title insurance policy was not delivered pursuant to clause (vii) above in this Section 2.01(a), the Depositor shall deliver or cause to be delivered to the Trustee or the Custodian, as applicable, promptly after receipt thereof, the original lender’s title insurance policy, if available.  The Depositor shall deliver or cause to be delivered to the Trustee or the Custodian, as applicable, promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

All original documents relating to the Mortgage Loans that are not delivered to the Trustee or the Custodian, as applicable, are and shall be held by or on behalf of the Depositor or the Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders.  In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee or the Custodian, as applicable.  Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Servicer.

The Depositor shall deliver or cause the Originator, the Trustee or the Custodian to deliver to the Servicer copies of all trailing documents required to be included in the Servicing File at the same time the originals or certified copies thereof are delivered to the Trustee or Custodian, as applicable, which documents shall include, but are not limited to, the mortgagee policy of title insurance and any Mortgage Loan documents upon return from the recording office.  The Servicer shall not be responsible for any custodial fees other than costs incurred in obtaining such documents, and the Servicer shall be entitled to reimbursement from the Seller for any reasonable costs incurred in obtaining such documents.

(b)

It is agreed and understood by the Depositor and the Seller that it is not intended that any Mortgage Loan be included in the Trust Fund that is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act, effective as of November 27, 2003 (if such Mortgage Loan was originated on or after November 27, 2003 and before July 6, 2004), or The Home Loan Protection Act of New Mexico, effective as of January 1, 2004.

SECTION 2.02.

Acceptance of REMIC I by the Trustee.

Subject to the provisions of Section 2.01 and subject to any exceptions noted on the exception report described in the next paragraph below, the Trustee or the Custodian acknowledges receipt of the documents referred to in Section 2.01 (other than such documents described in Section 2.01(a)(iv)) above and all other assets included under clauses (i), (iii), (iv) and (v) of the definition of “REMIC I” (to the extent of amounts deposited into the Distribution Account) and declares that the Trustee or the Custodian, as applicable, holds and will hold such documents and the other documents delivered to it constituting the Mortgage File on behalf of the Trust, and that it holds or will hold all such assets and such other assets included in the definition of “REMIC I” in trust for the exclusive use and benefit of all present and future Certificateholders. The Master Servicer acknowledges receipt of the amounts on deposit in the Net WAC Reserve Fund in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee agrees on or before the Closing Date, for the benefit of the Certificateholders, to review, or cause the Custodian to review, each Mortgage File and to certify and deliver, or cause the Custodian to certify and deliver an initial certification, to the Depositor, the Seller, FSA, the Servicer, the Trustee and the Master Servicer in substantially the form attached hereto as Exhibit C-1 (the “Initial Certification”).  It is herein acknowledged that, in conducting such review, neither the Trustee nor the Custodian was under any duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose (including with respect to Section 2.01(a)(vi), whether such title insurance policy insures the priority of the Mortgage as a first lien) or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in Section 2.01(a)(iv).

Prior to the first anniversary date of this Agreement, the Trustee shall cause the Custodian to deliver to the Depositor, the Trustee, FSA, the Seller, the Master Servicer and the Servicer a final certification in substantially the form annexed hereto as Exhibit C-2 (the “Final Certification”) evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee or the Custodian finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify the Depositor, the Seller, the Master Servicer and the Servicer.  In addition, upon the discovery by the Depositor, the Servicer, the Custodian or the Trustee of a breach of any of the representations and warranties made by the Originator or the Seller in the Mortgage Loan Purchase Agreement or this Agreement, respectively, in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of FSA or the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

Enforcement of each Mortgage Loan Purchase Agreement or this Agreement against the Originator or the Seller, respectively, shall be effected by the Trustee.  The Trustee shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the Person against which such enforcement is directed; provided, however, if the sources of reimbursement described in clauses (i) and (ii) are insufficient, the Trustee may seek reimbursement for any remaining unreimbursed costs of such enforcement from the Trust Fund as an Extraordinary Trust Fund Expense.

SECTION 2.03.

Repurchase or Substitution of Mortgage Loans by the Originator, the Seller or the Depositor; Payment of Prepayment Premiums in the Event of Breach.

(a)

(i) Upon discovery by any of the parties hereto or receipt of notice by a Responsible Officer in the Corporate Trust Office of the Trustee of any materially defective document in, or that a document is missing from, the Mortgage File or of the breach by the applicable Originator of any representation, warranty or covenant under the applicable Mortgage Loan Purchase Agreement or the applicable Reconstitution Agreement in respect of any related Mortgage Loan that materially adversely affects the value of such Mortgage Loan or the interest therein of FSA or the Certificateholders (in the case of any such representation or warranty made in the related Mortgage Loan Purchase Agreement or the related Reconstitution Agreement to the knowledge or the best of knowledge of the Originator as to which such Originator has no knowledge, without regard to such Originator’s lack of knowledge with respect to the substance of such representation or warranty being inaccurate at the time it was made),  the party that discovering such breach shall notify a Responsible Officer in the Corporate Trust Office of the Trustee and the Trustee shall promptly notify the Seller, the Servicer and the Master Servicer of such defect, missing document or breach and cause the applicable Originator to deliver such missing document or cure such defect or breach within 90 days from the date such Originator was notified of such missing document, defect or breach; provided that such missing document was not previously delivered by the applicable Originator under the applicable Mortgage Loan Purchase Agreement and the applicable Reconstitution Agreement.  Notwithstanding the foregoing, if applicable, any breach by the Originator of the Fannie Mae Representations or the Freddie Mac Representations (each as defined and set forth in each Reconstitution Agreement) shall be deemed to materially and adversely affect the interests of the Certificateholders in that Mortgage Loan.  If the applicable Originator does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the obligations of the applicable Originator under the related Mortgage Loan Purchase Agreement and the Reconstitution Agreement to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price, to the extent that the applicable Originator is obligated to do so under the Mortgage Loan Purchase Agreement and the Reconstitution Agreement.  In the event that the applicable Originator shall fail to cure the applicable breach or repurchase a Mortgage Loan in accordance with the preceding sentence, the Seller shall do so.  The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Distribution Account, and the Trustee, upon receipt of notification by the Master Servicer of such deposit, shall release or cause the Custodian to release to the applicable Originator or the Depositor, as the case may be, the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, (provided, however, that in the instruments of transfer or assignment, the Trustee shall represent and warrant to the applicable Originator or the Depositor, as applicable, that the repurchased Mortgage Loan is free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest created by the Trustee and its successors, assigns and transferees), as the applicable Originator or the Depositor, as applicable, shall furnish to it and as shall be necessary to vest in the applicable Originator or the Depositor, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage File.  In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the related Mortgage Loan Purchase Agreement, the related Reconstitution Agreement or this Agreement, the applicable Originator or the Depositor, as applicable, may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(c).  It is understood and agreed that the obligation of the applicable Originator or the Depositor, as applicable, to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

(ii)

Upon discovery by any of the parties hereto or receipt of notice by a Responsible Officer in the Corporate Trust Office of the Trustee of any breach by the Seller of any representation, warranty or covenant made by the Seller in Section 2.05(b)(vii), (viii), (ix) or (x) in respect of any Mortgage Loan that materially adversely affects the value of such Mortgage Loan or the interest therein of FSA or the Certificateholders (in the case of any such representation or warranty made to the knowledge or the best of knowledge of the Seller as to which the Seller has no knowledge, without regard to the Seller’s lack of knowledge with respect to the substance of such representation or warranty being inaccurate at the time it was made), the Trustee shall promptly notify the Seller, the Servicer and the Master Servicer of such breach and cause the Seller to cure such breach within 90 days from the date the Seller was notified of such breach.  If the Seller fails to cure such breach in all material respects during such period, the Seller shall repurchase such Mortgage Loan from the Trust Fund at the Purchase Price.  In the event that the Seller shall fail to cure the applicable breach or repurchase a Mortgage Loan in accordance with the preceding sentence, the Depositor shall do so.  The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Distribution Account, and the Trustee, upon receipt of notification by the Master Servicer of such deposit, shall release or cause the Custodian to release to the Seller or the Depositor, as the case may be, the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, (provided, however, that in the instruments of transfer or assignment, the Trustee shall represent and warrant to the applicable Originator or the Depositor, as applicable, that the repurchased Mortgage Loan is free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest created by the Trustee and its successors, assigns and transferees), as the Seller or the Depositor, as applicable, shall furnish to it and as shall be necessary to vest in the Seller or the Depositor, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage File.  In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreements, the Reconstitution Agreements or this Agreement, the Seller or the Depositor, as applicable, may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(c).  It is understood and agreed that the obligation of the Seller or the Depositor, as applicable, to cure or to repurchase (or to substitute for) any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Trustee on behalf of the Certificateholders.

(b)

(i)  As promptly as practicable (and no later than 90 days) after the earlier of discovery by the Servicer, FSA or the Master Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.05(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

(ii)

If the covenant made by the Servicer in Section 2.05(a)(vii)  is breached and remains uncured, the Servicer shall pay into the Collection Account the amount of the waived Prepayment Premium.  If the Servicer shall fail to make any payment required pursuant to this Section 2.03(b)(ii) either the Trustee, the Master Servicer or the Seller may enforce such obligation.

(c)

Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the date that is two years after the Closing Date for the Trust Fund.

As to any Deleted Mortgage Loan for which the Originators, the Seller or the Depositor substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Originators, the Seller or the Depositor, as the case may be, delivering to the Trustee, or the Custodian on behalf of the Trustee, as applicable, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers’ Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution.  The Trustee or the Custodian, as applicable, shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents as specified in Section 2.02 and deliver to the Trustee (if delivered by the Custodian), the Depositor, the Seller, the Master Servicer and the Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit C-1, with any applicable exceptions noted thereon.  Within one year of the date of substitution, the Trustee or the Custodian shall deliver to the Trustee (if delivered by the Custodian), the Depositor, the Seller, the Master Servicer and the Servicer a certification substantially in the form of Exhibit C-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Originators, the Seller or the Depositor, as the case may be.  For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Originators, the Seller or the Depositor, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan.  The Trustee shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, and the Servicer or the Master Servicer (as successor servicer) shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee in an electronic format.  Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and part of the related Subgroup and shall be subject in all respects to the terms of this Agreement, including, in the case of a substitution effected by the applicable Originator or the Seller, all applicable representations and warranties thereof included in the related Mortgage Loan Purchase Agreement or this Agreement, respectively, and in the case of a substitution effected by the Depositor, all applicable representations and warranties thereof set forth in Section 2.04.

For any month in which an Originator, the Seller or the Depositor substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (the “Substitution Shortfall Amount”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Stated Principal Balance thereof as of the date of substitution, together with one month’s interest on such Stated Principal Balance at the applicable Net Mortgage Rate, plus all outstanding P&I Advances and Servicing Advances and any costs and damages actually incurred and paid by or on behalf of the Trust in connection with any violation by such Mortgage Loan of (i) the representations and warranties set forth in Section 2.05(b)(vii) or (viii) of this Agreement, (ii) Section 2(a)(viii) of Schedule B to the Reconstitution Agreements or (iii) the representations and warranties made in connection with “high-cost” home loans or any predatory or abusive lending laws in Schedule B to the Reconstitution Agreements, as applicable.  On the date of such substitution, which shall be on or prior to the next succeeding Determination Date, the applicable Originator, the Seller or the Depositor, as the case may be, will deliver or cause to be delivered to the Servicer or the Master Servicer (as successor servicer) for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Servicer or the Master Servicer (as successor servicer) of such deposit, shall release to the applicable Originator or the Depositor, as the case may be, the related Mortgage File or Files and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the applicable Originator, the Seller or the Depositor, as the case may be, shall deliver to it and as shall be reasonably necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Originators, the Seller or the Depositor, as the case may be, shall obtain at its own expense and deliver to the Trustee and the Master Servicer an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any of the REMICs, created hereunder, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(1) of the Code or on “contributions after the startup date” under Section 860G(d)(1) of the Code, or (b) any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(d)

Upon discovery by the Depositor, the Servicer, the Master Servicer or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties.  In connection therewith, the applicable Originator, the Seller or the Depositor, as the case may be, shall repurchase or, subject to the limitations set forth in Section 2.03(c), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan.  The Depositor shall cause such repurchase or substitution to be made by (i) the applicable Originator, if the affected Mortgage Loan’s status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the applicable Originator under the applicable Mortgage Loan Purchase Agreement, (ii) the Depositor, if the affected Mortgage Loan’s status as a non-qualified mortgage is a breach of any representation or warranty of the Depositor set forth in Section 2.04, or if its status as a non-qualified mortgage is a breach of any representation or warranty (other than a representation and warranty of the Originator or the Seller) or (iii) the Seller, if the affected Mortgage Loan’s status as a non-qualified mortgage is a breach of any representation or warranty of the Seller set forth in Section 2.05(b)(vii), (viii), (ix) or (x), or if its status as a non-qualified mortgage is a breach of any representation or warranty (other than a representation and warranty of the Originators or the Depositor).  Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a).  The Trustee shall reconvey to the applicable  Originator, the Seller or the Depositor, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

SECTION 2.04.

Representations and Warranties of the Depositor.

The Depositor hereby represents, warrants and covenants to the Trustee, the Master Servicer, FSA and the Servicer that as of the Closing Date:

(i)

The Depositor is a corporation duly formed and validly existing under the laws governing its creation and existence, is in compliance with the laws of each state in which any Mortgaged Property or the Depositor is located or doing business and is in good standing in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary.  The Depositor has all requisite authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

(ii)

The execution and delivery of this Agreement and the other Operative Documents to which it is a party by the Depositor and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Depositor and will not violate the Depositor’s Charter or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which the Depositor is a party or by which the Depositor is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Depositor or any of its properties.

(iii)

This Agreement and the other Operative Documents to which the Depositor is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

(iv)

The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default could materially and adversely affect the condition (financial or other) or operations of the Depositor or its properties or the consequences of which could materially and adversely affect its performance hereunder and under the other Operative Documents to which the Depositor is a party.

(v)

No litigation, proceeding or investigation is pending with respect to which the Depositor has received service of process or, to the best of the Depositor’s knowledge, threatened against the Depositor which litigation, proceeding or investigation might have consequences that would prohibit its entering into this Agreement or any other Operative Documents to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or might have consequences that would materially and adversely affect the validity or enforceability of the Mortgage Loans, the issuance of the Certificates or the Depositor’s performance hereunder and under the other Operative Documents to which the Depositor is a party.

(vi)

[Reserved].

(vii)

Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust Fund of each Mortgage Loan, the Depositor had good and equitable title to each Mortgage Loan subject to no prior lien (except, with respect to any second lien Mortgage Loan, the related First Lien), claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature.

(viii)

As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust Fund.

(ix)

The Depositor is solvent and will not be made insolvent by the transfer of the Mortgage Loans, and the Depositor is not aware of any impending insolvency.  The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust Fund with any intent to hinder, delay or defraud any of its creditors.

(x)

All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or “Blue Sky” statutes, as to which the Depositor makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by the Depositor of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Depositor and the performance by the Depositor of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

(xi)

The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Depositor hereunder are not subject to the bulk transfer laws of any similar statutory provisions in effect in any applicable jurisdiction.

SECTION 2.05.

Representations, Warranties and Covenants of the Servicer, the Seller and the Master Servicer.

(a)

The Servicer hereby represents, warrants and covenants to the Trustee, the Master Servicer, the Seller, FSA and the Depositor that as of the Closing Date or as of such date specifically provided herein:

(i)

The Servicer is a federally chartered savings bank duly organized, validly existing and in good standing under the laws of the State of United States and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property related to a Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan serviced and to service the Mortgage Loans in accordance with the terms of this Agreement;

(ii)

The Servicer has the full power and authority to service each Mortgage Loan which the Servicer is required to service hereunder, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Seller, the Master Servicer and the Trustee, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except to the extent that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(iii)

The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation by the Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term or provision of the organizational documents of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer’s knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole;

(iv)

The Servicer is an approved servicer for Fannie Mae and Freddie Mac in good standing, and no event has occurred, including but not limited to a change in insurance coverage, that would make the Servicer unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to Fannie Mae or Freddie Mac;

(v)

No litigation is pending or, to the best knowledge of the Servicer, threatened against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

(vi)

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation by the Servicer of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

(vii)

The Servicer will not waive any Prepayment Premium or part of a Prepayment Premium unless such waiver would, in the reasonable opinion of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Premium and related Mortgage Loan and doing so is standard and customary in servicing mortgage loans similar to the Mortgage Loans (including any waiver of a Prepayment Premium in connection with a refinancing of a Mortgage Loan that is related to a default or an imminent default), and in no event will it waive a Prepayment Premium in connection with a refinancing of a Mortgage Loan that is not related to a default or an imminent default.  Notwithstanding the previous sentence, if the Servicer determines that any Prepayment Premium is not legally enforceable under the circumstances in which the related Principal Prepayment occurs, then the Servicer shall not be required to attempt to collect the applicable Prepayment Premium, and shall have no liability or obligation with respect to such Prepayment Premium pursuant to Section 2.03(b)(ii) hereof;

(viii)

For each Mortgage Loan, the Servicer will accurately, fully and in a timely manner report its borrower credit files to each of the Credit Repositories; and

(ix)

The Servicer shall review the Mortgage Loan documents in accordance with its customary servicing procedures to verify the existence of all documents necessary to enforce any Prepayment Premiums.  If the Servicer cannot verify the existence of such documents it shall immediately notify the Originator, the Seller and the Depositor.  Upon receipt of such notice, the Originator shall provide the Servicer with any outstanding documents required to verify the existence of the Prepayment Premium.  In the event the Servicer is unable to verify the existence of Prepayment Premium, the Servicer shall not be obligated to pay such Prepayment Premiums into the Collection Account.

(b)

The Seller hereby represents, warrants and covenants to the Trustee, the Master Servicer, the Servicer, FSA and the Depositor that as of the Closing Date or as of such date specifically provided herein:

(i)

The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

(ii)

The Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(iii)

The execution and delivery by the Seller of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the certificate of incorporation or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv)

The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(v)

This Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Trustee, the Servicer and the Depositor, constitutes a valid and binding obligation of the Seller, enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(vi)

There are no actions, litigation, suits or proceedings pending or, to the best knowledge of the Seller, threatened against the Seller before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller if determined adversely to the Seller would reasonably be expected to materially and adversely affect the Seller’s ability to perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement;

(vii)

Each Mortgage Loan at the time is was made complied in all material respects with applicable federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and predatory and abusive lending laws applicable to the Mortgage Loan;

(viii)

None of the Mortgage Loans included in the transaction are “high cost”, “covered” or similarly classified loans as defined by the applicable federal, state or local predatory and abusive lending laws nor is any loan a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.6 Revised, Appendix E) and no mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

(ix)

With respect to the Argent Mortgage Loans, the Seller hereby represents that no event has occurred from the period commencing June 16, 2004 to the Closing Date that will cause the representations and warranties contained in Section 7.03 of the related Mortgage Loan Purchase Agreement to become untrue;

(x)

The Seller or its affiliate is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note.  Immediately prior to the transfer and assignment to the Depositor on the Closing Date, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan and the following the sale of the Mortgage Loan, the Depositor will own such Mortgage Loan free and clear of any encumbrances, equity, participation interest, lien, pledge, charge, claim or security interest; and

(xi)

The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001.

(c)

The Master Servicer hereby represents, warrants and covenants to the Trustee, the Servicer, the Seller, FSA and the Depositor that as of the Closing Date or as of such date specifically provided herein:

(i)

The Master Servicer is a national banking association duly formed, validly existing and in good standing and is qualified under the laws of each state where required by applicable law or is otherwise exempt under applicable law from such qualification;

(ii)

The Master Servicer has all requisite organizational power, authority and capacity to enter into the Agreement and to perform the obligations required of it thereunder.  The Agreement (assuming the due authorization and execution of the Agreement by the other parties thereto) constitutes a valid and legally binding agreement of the Master Servicer enforceable in accordance with its terms, except as such enforceability may be limited by liquidation, conservatorship and similar laws administered by the FDIC affecting the contractual obligations of insured banks;

(iii)

None of the execution and delivery of the Agreement, the consummation of any other transaction contemplated therein, or the fulfillment of or compliance with the terms of the Agreement, will result in the breach of, or constitute a default under, any term or provision of the organizational documents of the Master Servicer or conflict with, result in a material breach, violation or acceleration of or constitute a material default under, the terms of any indenture or other agreement or instrument to which the Master Servicer is a party or by which it is bound, or any statute, order, judgment, or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer;

(iv)

There is no action, suit, proceeding or investigation pending, or to the Master Servicer’s knowledge threatened, against the Master Servicer before any court, administrative agency or other tribunal (a) asserting the invalidity of the Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated thereby or (c) which might materially and adversely affect the performance by the Master Servicer of its obligations under, or the validity or enforceability of, the Agreement; and

(v)

No consent, approval, authorization or order of any court, regulatory body or governmental agency or court is required, under state or federal law prior to the execution, delivery and performance by the Master Servicer of the Agreement or the consummation of the transactions contemplated by the Agreement.

(d)

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee, and shall inure to the benefit of the Seller (with respect to Sections 2.05(a) and (c)), the Servicer (with respect to Sections 2.05(b) and (c)) and the Master Servicer (with respect to Sections 2.05(a) and (b)), the Trustee and the Depositor.  Upon discovery by any of the Depositor, the Seller, FSA, the Master Servicer, the Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Premium or the interests therein of FSA or the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other such parties.  The obligation of the Servicer set forth in Section 2.03(b) to cure breaches (or, in the case of Section 2.05(a)(vii), to pay the amount of the waived Prepayment Premium) shall constitute the sole remedy against the Servicer available to the Certificateholders, the Depositor, the Seller or the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.05.  In the event of a breach of the representations and warranties in Section 2.05(b)(vii) through (xi), the Seller shall be obligated to cure such breach or repurchase such Mortgage Loan at the Purchase Price in accordance with Section 2.03(a)(ii).

SECTION 2.06.

Issuance of the R-I Residual Interest.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it or to the Custodian on its behalf, as applicable, of the Mortgage Files, subject to the provisions of Section 2.01 and Section 2.02, together with the assignment to the Trustee of all other assets included in REMIC I, receipt of which is hereby acknowledged.  Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor or upon the order of the Depositor, has executed and delivered to, and the Master Servicer has authenticated, the R-I residual interests in an authorized denomination.  The R-I residual interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I.

SECTION 2.07.

Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by the Trustee.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests for the benefit of the REMIC II Regular Interests and the R-II residual interest.  The Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of REMIC II.

SECTION 2.08.

Conveyance of REMIC II Regular Interests; Acceptance of REMIC III by the Trustee.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests for the benefit of the REMIC III Regular Interests and R-III residual interest.  The Trustee acknowledges receipt of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of REMIC III.

SECTION 2.09.

Conveyance of REMIC III Regular Interests; Acceptance of REMIC IV by the Trustee.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC III Regular Interests for the benefit of the REMIC IV Regular Interests and the R-IV residual interest.  The Trustee acknowledges receipt of the REMIC III Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit REMIC IV.

SECTION 2.10.

Conveyance of REMIC IV Regular Interests; Acceptance of REMIC V by the Trustee.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC IV Regular Interests for the benefit of the REMIC V interest and the Regular Certificateholders.  The Trustee acknowledges receipt of the REMIC IV Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit REMIC V.

ARTICLE III

ADMINISTRATION AND SERVICING
OF THE MORTGAGE LOANS

SECTION 3.01.

Servicer to Act as Servicer; Master Servicer to act as Master Servicer.

The Servicer shall service and administer and the Master Servicer shall oversee, monitor and supervise the obligation of the Servicer to service and administer the Mortgage Loans on behalf of the Trust Fund and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in accordance with Accepted Servicing Practices and as determined by the Master Servicer in accordance with usual standards of practice of prudent mortgage loan master servicers) in accordance with the terms of this Agreement and the Mortgage Loans but without regard to:

(i)

any relationship that the Servicer, the Master Servicer, any related Sub-Servicer or any Affiliate of the Servicer, the Master Servicer or any related Sub-Servicer may have with the related Mortgagor;

(ii)

the ownership or non-ownership of any Certificate by the Servicer, the Master Servicer or any Affiliate of the Servicer;

(iii)

the Servicer’s and the Master Servicer’s, as applicable, obligation to make P&I Advances or Servicing Advances; or

(iv)

the Servicer’s, the Master Servicer’s or any related Sub-Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes.  Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer and the Master Servicer shall have full power and authority, acting alone or through a Sub-Servicer or Sub-Servicers, as the case may be, as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing, master servicing and administration which it may deem necessary or desirable.  Without limiting the generality of the foregoing, the Servicer in the name of the Trust is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trust Fund, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trust Fund and Certificateholders.  Subject to Section 6.03, the Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protect its own interests in mortgage loans in its own portfolio with respect to any claim, proceeding or litigation regarding the Mortgage Loans.  The Servicer shall service and the Master Servicer shall master service and each shall administer the Mortgage Loans in accordance with applicable law and shall provide to the Mortgagors any reports required to be provided to them thereby.  The Servicer and the Master Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy.  Within fifteen (15) days of the Closing Date, but subject to Section 3.17, the Trustee shall execute and furnish to the Servicer and the Master Servicer and any Sub-Servicer such documents as are necessary or appropriate to enable the Servicer and the Master Servicer or any Sub-Servicer to carry out their servicing, master servicing and administrative duties hereunder, and the Trustee hereby grants to the Servicer and each Sub-Servicer a special or limited power of attorney to carry out such duties including a power of attorney for each county in which a related Mortgaged Property is located to enable the Servicer to take title and dispose of the related Mortgaged Properties after foreclosure on behalf of the Trust Fund and the Certificateholders.  The Trustee shall execute a separate power of attorney in favor of the Servicer to the extent furnished to the Trustee by the Servicer and/or each Sub-Servicer for the purposes described herein to the extent necessary or desirable to enable the Servicer to perform its duties hereunder.

Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, and provided that the Servicer, shall not be required to make any nonrecoverable Servicing Advance, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11.  Any cost incurred by the Servicer or by a Sub-Servicer in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.  Notwithstanding any provision to the contrary in this Agreement, Servicing Advances made by the Servicer in good faith under this Agreement shall be upheld and not disputed by the Master Servicer or any other party hereunder unless such Servicing Advance appears on its face not to have been properly made or not to be reimbursable pursuant to this Agreement.

Notwithstanding anything in this Agreement to the contrary, the Servicer or the Master Servicer (as successor servicer) may not make any future advances with respect to a related Mortgage Loan (except as provided in Section 4.03) nor shall the Servicer or the Master Servicer (as successor servicer) (i) except as provided in Section 3.07, when the related Mortgagor is in default with respect to such Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable, permit any modification with respect to any related Mortgage Loan that would change the related Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan or (ii) permit any modification, waiver or amendment of any term of any related Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions after the startup date” under the REMIC Provisions.

The Servicer, in its sole discretion, may charge off such Mortgage Loan if it has made a Final Recovery Determination in good faith with respect thereto (each such Mortgage Loan, a “Charged-off Mortgage Loan”). Any such Charged-off Mortgage Loan shall be treated as a liquidated Mortgage Loan.  The Servicer or the Master Servicer (as successor servicer) shall have no obligation to make any P&I Advances or Servicing Advances with respect to any Charged-off Mortgage Loan and the Servicer shall not be entitled to the Servicing Fee and the Master Servicer shall not be entitled to any Master Servicing Fee with respect to such Charged-off Mortgage Loan for the period following the date on which such Mortgage Loan was charged off.  Any Net Liquidation Proceeds received in connection with any recoveries received with respect to such Charged-off Mortgage Loan shall be deposited in the Collection Account pursuant to Section 3.10.

In the event that the Mortgage Loan Documents relating to any Mortgage Loan contain provisions requiring the related Mortgagor to submit to binding arbitration any disputes arising in connection with such Mortgage Loan, the Servicer shall be entitled to waive any such provisions on behalf of the Trust and to send written notice of such waiver to the related Mortgagor, although the Mortgagor may still require arbitration of such disputes at its option.

The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

Notwithstanding anything to the contrary in this Agreement, if the Master Servicer should become the successor servicer then in its capacity as Servicer it shall perform each duty of the Servicer as set forth in this Agreement.

SECTION 3.02.

Sub-Servicing Agreements Between the Servicer and Sub-Servicers.

(a)

The Servicer may enter into Sub-Servicing Agreements (provided that such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the ratings on any Class of Certificates, as evidenced by a letter to that effect delivered by each Rating Agency to the Depositor and the Master Servicer) with one or more Sub-Servicers, for the servicing and administration of the related Mortgage Loans.  The Master Servicer is hereby authorized to acknowledge, at the request of the Servicer, any Sub-Servicing Agreement that meets the requirements applicable to Sub-Servicing Agreements set forth in this Agreement and that is otherwise permitted under this Agreement.

Each Sub-Servicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable such Sub-Servicer to perform its obligations hereunder and under the related Sub-Servicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution the deposit accounts in which are insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer.  Each Sub-Servicing Agreement must impose on the related Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the related Mortgage Loans consistent with the terms of this Agreement.  The Servicer will examine each Sub-Servicing Agreement to which the Servicer is a party and will be familiar with the terms thereof.  The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement.  The Servicer and Sub-Servicer may enter into and make amendments to the applicable Sub-Servicing Agreement or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights.  Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by a Sub-Servicer to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited.  The Servicer shall deliver to the Master Servicer copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer’s execution and delivery of such instruments.

Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone, and the Depositor; the Master Servicer, FSA and the Trustee shall have no obligations, duties or liabilities with respect to a Sub-Servicer including no obligation, duty or liability of the Depositor, Master Servicer, FSA or Trustee, to pay a Sub-Servicer’s fees and expenses.

For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the related Mortgage Loans that are received by a related Sub-Servicer regardless of whether such payments are remitted by the Sub-Servicer to the Servicer.

(b)

As part of its servicing activities hereunder, the Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trust Fund and the Certificateholders, shall enforce the obligations of each Sub-Servicer servicing the related Mortgage Loans under the related Sub-Servicing Agreement, including, without limitation, any obligation to make advances in respect of Delinquent payments as required by the applicable Sub-Servicing Agreement.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Servicer, as applicable, shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of its Sub-Servicer from the Servicer’s own funds without any right of reimbursement from the Depositor, the Trustee, the Master Servicer or the Collection Account.

(c)

Notwithstanding the foregoing, the Servicer shall be entitled to outsource one or more separate servicing functions to a Person (each, an “Outsourcer”) that does not meet the eligibility requirements for a Sub-Servicer, so long as such outsourcing does not constitute the delegation of the Servicer’s obligation to perform all or substantially all of the servicing of the related Mortgage Loans to such Outsourcer.  In such event, the use by the Servicer of any such Outsourcer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of such Outsourcer as fully as if such acts and omissions were those of the Servicer, and the Servicer shall pay all fees and expenses of the Outsourcer from its own funds.

SECTION 3.03.

Successor Sub-Servicers.

The Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to the related Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement.  In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Sub-Servicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Master Servicer without fee, in accordance with the terms of this Agreement, in the event that the Servicer (or the Master Servicer, if then acting as Servicer) shall, for any reason, no longer be the Servicer (including termination due to an Event of Default).

SECTION 3.04.

Liability of the Servicer.

Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise (including, without limitation, Section 3.02(c) and the first paragraph of Section 3.18), the Servicer shall remain obligated and primarily liable to the Trust Fund and the Certificateholders for the servicing and administering of the related Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the related Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the related Mortgage Loans.  The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification; provided that no such indemnification shall be an expense of the Trust.

SECTION 3.05.

No Contractual Relationship Between Sub-Servicers and Trustee, the Master Servicer or Certificateholders.

Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the related Sub-Servicer and the Servicer alone, and the Trustee, the Master Servicer, FSA and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the related Sub-Servicer except as set forth in Section 3.06.  The Servicer shall be solely liable for all fees owed by it to any related Sub-Servicer, irrespective of whether the Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees.

SECTION 3.06.

Assumption or Termination of Sub-Servicing Agreements by Master Servicer.

In the event that the Servicer shall for any reason no longer be the Servicer (including by reason of the occurrence of an Event of Default), the Master Servicer or its designee shall thereupon assume all of the rights and obligations of the Servicer subject to Section 7.02 under each Sub-Servicing Agreement that the Servicer may have entered into, unless the Master Servicer elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03.  Upon such assumption, the Master Servicer, its designee or the successor servicer for the Master Servicer appointed pursuant to Section 7.02 shall be deemed, subject to Section 3.03, to have assumed all of the Servicer’s interest therein and to have replaced the Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any related Sub-Servicing Agreement that arose before it ceased to be the Servicer and (ii) none of the Master Servicer, its designee or any successor servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

The Servicer at its expense shall, upon request of the Master Servicer, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the related Sub-Servicing Agreements to the assuming party.

SECTION 3.07.

Collection of Certain Mortgage Loan Payments.

(a)

The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.  Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below.  In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely P&I Advances on such Mortgage Loan during such extension pursuant to Section 4.03 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.03(d) pursuant to which the Servicer shall not be required to make any such P&I Advances that are Nonrecoverable P&I Advances.  Notwithstanding the foregoing, in the event that a Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the related Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any related Mortgagor.

(b)

Notwithstanding anything herein to the contrary, the Servicer may waive a Prepayment Premium pursuant to the conditions set forth in Section 2.05(a)(vii).  With respect to any such waiver of a Prepayment Premium, the Servicer shall deliver to the Master Servicer an Officer’s Certificate stating that the conditions set forth in Section 2.05(a)(vii) have been met with respect to the related Mortgage Loan.

(c)

Notwithstanding any provision in this Agreement to the contrary, in the event the Prepayment Premium payable under the terms of the Mortgage Note is less than the amount of the Prepayment Premium set forth in the Mortgage Loan Schedule, the Prepayment Premium Schedule or other information provided to the Servicer, the Servicer shall not have liability or obligation with respect to such difference, and in addition the Servicer shall not have any liability or obligation to pay the amount of any uncollected Prepayment Premium if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Mortgage Loan Schedule.

SECTION 3.08.

Sub-Servicing Accounts.

In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the related Sub-Servicer will be required to establish and maintain one or more accounts (each such account or accounts, a “Sub-Servicing Account”).  Each Sub-Servicing Account shall be an Eligible Account.  Each Sub-Servicer shall deposit in the Sub-Servicing Account (which account must be an Eligible Account) on a daily basis, and in no event more than one Business Day after such Sub-Servicer’s receipt thereof, all proceeds of the related Mortgage Loans received by such Sub-Servicer less its servicing compensation to the extent permitted by the related Sub-Servicing Agreement.  Each Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the related Sub-Servicing Account but in no event later than the Servicer Remittance Date.  For purposes of this Agreement, the Servicer shall be deemed to have received payments on the related Mortgage Loans when the related Sub-Servicer receives such payments.

SECTION 3.09.

Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

The Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (each such account or accounts, a “Servicing Account”).  The Servicing Accounts shall be Eligible Accounts.  The Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, all collections from the Mortgagors (or related advances from a related Sub-Servicer) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors (“Escrow Payments”) collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the related Servicing Accounts, in no event more than two Business Days after the deposit of good funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement.  Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the Servicer (or the Master Servicer, or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to the Servicer or, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) clear and terminate the Servicing Account at the termination of the Servicer’s obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article IX or (vi) recover amounts deposited in error.  As part of its servicing duties, the Servicer or Sub-Servicer shall pay to the Mortgagors interest on funds in the Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor.  The Servicer will be responsible for the administration of the Servicing Accounts and will be obligated to make Servicing Advances to the Servicing Account in respect of its obligations under this Section 3.09, reimbursable from the Servicing Accounts or Collection Account, when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Servicer knows, or in the exercise of the required standard of care of the Servicer hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien.

SECTION 3.10.

Collection Account and Distribution Account.

(a)

On behalf of the Trust Fund, the Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (each such account or accounts, a “Collection Account”), held in trust for the benefit of the Trust Fund, FSA and the Certificateholders.  On behalf of the Trust Fund, the Servicer shall deposit or cause to be deposited in the related clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the deposit of good funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the related Cut-off Date (other than in respect of principal or interest on the Mortgage Loans due on or before the related Cut-off Date, or payments (other than Principal Prepayments) received by it on or prior to the related Cut-off Date but allocable to a Due Period subsequent thereto):

(i)

all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii)

all payments on account of interest (net of the Servicing Fee) on each Mortgage Loan;

(iii)

all Insurance Proceeds and Net Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid by the Servicer in connection with a purchase of the Mortgage Loans and REO Properties pursuant to Section 9.01);

(iv)

any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

(v)

any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

(vi)

all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03, Section 3.16(c) or Section 9.01 and all Servicer Prepayment Premium Payment Amounts pursuant to Section 2.03(b)(ii);

(vii)

all Substitution Shortfall Amounts; and

(viii)

all Prepayment Premiums collected by the Servicer.

For purposes of the immediately preceding sentence, the Cut-off Date with respect to any Qualified Substitute Mortgage Loan shall be deemed to be the date of substitution.

The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, non sufficient funds fees, reconveyance fees, assumption fees and other similar fees and charges (other than Prepayment Premiums) need not be deposited by the Servicer in the Collection Account and shall, upon collection, belong to the Servicer as additional compensation for its servicing activities.  In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

(b)

On behalf of the Trust Fund, the Master Servicer shall establish and maintain one or more accounts (such account or accounts, the “Distribution Account”), held in trust for the benefit of the Trust Fund and the Certificateholders.  On behalf of the Trust Fund, the Servicer shall deliver to the Master Servicer in immediately available funds for deposit in the Distribution Account on or by the close of business New York time (i) on the Servicer Remittance Date, that portion of the Available Distribution Amount (calculated without regard to the references in clause (2) of the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account, the amount of all Prepayment Premiums on the Mortgage Loans collected by the Servicer in connection with the voluntary Principal Prepayment in full or in part of any of the Mortgage Loans and any Servicer Prepayment Premium Payment Amounts then on deposit in the Collection Account (other than any such Prepayment Premiums received after the related Prepayment Period), and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of “Eligible Account.”  If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of “Eligible Account,” the Servicer shall, on or by the close of business New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to itself, the Depositor, the Trustee, the Master Servicer, the Seller or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.  If the Servicer fails to remit to the Master Servicer for distribution to the Certificateholders any payment, including any P&I Advance to be made by the Servicer on the Servicer Remittance Date (without regard to any grace period), the Servicer shall pay to the Master Servicer, for the account of the Master Servicer, interest on such late remittance from and including the Servicer Remittance Date to but excluding the date on which such remittance is made, at an annual rate equal to the Federal Funds Rate plus one percentage point (but in no event greater than the maximum permitted by law).

(c)

Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12.  The Servicer shall give notice to the Trustee, the Master Servicer and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof.  The Master Servicer shall give notice to the Servicer, the Trustee and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

(d)

Funds held in a Collection Account at any time may be delivered by the Servicer to the Master Servicer for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of such Collection Account until the Servicer Remittance Date when such amounts are required to be deposited into the Distribution Account; provided, however, that the Master Servicer shall have the sole authority to withdraw any funds held pursuant to this subsection (d).  In the event that the Servicer shall deliver to the Master Servicer for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Master Servicer withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding.  In addition, the Servicer shall deliver to the Master Servicer from time to time for deposit and in any event shall remit all such amounts no later than the Servicer Remittance Date, and the Master Servicer shall so deposit, in the Distribution Account:

(i)

any P&I Advances, as required pursuant to Section 4.03;

(ii)

any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property;

(iii)

any amounts to be paid by the Servicer in connection with a purchase of the Mortgage Loans and REO Properties pursuant to Section 9.01; and

(iv)

any related amounts required to be deposited pursuant to Section 3.24 in connection with any Prepayment Interest Shortfalls.

SECTION 3.11.

Withdrawals from the Collection Account and Distribution Account.

(a)

The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.03:

(i)

to remit to the Master Servicer for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

(ii)

subject to Section 3.16(d), to reimburse itself for, without duplication, (a) P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the Servicing Fees) of Monthly Payments, Liquidation Proceeds, condemnation proceeds or Insurance Proceeds on the Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.03 or (b) any unreimbursed P&I Advances remaining after the Final Recovery Determination of a Mortgage Loan that are Nonrecoverable P&I Advances not otherwise recoverable pursuant to subsection (ii)(a) hereof;

(iii)

subject to Section 3.16(d), to pay itself or any Sub-Servicer (a) any unpaid Servicing Fees or (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds, condemnation proceeds, Insurance Proceeds or other amounts as may be collected by the Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan or (c) any unreimbursed Servicing Advances made remaining after the Final Recovery Determination of a Mortgage Loan that are Nonrecoverable Servicing Advances, but only to the extent that Late Collections, Liquidation Proceeds, condemnation proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer or any related Sub-Servicer for Servicing Advances;

(iv)

to pay itself as servicing compensation (in addition to the Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account pursuant to Section 3.12(b);

(v)

to pay itself, the Originators, the Seller or the Depositor, as the case may be, with respect to each Mortgage Loan that has previously been repurchased or replaced pursuant to Section 2.03 or Section 3.16(c), as applicable, all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

(vi)

to reimburse itself (A) for any P&I Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.03 and (B) any unpaid Servicing Fees, to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Mortgage Loans under Section 3.11(a)(iii);

(vii)

to reimburse itself, the Depositor, the Master Servicer, or the Seller for expenses incurred by or reimbursable to the Servicer, the Master Servicer, the Seller or the Depositor, as the case may be, pursuant to Section 6.03;

(viii)

to reimburse itself or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 or Section 2.04 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

(ix)

to pay, or to reimburse itself for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b);

(x)

to withdraw funds deposited in error or for which amounts previously deposited are returned unpaid by the related Mortgagor and to clear and terminate the Collection Account pursuant to Section 9.01; and

(xi)

to pay to itself any interest income earned on funds deposited in the Collection Account pursuant to Section 3.12(b).

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (v), (vi), (viii) and (ix) above.  The Servicer shall provide written notification to the Master Servicer on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vii) above.

(b)

The Master Servicer shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

(i)

to make distributions to Certificateholders and the Depositor in accordance with Section 4.01;

(ii)

to pay any Extraordinary Trust Fund Expenses;

(iii)

to pay itself the Master Servicing Fees to which it is entitled pursuant to Section 8A.05;

(iv)

to reimburse itself pursuant to Section 7.01 to the extent such amounts in Section 7.01 were not reimbursed by the Servicer;

(v)

to pay any amounts in respect of taxes pursuant to Section 10.01(g)(iii);

(vi)

to remit to the Servicer any amount deposited in the Distribution Account by the Servicer but not required to be deposited therein in accordance with Section 3.10(b) or (d);

(vii)

to clear and terminate the Distribution Account pursuant to Section 9.01; and

(viii)

to pay to itself any interest income earned on funds deposited in the Distribution Account pursuant to Section 3.12(c).

SECTION 3.12.

Investment of Funds in the Collection Account, the REO Account and the Distribution Account.

(a)

The Servicer may direct any depository institution maintaining the Collection Account and any REO Account (for purposes of this Section 3.12, each an “Investment Account”), and the Master Servicer, in its individual capacity, may direct any depository institution maintaining the Distribution Account (for purposes of this Section 3.12, also an “Investment Account”), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Master Servicer is the obligor thereon and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Master Servicer is the obligor thereon.  All such Permitted Investments shall be held to maturity, unless payable on demand.  Any investment of funds in an Investment Account shall be made in the name of the Master Servicer (in its capacity as such) or in the name of a nominee of the Master Servicer, in each case, for the benefit of the Certificateholders.  The Master Servicer shall be entitled to sole control (except with respect to investment direction of funds held in the Collection Account and any REO Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Master Servicer or its agent, together with any document of transfer necessary to transfer title to such investment to the Master Servicer or its nominee.  In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer shall:

(i)

consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(ii)

demand payment of all amounts due thereunder promptly upon determination by the Master Servicer that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b)

All income and gain realized from the investment of funds deposited in the Collection Account and any REO Account held by or on behalf of the Servicer, shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 3.11 or Section 3.23, as applicable.  The Servicer shall deposit in the Collection Account or any REO Account, as applicable, from its own funds, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in the Collection Account or REO Account immediately upon realization of such loss.

(c)

All income and gain realized from the investment of funds deposited in the Distribution Account held by or on behalf of the Master Servicer shall be for the benefit of the Master Servicer and shall be subject to withdrawal by the Master Servicer at any time.  The Master Servicer shall deposit in the Distribution Account from its own funds, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(d)

Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Master Servicer may and, subject to Section 8.01 and Section 8.02(v), upon the request of FSA or the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

SECTION 3.13.

[Reserved].

SECTION 3.14.

Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

(a)

The Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the then current principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy.  The Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the related Mortgage Rate and related Servicing Advances.  The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies.  Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage Loan or amounts to be released to the related Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage Loan and related Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property.  Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.  Any insurance premiums not paid by the related Mortgagor and advanced by the Servicer shall constitute a Servicing Advance.  It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.  If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof.  Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

In the event that the Servicer shall obtain and maintain a blanket policy with an insurer that generally would be acceptable under Fannie Mae or Freddie Mac servicing guidelines insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or related REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause.  In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trust Fund and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(b)

The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer’s obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from FSA and Fannie Mae or Freddie Mac.  The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer has obtained a waiver of such requirements from FSA and Fannie Mae or Freddie Mac.  The Servicer shall provide the Master Servicer (upon its reasonable request) with copies of or evidence of any such insurance policies and fidelity bond.  The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer.  Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days’ prior written notice to the Master Servicer.  The Servicer shall also cause each Sub-Servicer to maintain a comparable policy of insurance covering errors and omissions and a fidelity bond meeting such requirements.

SECTION 3.15.

Enforcement of Due-On-Sale Clauses; Assumption Agreements.

The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not such Mortgagor remains or is to remain liable under the applicable Mortgage Note and/or the related Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause, if any, applicable thereto; provided, however, that the Servicer shall not be required to take such action if in its sole business judgment the Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so.  If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the related Mortgage Note and, to the extent permitted by applicable state law, the related Mortgagor remains liable thereon.  The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original related Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the related Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer and such substitution is in the best interests of the Certificateholders, as determined by the Servicer.  In connection with any assumption, modification or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities.  The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained.  Any fee collected by the Servicer in respect of an assumption, modification or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.  In connection with any such assumption, no material term of the related Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the related Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof.  The Servicer shall notify the Trustee or the Custodian, as applicable, that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee or Custodian, as applicable, the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.  Notwithstanding the foregoing, the Servicer may enforce the due on sale clause, or the assumption and modification, or the substitution if it reasonably believes that it is in the best interest of the Trust Fund.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the related Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatever.  For purposes of this Section 3.15, the term “assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

SECTION 3.16.

Realization Upon Defaulted Mortgage Loans.

(a)

The Servicer shall use its commercially reasonable efforts consistent with the servicing standard set forth in Section 3.01, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans (including selling any such Mortgage Loan rather than converting the ownership of the related properties if such sale would maximize the timely and complete recovery of principal and interest on the related Mortgage Note in accordance with the servicing standard set forth in Section 3.01) as come into and continue in default and as to which no satisfactory arrangements can be made for collection of Delinquent payments pursuant to Section 3.07.  The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances or Nonrecoverable Servicing Advances by the Servicer as contemplated in Section 3.11 and Section 3.23.  The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole and absolute discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

(b)

Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trust Fund, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(1)

such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property into compliance therewith; and

(2)

there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to such affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 3.16 shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.  It is understood by the parties hereto that any such advance will be deemed a Servicing Advance.

If the Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund.  The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.  It is understood by the parties hereto that any such advance will be deemed a Servicing Advance.

(c)

The Servicer may, at its option, purchase from the Trust Fund any Mortgage Loan or related REO Property that is 90 days or more Delinquent, which the Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Master Servicer prior to purchase), at a price equal to the Purchase Price; provided, however, that the Servicer shall purchase any such Mortgage Loans or related REO Properties on the basis of delinquency, purchasing the most Delinquent Mortgage Loans or related REO Properties first.  The Purchase Price for any Mortgage Loan or related REO Property purchased hereunder shall be deposited in the Collection Account, and the Master Servicer, upon receipt of written certification from the Servicer of such deposit, shall release or cause to be released to the Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Servicer shall furnish and as shall be necessary to vest in the Servicer title to any Mortgage Loan or related REO Property released pursuant hereto.  The Holder of the Class X Certificate may exercise such option if the Servicer declines to do so under the same terms and conditions applicable to the Servicer under this Section 3.16(c).

(d)

Proceeds received (other than the Prepayment Premiums received) in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and P&I Advances and to pay any unpaid Servicing Fees, pursuant to Section 3.11(a)(ii) or (a)(iii); second, to accrued and unpaid interest on the related Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of such Mortgage Loan.  If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing.  The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any related Sub-Servicer pursuant to Section 3.11(a)(iii).

(e)

The Servicer may (but is not obligated to) enter into a special servicing agreement with an unaffiliated holder of a 100% Percentage Interest of the most junior Class of Subordinate Certificates (the “Special Servicer”), subject to each Rating Agency’s acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement.  Any such agreement may contain provisions whereby such Special Servicer may (i) instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash with the Servicer by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures, (ii) purchase delinquent Mortgage Loans from the Trust Fund immediately prior to the commencement of foreclosure proceedings at a price equal to the Purchase Price, and/or (iii) assume all of the servicing rights and obligations with respect to delinquent Mortgage Loans so long as such Holder (A) meets the requirements for a Sub-servicer set forth in Section 3.02(a), (B) will service such Mortgage Loans in accordance with this Agreement and (C) the Servicer has the right to transfer such servicing rights without the payment of any compensation to a Sub-servicer.

(f)

The Special Servicer, at its option, may (but is not obligated to) purchase from the Trust Fund, (a) any Mortgage Loan that is delinquent in payment 90 or more days or (b) any related Mortgage Loan with respect to which there has been initiated legal action or other proceedings for the foreclosure of the related Mortgaged Property either judicially or non-judicially, in each case, provided that the Servicer has the right to transfer the related servicing rights without the payment of any compensation to a Sub-servicer.  Any such purchase shall be made by the Special Servicer with its own funds at a price equal to the Purchase Price for such Mortgage Loan; provided, however, that the Special Servicer shall purchase any such Mortgage Loans or related REO Properties on the basis of delinquency, purchasing the most Delinquent Mortgage Loans or related REO Properties first.  The Servicer shall be entitled to reimbursement from the Special Servicer for all expenses incurred by it in connection with the transfer of any Mortgage Loan to the Special Servicer pursuant to this Section 3.16(f).  The Special Servicer shall notify the Servicer in writing at least 30 days prior to any purchase of Mortgage Loans pursuant to this Section 3.16(f).

SECTION 3.17.

Master Servicer and Trustee to Cooperate; Release of Mortgage Files.

(a)

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will promptly (or the Trustee may, in the event the Servicer does not so act) notify the Trustee or the Custodian, as applicable, by a certification in the form of Exhibit E-1 (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) signed by a Servicing Officer and shall request delivery to the Servicer of the related Mortgage File.  Upon receipt of such certification and request, the Trustee or the Custodian, as applicable, shall, within five Business Days, release or cause the release and mailing by overnight mail of the related Mortgage File to the Servicer.  Except as otherwise provided herein, no expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account; such expenses incurred by the Trustee or the Custodian shall be paid by the Trustee and reimburseable from the Trust Fund as an Extraordinary Trust Fund Expense.

(b)

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee shall, upon request of the Servicer and delivery to the Trustee or the Custodian, if permitted by the related Custodial Agreement, of a Request for Release in the form of Exhibit E-1, cause the release of the related Mortgage File to the Servicer, and the Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and the Servicer shall retain such Mortgage File in trust for the benefit of the Certificateholders.  Such Request for Release shall obligate the Servicer to return each and every document previously requested from such Mortgage File to the Trustee or the Custodian when the need therefor by the Servicer no longer exists, unless the related Mortgage Loan has been liquidated and the Liquidation Proceeds relating to such Mortgage Loan have been deposited in the Collection Account or the related Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the related Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate of such Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, such Mortgage Loan shall be released by the Trustee or the Custodian to the Servicer or its designee.

(c)

Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee’s sale or other documents reasonably necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the related Mortgage Note or related Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by such Mortgage Note or Mortgage or otherwise available at law or in equity, or shall execute and deliver to the Servicer a power of attorney sufficient to authorize the Servicer or a Sub-Servicer to execute such documents on its behalf, provided that the Trustee shall be obligated to execute the documents identified above if necessary to enable the Servicer or a Sub-Servicer to perform their respective duties hereunder.  Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution thereof by the Trustee and delivery thereof by the Trustee or the Custodian, as applicable, will not invalidate or otherwise affect the lien of the related Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

SECTION 3.18.

Servicing Compensation.

(a)

As compensation for the activities of the Servicer hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Sections 3.11 and 3.24.  In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of Late Collections, Insurance Proceeds, condemnation proceeds or Liquidation Proceeds and as otherwise permitted by Section 3.11(a) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23.  Except as expressly provided in Sections 6.04 and 7.02 herein, the right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer’s responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay from the related Servicing Fee any amounts due to a related Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under Section 3.02; provided further that the Servicer may assign a portion of its Servicing Fee to an affiliate of the Servicer in connection with the ownership by such affiliate of the servicing rights attributable to the Mortgage Loans (provided that any right, title or interest of such affiliate in such portion of the Servicing Fee shall be subject to termination of the Servicer in accordance with the terms of this Agreement).

(b)

Additional servicing compensation in the form of assumption or modification fees, late payment charges, insufficient funds fees, reconveyance fees and other ancillary fees (other than Prepayment Premiums) shall be retained by the Servicer (subject to Section 3.24) only to the extent such fees or charges are received by the Servicer.  The Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account, and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24.  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a related Sub-Servicer, it being understood however, that payment of such premiums by the Servicer shall constitute Servicing Advances), servicing compensation of any Sub-Servicer and to the extent provided herein in Section 8.05, the indemnification of the Trustee, and shall not be entitled to reimbursement therefor except as specifically provided herein.

SECTION 3.19.

Reports to the Master Servicer; Collection Account Statements and Other Reporting Obligations.

Not later than thirty days after each Distribution Date, the Servicer shall forward to the Master Servicer and the Depositor a statement prepared by the Servicer setting forth the status of the Collection Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.10(a) and each category of withdrawal specified in Section 3.11(a).  Such statement may be in the form of the then current Fannie Mae Monthly Accounting Report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate of the outstanding principal balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Distribution Date.  Copies of such statement shall be provided by the Master Servicer to FSA and any Certificateholder and to any Person identified to the Master Servicer as a prospective transferee of a Certificate, upon request and at the expense of the requesting party, provided such statement is delivered by the Servicer to the Master Servicer.  The Master Servicer shall have no responsibility to review or reconcile the information in such statements.  In addition, to the extent not prohibited by applicable law, the Servicer shall provide to the Master Servicer for purposes of forwarding to the holder of the Residual Certificates, such statement and all other loan level information relating to the Mortgage Loans that the Holder of the Residual Certificates may reasonably request (other than information identifying the Mortgagor or personal information relating to the Mortgagor), provided, however, that such request will be at the expense of such Holder of the Residual Certificates.

SECTION 3.20.

Statement as to Compliance.

Not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed pursuant to Section 4.06(b), 15 calendar days before each date on which the Depositor’s annual report on Form 10-K is required to be filed pursuant to Section 4.06(b)(or if such day is not a Business Day, the immediately preceding Business Day), the Servicer shall deliver to the Master Servicer, FSA, the Depositor and each Rating Agency an Officers’ Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.  Copies of any such statement shall be provided by the Master Servicer to any Certificateholder upon the request and at the expense of the requesting party, provided that such statement is delivered by the Servicer to the Master Servicer.

Not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed pursuant to Section 4.06(b), 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed pursuant to Section 4.06(b) (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Master Servicer shall deliver to the Depositor, FSA, the Trustee and each Rating Agency an Officer’s Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Master Servicer to cure such default.

SECTION 3.21.

Independent Public Accountants’ Servicing Report.

Not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed pursuant to Section 4.06(b), 15 calendar days before each date on which the Depositor’s annual report on Form 10-K is required to be filed pursuant to Section 4.06(b)(or if such day is not a Business Day, the immediately preceding Business Day), the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Depositor, FSA, the Master Servicer and each Rating Agency a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate.  In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by a Sub-Servicer, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to such Sub-Servicer.  Copies of such statement shall be provided by the Master Servicer to any Certificateholder upon request at the requesting party’s expense, provided that such statement is delivered by the Servicer to the Master Servicer.  In the event such firm of independent certified public accountants requires the Master Servicer to agree to the procedures performed by such firm, the Servicer shall direct the Master Servicer in writing to so agree; it being understood and agreed that the Master Servicer will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Master Servicer has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans then not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed pursuant to Section 4.06(b), 15 calendar days before each date on which the Depositor’s annual report on Form 10-K is required to be filed pursuant to Section 4.06(b) (or if such day is not a Business Day, the immediately preceding Business Day), the Master Servicer at its expense shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to the Master Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor, in the form of Exhibit L.

SECTION 3.22.

Access to Certain Documentation.

The Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans under this Agreement, as may be required by applicable laws and regulations.  Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.  Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.  Nothing in this Section 3.22 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business.  The Servicer shall not be required to make copies of or ship documents to any party unless provisions have been made for the reimbursement of the costs thereof.

SECTION 3.23.

Title, Management and Disposition of REO Property.

(a)

The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders, subject to applicable laws.  The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity.  The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity hereunder.  The Servicer, on behalf of the Trust Fund (and for the benefit of the Certificateholders), shall either sell any REO Property before the close of the third taxable year after the year the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of the three-year grace period, unless the Servicer shall have delivered to the Trustee and the Master Servicer and the Depositor an Opinion of Counsel, addressed to the Trustee and the Master Servicer and the Depositor, to the effect that the holding by the Trust Fund of such REO Property subsequent to three years after its acquisition will not result in the imposition on any REMIC created hereunder of taxes on “prohibited transactions” thereof, as defined in Section 860F of the Code, or cause any REMIC created hereunder to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding.  The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any REMIC created hereunder of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions.

(b)

The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Master Servicer for the benefit of the Certificateholders (the “REO Account”), which shall be an Eligible Account.  The Servicer shall be permitted to allow the Collection Account to serve as an REO Account, subject to separate ledgers for each REO Property.  The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

(c)

The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of Certificateholders.  In connection therewith, the Servicer shall deposit, or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the deposit of such funds into the clearing account, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

(i)

all insurance premiums due and payable in respect of such REO Property;

(ii)

all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

(iii)

all costs and expenses necessary to maintain, operate and dispose of such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Servicer shall advance from its own funds as Servicing Advances such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if it owned such REO Property and if in the Servicer’s sole judgment, the payment of such amounts will be recoverable from the rental or sale of such REO Property.

(d)

Notwithstanding the foregoing, the Servicer and the Master Servicer shall not:

(i)

authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii)

authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(iii)

authorize any construction on any REO Property, other than the repair or completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv)

authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Servicer has obtained an Opinion of Counsel, provided to the Master Servicer, to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.

(e)

The Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

(i)

the terms and conditions of any such contract shall not be inconsistent herewith;

(ii)

any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

(iii)

none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trust Fund or the Certificateholders with respect to the operation and management of any such REO Property; and

(iv)

the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.  The Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Servicer’s compensation pursuant to Section 3.18 is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Independent Contractor would constitute Servicing Advances if made by the Servicer, such amounts shall be reimbursable as Servicing Advances made by the Servicer.

(f)

In addition to the withdrawals permitted under Section 3.23(c), the Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and P&I Advances made in respect of such REO Property or the related Mortgage Loan.  On the Servicer Remittance Date, the Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

(g)

Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities for similar properties.

(h)

The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01.  Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

(i)

The Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to such Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively.  Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

SECTION 3.24.

Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.

The Servicer shall deliver to the Master Servicer for deposit into the Distribution Account not later than the close of business New York time on the Servicer Remittance Date from its own funds an amount (such amount, “Compensating Interest”) equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Determination Date resulting solely from Principal Prepayments in full for any Mortgage Loan during the portion of the related Prepayment Period occurring between the first day of such Prepayment Period and the last day of the calendar month prior to such Distribution Date and (ii) the aggregate Servicing Fee for such Distribution Date.  The Servicer shall not have the right to reimbursement for any amounts remitted to the Master Servicer in respect of Compensating Interest.  Such amounts remitted shall be included in the Available Distribution Amount and distributed therewith on the related Distribution Date.  The Servicer shall not be obligated to pay Compensating Interest with respect to Relief Act Interest Shortfalls.

The Master Servicer shall deposit all or any portion of a payment of Compensating Interest that the Servicer fails to remit to the Master Servicer pursuant to the preceding paragraph.

SECTION 3.25.

Obligations of the Servicer in Respect of Mortgage Rates and Monthly Payments.

On each Adjustment Date, the Servicer shall make Mortgage Rate adjustments for each Adjustable Rate Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note and Applicable Regulations.  The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note and Applicable Regulations regarding Mortgage Rate adjustments.  The Servicer shall maintain all data and information regarding such Mortgage Rate adjustments and the Servicer’s methods of implementing such Mortgage Rate adjustments and shall provide such information to the Master Servicer upon request.

In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Master Servicer for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Master Servicer, FSA, the Depositor and any successor servicer in respect of any such liability.  Such indemnities shall survive the termination or discharge of this Agreement.  Notwithstanding the foregoing, this Section 3.25 shall not limit the ability of the Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law; provided that any expenses in connection with pursuing such recovery shall not be an expense of the Trust.

SECTION 3.26.

Net WAC Reserve Fund; Yield Maintenance Agreements.

(a)

On the Closing Date, the Depositor will deposit, or cause to be deposited, into the Net WAC Reserve Fund, $1,000.  On each Distribution Date as to which there is Net WAC Rate Carryover Amount for any Class of Offered Certificates, the Master Servicer is hereby directed to, and shall therefore, deposit into the Net WAC Reserve Fund an amount equal to the Net WAC Rate Carryover Amount for each affected Class of Offered Certificates pursuant to Section 4.01(a)(3)(xxvi).  If no Net WAC Rate Carryover Amount is payable on a Distribution Date, the Master Servicer shall deposit into the Net WAC Reserve Fund the Required Net WAC Reserve Fund Deposit.  For federal and state income tax purposes, the Class X Certificateholders will be deemed to be the owners of the Net WAC Reserve Fund and all amounts deposited into the Net WAC Reserve Fund.  Any monies held in the Net WAC Reserve Fund in excess of the Required Net WAC Reserve Fund Deposit on any Distribution Date shall be distributed to the Class X Certificateholders.  Amounts held in the Net WAC Reserve Fund and not distributed on any Distribution Date will be invested by the Master Servicer in investments identified in clause (f) of the definition of Permitted Investments having maturities on or prior to the next succeeding Distribution Date.  All income and gain earned upon such investment shall be deposited into the Net WAC Reserve Fund.  Upon the termination of the Trust Fund, or the payment in full of the Offered Certificates, all amounts remaining on deposit in the Net WAC Reserve Fund will be distributed to the Class X Certificateholders or their designees.  The Net WAC Reserve Fund will be part of the Trust Fund but not part of any REMIC and any payments to the Offered Certificates of Net WAC Rate Carryover Amounts with respect to any Class of Offered Certificates will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).  For federal tax return and information reporting, the right to receive any Net WAC Rate Carryover Amount shall be assigned the value specified in Section 10.01(l) of this Agreement.

(b)

The Depositor hereby directs the Trustee, to execute and deliver on behalf of the Trust the Yield Maintenance Agreements and authorizes the Master Servicer to perform its obligations thereunder on behalf of the Trust in accordance with the terms of each Yield Maintenance Agreement.  The Trustee shall amend any of the Yield Maintenance Agreements in accordance with their terms and as requested by the Counterparty to cure any ambiguity in or correct or supplement any provision of, the Yield Maintenance Agreements provided, however, that any such amendment will not have a material adverse effect to a Certificateholder as evidenced by a written confirmation from each Rating Agency that such amendment would not result in the reduction or withdrawal of the then current ratings of any outstanding Class of Certificates.  On the Closing Date, the Trustee shall enter into the Yield Maintenance Agreements, on behalf of the Trust, with the Counterparty.  The Yield Maintenance Agreements shall be part of the Trust Fund but not part of any REMIC.  The Master Servicer shall deposit all amounts received with respect to the Yield Maintenance Agreements in the Net WAC Reserve Fund.  On each Distribution Date, prior to giving effect to distributions pursuant to Section 4.01(a)(3)(xxvi), the Master Servicer will withdraw from amounts in the Net WAC Reserve Fund to pay the Offered Certificates any Net WAC Rate Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the Net WAC Reserve Fund:

(i)

from amounts paid under the Yield Maintenance Agreements, as follows:

(A)

from and to the extent of amounts in respect of the Subgroup 1 Yield Maintenance Agreement, to the Class A1 Certificates, any related unpaid Net WAC Rate Carryover Amounts for such Class;

(B)

from and to the extent of amounts in respect of the Subgroup 2 Yield Maintenance Agreement, to the Class A2 Certificates, any related unpaid Net WAC Rate Carryover Amounts for such Class; and

(C)

from and to the extent of amounts in respect of the Subordinate Yield Maintenance Agreement, sequentially, to the Class M1 Certificates, the Class M2 Certificates, the Class M3 Certificates, the Class M4 Certificates, the Class M5 Certificates, the Class M6 Certificates and the Class M7 Certificates, in that order, any related unpaid Net WAC Rate Carryover Amounts for such Classes;

(ii)

from and to the extent of amounts remaining in the Net WAC Reserve Fund on such Distribution Date after giving effect to the distributions in Section 3.26(b)(i) above, as follows:

(A)

to the Class A Certificates, pro rata, any remaining unpaid Net WAC Rate Carryover Amount for such Classes; and

(B)

sequentially, to the Class M1 Certificates, the Class M2 Certificates, the Class M3 Certificates, the Class M4 Certificates, the Class M5 Certificates, the Class M6 Certificates and the Class M7 Certificates, in that order, any related remaining unpaid Net WAC Rate Carryover Amount for such Classes.

(c)

If any payments are owed to the Counterparty, the Depositor shall direct the Master Servicer to request and the Master Servicer shall request the Counterparty to furnish IRS Form W-8ECI to the Trustee or other documentary evidence necessary to establish that no withholding is required under the Code.

(d)

If the Counterparty no longer has a long-term credit rating of at least A (or its equivalent) from at least one of the Rating Agencies (a “Counterparty Rating Agency Downgrade”), the Counterparty, shall, no later than the 30th day following the Counterparty Rating Agency Downgrade, at the Counterparty’s expense: (i) obtain a replacement yield maintenance agreement for the related Yield Maintenance Agreement with terms comparable to that of the replaced Yield Maintenance Agreement and with a counterparty that is a bank or other financial institution that has a rating that is in one of the three highest long-term credit rating categories from at least one of the Rating Agencies rating the Certificates; (ii) obtain a guaranty of or a contingent agreement of another person with a long-term credit rating of at least A (or its equivalent) from at least one of the Rating Agencies to honor the Counterparty’s obligations under the Yield Maintenance Agreement; (iii) cause the Counterparty to post mark-to-market collateral with the Master Servicer in an amount sufficient to restore the immediately prior ratings of the Offered Certificates; (iv) establish any other arrangement satisfactory to the Rating Agencies to restore the ratings of the Offered Certificates; or (v) terminate the Yield Maintenance Agreement in accordance with its terms.

(e)

Notwithstanding anything in subsection (b) of Section 3.26 to the contrary, for any Distribution Date on which there is a payment under a Yield Maintenance Agreement based on a notional balance in excess of the aggregate Class Certificate Balance of the Offered Certificates, the amount representing such excess payment shall not be an asset of the Trust Fund and, instead, shall be paid into and distributed out of a separate trust created by this Agreement for the benefit of the Class X Certificates and shall be distributed to the Class X Certificates pursuant to Section 4.01(a)(3)(xxvi).

SECTION 3.27.

[Reserved].

SECTION 3.28.

Advance Facility.

(a)

With the prior written consent of FSA, the Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an “Advance Facility”) under which (1) the Servicer assigns or pledges to another Person (together with such Person’s successors and assigns, an “Advancing Person”) the Servicer’s rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all P&I Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement.  No consent of the Depositor, the Seller, the Trustee, the Master Servicer, the Certificateholders or any other party (other than FSA) is required before the Servicer may enter into an Advance Facility.  Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund P&I Advances and/or Servicing Advances on the Servicer’s behalf, the Servicer shall remain obligated pursuant to this Agreement to make P&I Advances and Servicing Advances pursuant to and as required by this Agreement.  If the Servicer enters into an Advance Facility, and for so long as an Advancing Person remains entitled to receive reimbursement for any P&I Advances and/or Servicing Advances outstanding and previously unreimbursed, as applicable, pursuant to this Agreement, then the Servicer shall remit amounts collected that would otherwise be retained by the Servicer to reimburse it for previously unreimbursed P&I Advances (“P&I Advance Reimbursement Amounts”) and/or previously unreimbursed Servicing Advances (“Servicing Advance Reimbursement Amounts” and together with Advance Reimbursement Amounts, “Reimbursement Amounts”) (in each case to the extent such type of Reimbursement Amount is included in the Advance Facility) in accordance with the documentation establishing the Advance Facility to such Advancing Person or to a trustee, agent or custodian (an “Advance Facility Trustee”) designated by such Advancing Person.  Notwithstanding anything to the contrary herein, in no event shall P&I Advance Reimbursement Amounts or Servicing Advance Reimbursement Amounts, at the times and to the extent permitted to be retained by, or to be paid to, the Servicer in accordance with provisions of this Agreement, be included in any amounts required to be distributed to Certificateholders.

If the Servicer enters into an Advance Facility, the Servicer and the related Advancing Person shall deliver to the Master Servicer a written notice of the existence of such Advance Facility (an “Advance Facility Notice”), stating the identity of the Advancing Person and any related Advance Facility Trustee.  An Advance Facility Notice may only be terminated by the joint written direction of the Servicer and the related Advancing Person as described in Section 3.28(f) below.

(b)

Reimbursement Amounts shall consist solely of amounts in respect of P&I Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related P&I Advance(s) and/or Servicing Advance(s).  None of the Trustee, the Master Servicer or FSA shall have any duty or liability with respect to the calculation of any Reimbursement Amount, nor shall the Trustee, the Master Servicer or FSA have any responsibility to track or monitor the administration of the Advance Facility or the payment of Reimbursement Amounts to the related Advancing Person or Advance Facility Trustee.  The Servicer shall maintain and provide to any successor servicer a detailed accounting on a loan by loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person.  The successor servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor servicer shall not be liable for any errors in such information.

(c)

An Advancing Person who receives an assignment or pledge of the rights to be reimbursed for P&I Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of P&I Advances and/or Servicing Advances, shall not be required to meet the criteria for qualification of a subservicer set forth in this Agreement.

(d)

Reimbursement Amounts collected with respect to each Mortgage Loan shall be allocated to outstanding unreimbursed P&I Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a “first-in, first out” (“FIFO”) basis, subject to the qualifications set forth below:

(i)

Any successor servicer (a “Successor Servicer”) to the Servicer who has assigned its rights to receive Reimbursement Amounts to an Advancing Person, and the Advancing Person or Advance Facility Trustee shall be required to apply all amounts available in accordance with this Section 3.28(d) and, to the extent reimbursable in accordance with the permitted withdrawals from the Collection Account provisions in this Agreement, to the reimbursement of P&I Advances and Servicing Advances made by such Servicer in the manner provided for herein, provided, however, that after the succession of a Successor Servicer, (A) to the extent that any P&I Advances or Servicing Advances with respect to any particular Mortgage Loan are reimbursed from payments or recoveries, if any, from the related Mortgagor, and Liquidation Proceeds or Insurance Proceeds, if any, with respect to that Mortgage Loan, reimbursement shall be made, first, to the Advancing Person or Advance Facility Trustee in respect of P&I Advances related to that Mortgage Loan to the extent of the interest of the Advancing Person or Advance Facility Trustee in such P&I Advances and/or Servicing Advances, second to the Servicer in respect of its P&I Advances and/or Servicing Advances related to that Mortgage Loan in excess of those in which the Advancing Person or Advance Facility Trustee Person has an interest, and third, to the Successor Servicer in respect of any other P&I Advances and/or Servicing Advances related to that Mortgage Loan, from such sources as and when collected, and (B) reimbursements of Nonrecoverable Advances and Nonrecoverable Servicing Advances (collectively, “Nonrecoverable Advances”) shall be made pro rata to the Advancing Person or Advance Facility Trustee, on the one hand, and any such Successor Servicer, on the other hand, on the basis of the respective aggregate outstanding unreimbursed P&I Advances and Servicing Advances that are Nonrecoverable Advances owed to the Advancing Person, Advance Facility Trustee or Servicer pursuant to this Servicing Agreement, on the one hand, and any such Successor Servicer, on the other hand, and without regard to the date on which any such P&I Advances or Servicing Advances shall have been made.  In the event that, as a result of the FIFO allocation made pursuant to this Section 3.28(d), some or all of a Reimbursement Amount paid to the Advancing Person or Advance Facility Trustee relates to P&I Advances or Servicing Advances that were made by a Person other than the Servicer or the Advancing Person or Advance Facility Trustee, then the Advancing Person or Advance Facility Trustee shall be required to remit any portion of such Reimbursement Amount to the Person entitled to such portion of such Reimbursement Amount.  Without limiting the generality of the foregoing, the Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility Trustee for all P&I Advances and Servicing Advances funded by the Servicer to the extent the related Reimbursement Amount(s) have not been assigned or pledged to an Advancing Person or Advance Facility Trustee.  The documentation establishing any Advance Facility shall require the Servicer to provide to the related Advancing Person or Advance Facility Trustee loan by loan information with respect to each Reimbursement Amount distributed to such Advancing Person or Advance Facility Trustee on each date of remittance thereof to such Advancing Person or Advance Facility Trustee, to enable the Advancing Person or Advance Facility Trustee to make the FIFO allocation of each Reimbursement Amount with respect to each Mortgage Loan.

(ii)

By way of illustration, and not by way of limiting the generality of the foregoing, if the Servicer resigns or is terminated at a time when such Servicer is a party to an Advance Facility, and is replaced by a Successor Servicer, and the Successor Servicer directly funds P&I Advances or Servicing Advances with respect to a Mortgage Loan and does not assign or pledge the related Reimbursement Amounts to the related Advancing Person or Advance Facility Trustee, then all payments and recoveries received from the related Mortgagor or received in the form of Liquidation Proceeds with respect to such Mortgage Loan (including Insurance Proceeds collected in connection with a liquidation of such Mortgage Loan) will be allocated first to the Advancing Person or Advance Facility Trustee until the related Reimbursement Amounts attributable to such Mortgage Loan that are owed to the Servicer and the Advancing Person, which were made prior to any P&I Advances or Servicing Advances made by the Successor Servicer, have been reimbursed in full, at which point the Successor Servicer shall be entitled to retain all related Reimbursement Amounts subsequently collected with respect to that Mortgage Loan pursuant to Sections 3.09(ii) and 3.11(a) of this Agreement.  To the extent that the P&I Advances or Servicing Advances are Nonrecoverable Advances to be reimbursed on an aggregate basis pursuant to Section 3.11(a) of this Agreement, the reimbursement paid in this manner will be made pro rata to the Advancing Person or Advance Facility Trustee, on the one hand, and the Successor Servicer, on the other hand, as described in clause (i)(B) above.

(e)

The Servicer shall indemnify the Depositor, FSA, any successor servicer, the Master Servicer, the Trustee and the Trust Fund for any claim, loss, liability or damage resulting from any claim by the related Advancing Financing Person, except to the extent that such claim, loss, liability or damage (i) in the case of the Depositor, was incurred by reason of the Depositor’s willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder, (ii) in the case of a successor servicer, was incurred by reason of such successor servicer’s willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder or by reason of a breach of such successor servicer’s obligations and duties under this Agreement or (iii) in the case of the Trustee or the Master Servicer or the Trust Fund, (A) resulted from a breach of the Servicer’s or a successor servicer’s obligations and duties under this Agreement for which the Trustee or the Master Servicer is indemnified under Section 6.03 or (B) was incurred by reason of willful misfeasance, bad faith or negligence of the Trustee or the Master Servicer in the performance of its duties hereunder or by reason of the Trustee’s or Master Servicer’s, as applicable, reckless disregard of obligations and duties hereunder or as a result of a breach of the Trustee’s or Master Servicer’s, as applicable, obligations under Article VIII or VIIIA, as applicable, hereof.  Notwithstanding the foregoing, the exclusions set forth in clauses (i), (ii) and (iii) above from the Servicer’s obligation to indemnify the Depositor, FSA, any successor servicer, the Master Servicer, the Trustee and the Trust Fund shall not be applicable, in any case, to the extent the applicable claim, loss, liability or damage was incurred by reason of the Servicer’s willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder or by reason of a breach of the Servicer’s obligations and duties under this Agreement.

(f)

At any time when an Advancing Person shall have ceased funding P&I Advances and/or Servicing Advances (as the case may be) and the Advancing Person or related Advance Facility Trustee shall have received Reimbursement Amounts sufficient in the aggregate to reimburse all P&I Advances and/or Servicing Advances (as the case may be) the right to reimbursement for which were assigned to the Advancing Person, then upon the delivery of a written notice signed by the Advancing Person and the Servicer to the Master Servicer terminating the Advance Facility Notice (the “Notice of Facility Termination”), the Servicer shall again be entitled to withdraw and retain the related Reimbursement Amounts from the Collection Account pursuant to Section 3.11(a).

(g)

After delivery of any Advance Facility Notice, and until any such Advance Facility Notice has been terminated by a Notice of Facility Termination, this Section 3.28 may not be amended or otherwise modified without the prior written consent of the related Advancing Person.

(h)

Upon the direction of and at the expense of the Servicer, the Master Servicer agrees to execute such acknowledgments, certificates, and other documents provided by the Servicer recognizing the interests of any Advance Facility Trustee in such Advance Reimbursement Amounts as the Servicer may cause to be made subject to Advance Facilities pursuant to this Section 3.28, and such other documents in connection with such Advance Facilities as may be reasonably requested from time to time by any Advance Facility Trustee.

SECTION 3.29.

Trustee to Act as Master Servicer or Servicer.

In the event that (A) the Master Servicer shall for any reason no longer be Master Servicer hereunder or (B) the Servicer shall for any reason no longer be the Servicer hereunder and the Master Servicer shall for any reason no longer be Master Servicer hereunder (including, in each case, by reason of an Event of Default), the Trustee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer or the Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Master Servicer or the Servicer or any acts or omissions of the related predecessor of the Master Servicer or the Servicer hereunder, (ii) obligated to make P&I Advances or Servicing Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.05 hereof or (iv) deemed to have made any representations and warranties of the Master Servicer or the Servicer hereunder).

ARTICLE IV

PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.

Distributions.

(a)  (1) On each Distribution Date, the Master Servicer shall withdraw from the Distribution Account that portion of the Available Distribution Amount equal to the Interest Remittance Amount for that Distribution Date and make the following disbursements and transfers in the following order of priority in each case, to the extent of the Interest Remittance Amount remaining for such Distribution Date:

(i)

from the Subgroup 1 Interest Remittance Amount, to FSA, any accrued and unpaid FSA Premiums;

(ii)

to the Counterparty, first the Aggregate Strip Amount for such Distribution Date and then any unpaid Aggregate Strip Amount due from preceding Distribution Dates;

(iii)

first, concurrently to the Holders of each Class of Senior Certificates, applied in accordance with the allocation rules set forth in Section 4.01(f) below, the related Monthly Interest Distributable Amount, on a pro rata basis based on such Monthly Interest Distributable Amount and second, concurrently to each Class of Senior Certificates, applied in accordance with the allocation rules set forth in Section 4.01(f) below, the related Unpaid Interest Shortfall Amount, if any, for each such Class for such Distribution Date on a pro rata basis based on such Unpaid Interest Shortfall Amount;

(iv)

to FSA, any FSA Reimbursement Amount;

(v)

to the Holders of the Class M1 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates;

(vi)

to the Holders of the Class M2 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates;

(vii)

to the Holders of the Class M3 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates;

(viii)

to the Holders of the Class M4 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates;

(ix)

to the Holders of the Class M5 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates;

(x)

to the Holders of the Class M6 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates; and

(xi)

to the Holders of the Class M7 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates.

Any Interest Remittance Amount remaining undistributed after giving effect to subclause (i) through (xi) above shall be used in determining the amount of Net Monthly Excess Cashflow, if any, for such Distribution Date.

(2)

On each Distribution Date, the Master Servicer shall withdraw from the Distribution Account the Principal Distribution Amount for such Distribution Date and make the following disbursements and transfers in the following order of priority in each case to the extent of the Principal Distribution Amount remaining for such Distribution Date:

(A)

On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount shall be distributed as follows:

(i)

concurrently:

(a)

to the Holders of the Class A1 Certificates, the Subgroup 1 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero; and

(b)

to the Holders of the Class A2 Certificates, the Subgroup 2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

provided, after the Certificate Principal Balance of any Class of Class A Certificates is reduced to zero, any amounts remaining available to be distributed to such Class pursuant to the applicable subclause above will be distributed to the other Class of Class A Certificates (after the distribution pursuant to the applicable subclause related to such Class) until the Certificate Principal Balance thereof has been reduced to zero;

(ii)

to FSA, any FSA Reimbursement Amounts, to the extent not otherwise paid pursuant to Section 4.01(a)(1)(iv);

(iii)

to the Holders of the Class M1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(iv)

to the Holders of the Class M2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(v)

to the Holders of the Class M3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(vi)

to the Holders of the Class M4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(vii)

to the Holders of the Class M5 Certificates, until the Certificate Principal Balance thereof has each been reduced to zero;

(viii)

to the Holders of the Class M6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(ix)

to the Holders of the Class M7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

(B)

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount shall be distributed as follows:

(i)

concurrently:

(a)

to the Holders of the Class A1 Certificates, the Subgroup 1 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero; and

(b)

to the Holders of the Class A2 Certificates, the Subgroup 2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

provided, after the Certificate Principal Balance of any Class of Class A Certificates is reduced to zero, any amounts remaining available to be distributed to such Class pursuant to the applicable subclause above will be distributed to the other Class of Class A Certificates (after the distribution pursuant to the applicable subclause related to such Class) until the Certificate Principal Balance thereof has been reduced to zero;

(ii)

to FSA, any FSA Reimbursement Amounts, to the extent not otherwise paid pursuant to Sections 4.01 (a)(1)(iv) and 4.01(a)(2)(A)(ii);

(iii)

to the Holders of the Class M1 Certificates, the Class M1 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

(iv)

to the Holders of the Class M2 Certificates, the Class M2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

(v)

to the Holders of the Class M3 Certificates, the Class M3 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

(vi)

to the Holders of the Class M4 Certificates, the Class M4 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

(vii)

to the Holders of the Class M5 Certificates, the Class M5 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

(viii)

to the Holders of the Class M6 Certificates, the Class M6 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero; and

(ix)

to the Holders of the Class M7 Certificates, the Class M7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

Any Principal Distribution Amount remaining undistributed after giving effect to clauses (A) and (B) above shall be used in determining the amount of Net Monthly Excess Cashflow, if any, for such Distribution Date.

(3)

On each Distribution Date, the Net Monthly Excess Cashflow (or, in the case of clause (i) below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Release Amount) shall be distributed as follows:

(i)

to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the Mortgage Loans during the calendar month preceding the month of such Distribution Date, payable to such Holders as part of the Principal Distribution Amount and applied in the same order of priority as payments of principal would otherwise be applied on such Distribution Date to reduce the Certificate Principal Balance of such Classes of Certificates;

(ii)

to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount, payable to such Holders as part of the Principal Distribution Amount and applied in the same order of priority as payments of principal would otherwise be applied on such Distribution Date to reduce the Certificate Principal Balance of such Certificates until the aggregate Certificate Principal Balance of such Classes of Certificates is reduced to zero;

(iii)

to FSA, any Reimbursement Amounts, to the extent not paid pursuant to Sections 4.01(a)(1)(iv), 4.01(a)(2)(A)(ii) and 4.01(a)(2)(B)(ii);

(iv)

to the Holders of the Class M1 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(v)

to the Holders of the Class M1 Certificates, any Allocated Realized Loss Amount allocable to such Class of Certificates;

(vi)

to the Holders of the Class M2 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(vii)

to the Holders of the Class M2 Certificates, any Allocated Realized Loss Amount allocable to such Class of Certificates;

(viii)

to the Holders of the Class M3 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(ix)

to the Holders of the Class M3 Certificates, any Allocated Realized Loss Amount allocable to such Class of Certificates;

(x)

to the Holders of the Class M4 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(xi)

to the Holders of the Class M4 Certificates, any Allocated Realized Loss Amount allocable to such Class of Certificates;

(xii)

to the Holders of the Class M5 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(xiii)

to the Holders of the Class M5 Certificates, any Allocated Realized Loss Amount allocable to such Class of Certificates;

(xiv)

to the Holders of the Class M6 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(xv)

to the Holders of the Class M6 Certificates, any Allocated Realized Loss Amount allocable to such Class of Certificates;

(xvi)

to the Holders of the Class M7 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(xvii)

to the Holders of the Class M7 Certificates, any Allocated Realized Loss Amount allocable to such Class of Certificates;

(xviii)

concurrently, to the Holders of each Class of Senior Certificates, pro rata based on the entitlement of each such Class pursuant to this clause, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls allocated to each such Certificates;

(xix)

to the Holders of the Class M1 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfall allocated to such Certificates;

(xx)

to the Holders of the Class M2 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfall allocated to such Certificates;

(xxi)

to the Holders of the Class M3 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfall allocated to such Certificates;

(xxii)

to the Holders of the Class M4 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfall allocated to such Certificates;

(xxiii)

to the Holders of the Class M5 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfall allocated to such Certificates;

(xxiv)

to the Holders of the Class M6 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfall allocated to such Certificates;

(xxv)

to the Holders of the Class M7 Certificates, in an amount equal to such Class’ previously allocated but not reimbursed share of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfall allocated to each such Class of Certificates;

(xxvi)

to the Class X Certificate, the lesser of (i) the Class X Distribution Amount attributable to the Class X Certificates (computed without regard to this subparagraph (xxvi)) and (ii) the Net WAC Rate Carryover Amount (net of amounts on deposit in the Net WAC Reserve Fund available to pay Net WAC Rate Carryover Amounts  on such Distribution Date) for each Class of Offered Certificates provided that, pursuant to Section 3.26 hereof, on any Distribution Date as to which there is any Net WAC Rate Carryover Amount for any Class of Offered Certificates, the Master Servicer will transfer, from amounts that would otherwise be distributable to the Class X Certificates pursuant to this clause, the amount of any Net WAC Rate Carryover Amount for the Offered Certificates into the Net WAC Reserve Fund, for immediate transfer pursuant to this clause to the related Offered Certificates for payment of any Net WAC Rate Carryover Amount for the Offered Certificates;

(xxvii)

to the Trustee, any amounts payable pursuant to Section 8.05(b) hereof;

(xxviii)

 to the Holders of the Class X Certificates, the Class X Distribution Amount net of the amount, if any, distributed to the Class X Certificates pursuant to subparagraph (xxvi) on such Distribution Date;

(xxix)

if an Early Termination Date has been designated under each Yield Maintenance Agreement, to the Early Termination Fund for immediate transfer to the Counterparty pursuant to Section 4.07(b) for payment of any Termination Payments or Carryover Termination Payments owed by the Trust; and

(xxx)

to the Holders of the Residual Certificates.

(4)

[Reserved].

(b)  On each Distribution Date, the Master Servicer shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Premiums collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans or the Servicer Prepayment Premium Payment Amount and shall distribute such amounts to the Holders of the Class P Certificates.  Such distributions shall not be applied to reduce the Certificate Principal Balance of the Class P Certificates.  On the first Distribution Date following the expiration of the latest prepayment term with respect to the related Mortgage Loans and if funds are available on such date, the Class P Certificates shall be entitled to its outstanding Certificate Principal Balance prior to any distributions of Net Monthly Excess Cashflow pursuant to Section 4.01(a)(3) on such Distribution Date.

(c)  All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests.  Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of record of the respective Class on the related Record Date (except as otherwise provided in this Section 4.01 or Section 9.01 respecting the final distribution on such Class), and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Master Servicer in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Master Servicer or such other location specified in the notice to Certificateholders of such final distribution.

Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures.  Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent.  Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents.  All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates.  None of the Trustee, the Certificate Registrar, the Master Servicer, the Depositor or the Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

(d)  The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement.  None of the Holders of any Class of Certificates, the Trustee, FSA, the Master Servicer, the Seller or the Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

(e)  Except as otherwise provided in Section 9.01, whenever the Master Servicer expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than five (5) days after the related Determination Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

(i)

the Master Servicer expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Master Servicer therein specified, and

(ii)

no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Master Servicer and credited to the account of the appropriate non-tendering Holder or Holders.  If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Master Servicer shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto.  If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Master Servicer shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders.  The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund.  If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Master Servicer shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Master Servicer as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(e).

(f)  The Interest Remittance Amount distributed pursuant to Section 4.01(a)(1)(iii) above will be applied to the Senior Certificates as follows: amounts distributed to the Class A1 and Class A2 Certificates will reduce the Interest Remittance Amount of the related Subgroup.  Reductions in the Subgroup 1 and Subgroup 2 Interest Remittance Amount will be applied to the Class A1 and Class A2 Certificates, respectively.  If the related Interest Remittance Amount is insufficient, additional amounts will reduce the remaining Interest Remittance Amounts of the other Subgroup after giving effect to the foregoing allocations.

SECTION 4.02.

Statements to Certificateholders.

(a)

On each Distribution Date, the Master Servicer shall prepare and make available to each Holder of the Regular Certificates, the Servicer, the Trustee, FSA and each Rating Agency a statement with respect to information regarding the Mortgage Loans, based solely on, and to the extent of, information provided to the Master Servicer by the Servicer pursuant to Section 3.19 and Section 4.03 hereof, as to the distributions made on such Distribution Date setting forth:

(i)

the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates including on account of the Mezzanine Certificates, separately identified, allocable to principal and the amount of the distribution to the Holders of the Class P Certificates allocable to Prepayment Premiums and Servicer Prepayment Premium Payment Amounts;

(ii)

the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class P Certificates), including on account of the Mezzanine Certificates, separately identified, allocable to interest;

(iii)

the Overcollateralization Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency Amount and the Overcollateralization Target Amount as of such Distribution Date and the Excess Overcollateralization Amount for such Distribution Date and the Overcollateralization Increase Amount for such Distribution Date;

(iv)

the aggregate Servicing Fee and Master Servicer Fee received by the Servicer and the Master Servicer, respectively, during the related Due Period and such other customary information as the Master Servicer deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns

(v)

with respect to Subgroup 1, Subgroup 2, the Mortgage Pool, the New Century Mortgage Loans and the Argent Mortgage Loans, the aggregate amount of P&I Advances for such Distribution Date;

(vi)

with respect to Subgroup 1, Subgroup 2, the Mortgage Pool, the New Century Mortgage Loans and the Argent Mortgage Loans, the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the close of business on such Distribution Date;

(vii)

with respect to Subgroup 1, Subgroup 2, the Mortgage Pool, the New Century Mortgage Loans and the Argent Mortgage Loans, the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

(viii)

with respect to Subgroup 1, Subgroup 2, the Mortgage Pool, the New Century Mortgage Loans and the Argent Mortgage Loans, the number and aggregate unpaid principal balance of the Mortgage Loans (a) Delinquent 30-59 days, (b) Delinquent 60-89 days, (c) Delinquent 90 or more days in each case, as of the last day of the preceding calendar month, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

(ix)

with respect to Subgroup 1, Subgroup 2, the Mortgage Pool, the New Century Mortgage Loans and the Argent Mortgage Loans, with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid principal balance and the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

(x)

with respect to Subgroup 1, Subgroup 2, the Mortgage Pool, the New Century Mortgage Loans and the Argent Mortgage Loans, the aggregate of the Stated Principal Balances of all REO Properties as of the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date;

(xi)

with respect to Subgroup 1, Subgroup 2, the Mortgage Pool, the New Century Mortgage Loans and the Argent Mortgage Loans, the aggregate amount of Principal Prepayments made during the related Prepayment Period;

(xii)

with respect to Subgroup 1, Subgroup 2, the Mortgage Pool, the New Century Mortgage Loans and the Argent Mortgage Loans, the aggregate amount of Realized Losses incurred during the calendar month preceding the month of such Distribution Date (or, in the case of Bankruptcy Losses allocable to interest, during the related Due Period), separately identifying whether such Realized Losses constituted Bankruptcy Losses and the aggregate amount of Realized Losses incurred since the Closing Date;

(xiii)

with respect to Subgroup 1, Subgroup 2, the Mortgage Pool, the New Century Mortgage Loans and the Argent Mortgage Loans, the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

(xiv)

the Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates, after giving effect to the distributions made on such Distribution Date and allocations of Realized Losses, made on such Distribution Date, separately identifying any reduction thereof due to allocations of such Realized Losses;

(xv)

the Certificate Factor for each such Class of Offered Certificates applicable to such Distribution Date;

(xvi)

the Accrued Certificate Interest in respect of the Senior Certificates and the Subordinate Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to each such Class of Certificates on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses, Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, as applicable;

(xvii)

the Monthly Interest Distributable Amount in respect of the Senior Certificates and the Mezzanine Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to each such Class of Certificates on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses, Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, as applicable;

(xviii)

the aggregate amount of any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 3.24;

(xix)

the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

(xx)

the Net WAC Rate Carryover Amount for the Class A Certificates and the Mezzanine Certificates, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date;

(xxi)

the Available Distribution Amount;

(xxii)

with respect to any Mortgage Loan as to which foreclosure proceedings have been concluded, the loan number and unpaid principal balance of such Mortgage Loan as of the date of such conclusion of foreclosure proceedings;

(xxiii)

with respect to Mortgage Loans as to which a Liquidation Event has occurred, the number of such Mortgage Loans, the unpaid principal balance of such Mortgage Loans as of the date of such Liquidation Event and the amount of proceeds (including Liquidation Proceeds and Insurance Proceeds) collected in respect of such Mortgage Loans;

(xxiv)

the respective Pass-Through Rates applicable to the Offered Certificates, for such Distribution Date and the Pass-Through Rate applicable to the Offered Certificates for the immediately succeeding Distribution Date;

(xxv)

the amount of any payment made by the Counterparty under a Yield Maintenance Agreement;

(xxvi)

the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation thereof to the Certificateholders with respect to Allocated Realized Loss Amounts;

(xxvii)

amounts deposited into each Net WAC Reserve Fund;

(xxviii)

 the date when a Stepdown Date has occurred;

(xxix)

the related Net WAC Rate; and

(xxx)

whether a Trigger Event has occurred and is continuing.

(b)

The Master Servicer will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Servicer, the Rating Agencies, the Trustee, FSA and the Counterparty via the Master Servicer’s internet website.  All information from which the Master Servicer makes such statement will be based solely on information provided by the Servicer pursuant to Section 3.19 and Section 4.03(a) hereof or by the Counterparty pursuant to the related Yield Maintenance Agreement.  The Master Servicer’s website will initially be located at “http://www.ctslink.com”.  Assistance in using the website can be obtained by calling the Master Servicer’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.  The Master Servicer shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Master Servicer shall provide timely and adequate notification to all above parties regarding any such changes.

(c)

In the case of information furnished pursuant to subclauses (i) through (iii) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

(d)

Within a reasonable period of time after the end of each calendar year, upon written request or request by facsimile, the Master Servicer shall furnish to each Person who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder.  Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code as from time to time are in force.

(e)

On each Distribution Date, the Master Servicer shall make available to the Depositor, FSA, each Holder of a Residual Certificate, and the Servicer, a copy of the reports forwarded to the Regular Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Residual Certificates, respectively, on such Distribution Date.

(f)

Within a reasonable period of time after the end of each calendar year, upon written request or request by facsimile, the Master Servicer shall furnish to each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared by the Master Servicer and furnished to such Holders pursuant to the rules and regulations of the Code as are in force from time to time.

(g)

The Master Servicer shall, upon request, furnish to each Certificateholder and FSA, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder and FSA, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder and FSA in accordance with such reasonable and explicit instructions and directions as the Certificateholder and FSA may provide.  For purposes of this Section 4.02, the Master Servicer’s duties are limited to the extent that the Master Servicer receives timely reports as required from the Servicer pursuant to Section 3.19 and Section 4.03(a) hereof.

(h)

On each Distribution Date the Master Servicer shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) loan level data with respect to all of the Mortgage Loans and CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Master Servicer and Bloomberg.  In addition if so requested by an Originator, on each Distribution Date the Master Servicer shall provide to such Originator and at the expense of such Originator, the loan level data with respect to the Mortgage Loans.

SECTION 4.03.

Remittance Reports; P&I Advances.

(a)

No later than four Business Days prior to each Distribution Date, the Servicer shall deliver to the Master Servicer electronically (or such other means as the Servicer and the Master Servicer may agree from time to time) a Remittance Report with respect to each Mortgage Loan for the prior calendar month.  In addition, no later than four Business Days prior to each Distribution Date, the Servicer shall deliver to the Master Servicer delinquency and realized loss information (in substantially the form attached hereto as Exhibits M-1 and M-2) with respect to each Mortgage Loan and P&I Advances including (i) the amount of P&I Advances to be made by the Servicer in respect of the related Distribution Date, the aggregate amount of P&I Advances outstanding after giving effect to such P&I Advances, and the aggregate amount of Nonrecoverable P&I Advances in respect of such Distribution Date and (ii) such other information with respect to the Mortgage Loans as the Master Servicer may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 and to prepare the statements to Certificateholders and FSA contemplated by Section 4.02.  The Master Servicer shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

(b)

The amount of P&I Advances to be made by the Servicer for any Distribution Date shall equal, subject to Section 4.03(d), the sum of (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the Servicing Fee), due on the related Due Date in respect of the Mortgage Loans, which Monthly Payments were Delinquent as of the close of business on the related Determination Date, plus (ii) with respect to each REO Property, which REO Property was acquired during or prior to the calendar month preceding the month of such Distribution Date and as to which such REO Property an REO Disposition did not occur during the calendar month preceding the month of such Distribution Date, an amount equal to the excess, if any, of the Monthly Payments (with each interest portion thereof net of the Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date.

On or before 1:00 p.m. New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Master Servicer for deposit in the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of the Collection Account that amounts held for future distribution have been, as permitted by this Section 4.03, used by the Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties.  Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer’s records and replaced by the Servicer by deposit in the Collection Account on or before the next succeeding Servicer Remittance Date on which such funds would be due.  The Master Servicer will provide notice to the Servicer by telecopy by the close of business on any Servicer Remittance Date in the event that the amount remitted by the Servicer to the Master Servicer on such date is less than the P&I Advances required to be made by the Servicer for such Distribution Date.  Nothing in this Section 4.03(b) shall be construed to prohibit the Servicer from reimbursing itself at any time from the Collection Account to the extent provided in Section 3.11 herein.

(c)

The obligation of the Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

(d)

Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.  The determination by the Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officers’ Certificate of the Servicer delivered to the Depositor, FSA and the Master Servicer.  In addition, the Servicer shall not be required to advance Relief Act Interest Shortfalls.

SECTION 4.04.

Allocation of Realized Losses.

(a)

No later than four (4) Business Days prior to each Distribution Date, the Servicer shall determine as to each Mortgage Loan and REO Property:  (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the calendar month preceding the month of such Distribution Date; (ii) whether and the extent to which such Realized Losses constituted Bankruptcy Losses and (iii) the respective portions of such Realized Losses allocable to interest and allocable to principal.  No later than four (4) Business Days prior to each Distribution Date, the Servicer shall also determine as to each Mortgage Loan:  (A) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the calendar month preceding the month of such Distribution Date and (B) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period.  The information described in the two preceding sentences that is to be supplied by the Servicer shall be evidenced by a written report delivered to the Master Servicer by the Servicer no later than four (4) Business Days prior to each Distribution Date immediately following the end of (x) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (y) in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.

(b)

If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during or prior to the related Due Period and distributions of principal with respect to the Class A Certificates and the Mezzanine Certificates on such Distribution Date, the aggregate Certificate Principal Balance of the Offered Certificates exceeds the Aggregate Collateral Balance on such date, the amount of such excess shall be allocated by the Master Servicer on such Distribution Date as follows:  first, to the Class M7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class M6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class M5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero and seventh, to the Class M1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(c)

Any allocation of Realized Losses to a Mezzanine Certificates on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated.  All Realized Losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

(d)

With respect to any Class of Certificates to which an Applied Loss Amount has been allocated (including any such Class for which the related Certificate Principal Balance has been reduced to zero), the Certificate Principal Balance of such Class will be increased on each Distribution Date by the amount of related Recoveries for such Distribution Date, beginning with the Class of Mezzanine Certificates with the highest relative payment priority, up to the amount of the Allocated Realized Loss Amount for that Class.  Any increase in a Certificate Principal Balance on a Distribution Date pursuant to this Section 4.04(d) shall be made prior to giving effect to distributions on that Distribution Date.

SECTION 4.05.

Compliance with Withholding Requirements.

Notwithstanding any other provision of this Agreement, the Master Servicer shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Master Servicer reasonably believes are applicable under the Code.  The consent of Certificateholders shall not be required for such withholding.  In the event the Master Servicer does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Master Servicer shall indicate the amount withheld to such Certificateholders.

SECTION 4.06.

Commission Reporting.

(a)

The Master Servicer and the Servicer shall reasonably cooperate with the Depositor in connection with the Trust’s satisfying the reporting requirements under the Exchange Act.  The Master Servicer shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the rules and regulations of the Commission thereunder (which shall not include the Form 8-K filed in connection with the filing of this Agreement), and the Depositor shall sign and the Master Servicer shall file (via EDGAR) such Forms on behalf of the Depositor.  The Depositor hereby grants to the Master Servicer a limited power of attorney to execute and file each such document on behalf of the Depositor.  Such power of attorney shall continue until the earlier of (i) receipt by the Master Servicer from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust.

(b)

Each Form 8-K shall be filed by the Master Servicer within 15 days after each Distribution Date, with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto.  Prior to March 31st of the calendar year following the calendar year during which the Closing Date occurs (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission), the Master Servicer shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff’s interpretations.  Such Form 10-K shall include as exhibits the Servicer’s and the Master Servicer’s annual statement of compliance described under Section 3.20 and the accountant’s report described under Section 3.21, in each case to the extent they have been timely delivered to the Master Servicer (other than the Master Servicer’s annual statement of compliance).  If they are not so timely delivered, the Master Servicer shall file an amended Form 10-K including such documents as exhibits promptly after they are delivered to the Master Servicer.  The Master Servicer shall have no liability with respect to any failure to properly or timely prepare or file such periodic reports resulting from or relating to the Master Servicer’s inability or failure to obtain any information not resulting from its own negligence or willful misconduct.  The Form 10-K shall also include a certification in the form attached hereto as Exhibit H (the “Depositor Certification”), which shall be signed by the senior officer of the Depositor in charge of securitization.

(c)

Not later than 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, if such day is not a Business Day, the immediately preceding Business Day), the Master Servicer shall sign a certification in the form attached hereto as Exhibit I (the “Master Servicer Certification”) for the benefit of the Depositor and its officers, directors and Affiliates regarding certain aspects of items 1 through 3 of the Depositor Certification.  In addition, the Master Servicer shall, subject to the provisions of Sections 8.01 and 8.02 hereof, indemnify and hold harmless the Depositor, the Servicer and each Person, if any, who “controls” the Depositor and the Servicer within the meaning of the 1933 Act and their officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Master Servicer’s obligations under this Section 4.06 or any inaccuracy made in the Master Servicer Certification.  If the indemnification provided for in this Section 4.06(c) is unavailable or insufficient to hold harmless such Persons, then the Master Servicer shall contribute to the amount paid or payable by such Persons as a result of the losses, claims, damages or liabilities of such Persons in such proportion as is appropriate to reflect the relative fault of the Depositor or the Servicer on the one hand and the Master Servicer on the other.  The Master Servicer acknowledges that the Depositor is relying on the Master Servicer’s performance of its obligations under this Section 4.06 in order to perform its obligations under Section 4.06(b).

(d)

Not later than 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Servicer will deliver to the Depositor and the Master Servicer an Officer’s Certificate for the prior calendar year in substantially the form of Exhibit J (the “Servicer Certification”) to this Agreement.  The Servicer agrees to indemnify and hold harmless each of the Depositor, the Master Servicer and each Person, if any, who “controls” the Depositor or the Master Servicer within the meaning of the 1933 Act and their respective officers and directors against any and all losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that such Person may sustain arising out of third party claims based on (i) the failure of the Servicer to deliver or cause to be delivered when required any Officer’s Certificate required pursuant to this Section 4.06(d), or (ii) any material misstatement or omission contained in the Servicer Certification provided pursuant to this Section 4.06(d).  If an event occurs that would otherwise result in an indemnification obligation under clauses (i) or (ii) above, but the indemnification provided for in this Section 4.06(d) by the Servicer is unavailable or insufficient to hold harmless such Persons, then the Servicer shall contribute to the amount paid or payable by such Persons as a result of the losses, claims, damages or liabilities of such Persons in such proportion as is appropriate to reflect the relative fault of the Depositor or Master Servicer on the one hand and the Servicer on the other.  The Servicer acknowledges that the Depositor and the Master Servicer are relying on the Servicer’s performance of its obligations under this Agreement in order to perform their respective obligations under this Section 4.06.

(e)

Upon any filing with the Commission, the Master Servicer shall promptly deliver to the Depositor and the Servicer a copy of any executed report, statement or information.

(f)

If the Commission issues additional interpretative guidance or promulgates additional rules or regulations, or if other changes in applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 4.06, to be conducted differently than as described, the Depositor, the Seller, the Servicer, the Trustee and the Master Servicer will reasonably cooperate to amend the provisions of this Section 4.06 in order to comply with such amended reporting requirements and such amendment of this Section 4.06.  Any such amendment shall be made in accordance with Section 11.01 without further consent of the Certificateholders, and may result in the reduction of the reports filed by the Master Servicer on behalf of the Trust under the Exchange Act.  Notwithstanding the foregoing, the Depositor, the Seller, Servicer, Trustee and the Master Servicer shall not be obligated to enter into any amendment pursuant to this Section 4.06 that adversely affects its obligations and immunities under this Agreement.

(g)

In filing any Form 8-K or Form 10-K, the Master Servicer shall not undertake any analysis of, and shall have no responsibility for, any financial information, accountant’s report, certification or other matter contained therein, except for computations performed by the Master Servicer and reflected in distribution reports.  Nothing in this Section 4.06(g) shall relieve the Master Servicer of its responsibility for the matters as to which it is certifying in the form attached hereto as Exhibit I.

(h)

Prior to January 31st of the first year in which the Master Servicer is able to do so under applicable law, the Master Servicer shall file a Form 15D Suspension Notification with respect to the Trust

SECTION 4.07.

Early Termination Fund.

(a)

On the Closing Date, the Master Servicer shall establish and maintain in its name, in trust for the benefit of the Holders of the Class X Certificates, the Early Termination Fund.  The Early Termination Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Master Servicer pursuant to this Agreement.

(b)

On the Closing Date, $1,000 will be deposited by the Depositor into the Early Termination Fund.  On each Distribution Date, the Master Servicer shall transfer from the Distribution Account to the Early Termination Fund pursuant to Section 4.01(a)(3)(xxix) any amount required to be deposited therein.  Amounts on deposit in the Early Termination Fund can be withdrawn by the Master Servicer and paid to the Counterparty to the extent of any Termination Payments or Carryover Termination Payments owed by the Trust to the Counterparty resulting solely from a default of the Trust under a Yield Maintenance Agreement where the Trust is the sole affected party or the defaulting party.

(c)

Funds in the Early Termination Fund may be invested in Permitted Investments by the Master Servicer at the direction of the holders of the Class X Certificates maturing on or prior to the next succeeding Distribution Date.  Any net investment earnings on such amounts shall be payable to the holders of the Class X Certificates.  The Master Servicer shall account for the Early Termination Fund as an outside reserve fund within the meaning of Treasury regulation 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement.  The Class X Certificates shall evidence ownership of the Early Termination Fund for federal tax purposes and the Holders thereof shall direct the Master Servicer in writing as to the investment of amounts therein.  The Master Servicer shall treat amounts transferred by the Master REMIC to the Early Termination Fund as distributions to the Class X Certificateholder for all Federal tax purposes.  In the absence of such written direction, all funds in the Early Termination Fund shall remain uninvested.  The Master Servicer shall have no liability for losses on investments in Permitted Investments made pursuant to the Section 4.07(c) (other than as obligor on such investments).  Upon termination of the Trust Fund, any amounts remaining in the Early Termination Fund shall be distributed to the Holders of the Class X Certificates.

(d)

On the Distribution Date immediately after the Distribution Date on which all of the Yield Maintenance Agreements are terminated, any amounts on deposit in the Early Termination Fund not payable to the Counterparty shall be distributed to the Holders of the Class X Certificates.

SECTION 4.08.

Policy Matters

(a)

As soon as possible, and in no event later than 11:00 a.m., New York time, on the second Business Day immediately preceding each Distribution Date, the Master Servicer shall determine the amount of funds available for such Distribution Date minus the amount of any FSA Premium and any fee to paid to the Master Servicer on such Distribution Date.

(b)

If for any Distribution Date, the Master Servicer determines that the funds that will be available for such Distribution Date distributable to the Holders of the Class A1 Certificates pursuant to Section 4.01 will be insufficient to pay the related Guaranteed Distributions on such Distribution Date, the Master Servicer shall determine the amount of any such deficiency and shall give notice to FSA and the Fiscal Agent (as defined in the Class A1 Policy), if any, by telephone or telecopy of the amount of such deficiency, confirmed in writing by notice substantially in the form of Exhibit A to the Class A1 Policy by 12:00 noon, New York City time, on such second Business Day.  The Master Servicer’s responsibility for delivering the notice to FSA, as provided in the preceding sentence is limited to the availability, timeliness and accuracy of the information provided by the Servicer.  The Notice shall constitute a claim for payment pursuant to the Class A1 Policy.

(c)

The Master Servicer on behalf of the Trustee shall receive as attorney-in-fact of each Holder of a Class A1 Certificate, any Guaranteed Distributions from FSA and disburse the same to each Holder of a Class A1 Certificate in accordance with the provisions of this Article IV.  Guaranteed Distributions disbursed by the Master Servicer from proceeds of the Class A1 Policy shall not be considered payment by the Trust nor shall such payments discharge the obligation of the Trust with respect to such Class A1 Certificate, and FSA shall become the owner of such unpaid amounts due from the Trust in respect of such Guaranteed Distributions as the deemed assignee of such Holder and shall be entitled to receive the FSA Reimbursement Amount pursuant to Section 4.01.  The Master Servicer  on behalf of the Trustee hereby agrees on behalf of each Holder of a Class A1 Certificate for the benefit of FSA that it and they recognize that to the extent that FSA makes Guaranteed Distributions, either directly or indirectly (as by paying through the Master Servicer), to the Class A1 Certificateholders, FSA will be entitled to receive the FSA Reimbursement Amount pursuant to Section 4.01.

(d)

It is understood and agreed that the intention of the parties is that FSA shall not be entitled to reimbursement on any Distribution Date for amounts previously paid by it unless on such Distribution Date the Holders of the Class A1 Certificates shall also have received the full amount of the Guaranteed Distributions for such Distribution Date.

(e)

In the event the Master Servicer receives a certified copy of an order of the appropriate court that any payment of principal or interest on a Class A1 Certificate has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Master Servicer shall (i) promptly notify FSA and the Fiscal Agent, if any, and (ii) comply with the provisions of the Class A1 Policy to obtain payment by FSA of such voided payment.  In addition, the Master Servicer shall mail notice to all Holders of the Class A1 Certificates so affected that, in the event that any such Holder’s scheduled payment is so recovered, such Holder will be entitled to payment pursuant to the terms of the Class A1 Policy a copy of which shall be made available to such Holders by the Master Servicer.  The Master Servicer shall furnish to FSA and the Fiscal Agent, if any, its records listing the payments on the affected Class A1 Certificates, if any, that have been made by the Master Servicer and subsequently recovered from the affected Holders, and the dates on which such payments were made by the Master Servicer.

(f)

At the time of the execution hereof, and for the purposes hereof, the Master Servicer shall establish a separate special purpose trust account in the name of the Master Servicer for the benefit of Holders of the Class A1 Certificates (the “FSA Account”) over which the Master Servicer shall have exclusive control and sole right of withdrawal.  The FSA Account shall be an Eligible Account.  The Master Servicer shall deposit any amount paid under the Class A1 Policy into the FSA Account and distribute such amount only for the purposes of making the payments to Holders of the Class A1 Certificates in respect of the Guaranteed Distributions for which the related claim was made under the Class A1 Policy.  Such amounts shall be allocated by the Master Servicer to Holders of Class A1 Certificates affected by such shortfalls in the same manner as principal and interest payments are to be allocated with respect to such Certificates pursuant to Section 4.01.  It shall not be necessary for such payments to be made by checks or wire transfers separated from the checks or wire transfers used to make regular payments hereunder with funds withdrawn from the Distribution Account.  However, any payments made on the Class A1 Certificates from funds in the FSA Account shall be noted as provided in subsection (h) below.  Funds held in the FSA Account shall not be invested by the Master Servicer.

(g)

Any funds received from FSA for deposit into the FSA Account pursuant to the Class A1 Policy in respect of a Distribution Date or otherwise as a result of any claim under the Class A1 Policy shall be applied by the Master Servicer directly to the payment in full (i) of the Guaranteed Distributions due on such Distribution Date on the Class A1 Certificates, or (ii) of other amounts payable under the Class A1 Policy.  Funds received by the Master Servicer as a result of any claim under the Class A1 Policy shall be used solely for payment to the Holders of the Class A1 Certificates and may not be applied for any other purpose, including, without limitation, satisfaction of any costs, expenses or liabilities of the Trustee, the Servicer, the Master Servicer or the Trust Fund.  Any funds (other than funds deposited therein in respect of a Preference Amount payable under the Class A1 Policy) remaining in the FSA Account on the first Business Day after each Distribution Date shall be remitted promptly to FSA pursuant to the written instruction of FSA.

(h)

The Master Servicer shall keep complete and accurate records in respect of (i) all funds remitted to it by FSA and deposited into the FSA Account and (ii) the allocation of such funds to payments of interest on and principal in respect of any Class A1 Certificates.  FSA shall have the right to inspect such records at reasonable times during normal business hours upon three Business Days’ prior notice to the Master Servicer.

(i)

The Master Servicer acknowledges, and each Holder of a Class A1 Certificate by its acceptance of the Class A1 Certificate agrees, that, without the need for any further action on the part of FSA or the Master Servicer, to the extent FSA makes payments, directly or indirectly, on account of principal of or interest on any Class A1 Certificates, FSA will be fully subrogated to the rights of the Holders of such Class A1 Certificates to receive such principal and interest from the Trust Fund.  The Holders of the Class A1 Certificates, by acceptance of the Class A1 Certificates, assign their rights as Holders of the Class A1 Certificates to the extent of FSA’s interest with respect to amounts paid under the Class A1 Policy.  Anything herein to the contrary notwithstanding, solely for purposes of determining FSA’s rights, as applicable, as subrogee for payments distributable pursuant to Section 4.01, any payment with respect to distributions to the Class A1 Certificates which is made with funds received pursuant to the terms of the Class A1 Policy, shall not be considered payment of the Class A1 Certificates from the Trust Fund and shall not result in the distribution or the provision for the distribution in reduction of the Class Principal Balance of the Class A1 Certificates except to the extent such payment has been reimbursed to FSA pursuant to the terms hereof.

(j)

Upon the Master Servicer becoming aware of the occurrence of an Event of Default, the Master Servicer shall promptly notify FSA of such Event of Default.

(k)

The Master Servicer shall promptly notify FSA of either of the following as to which a Responsible Officer of the Master Servicer has actual knowledge:  (A) the commencement of any proceeding by or against the Depositor commenced under the United States bankruptcy code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an “Insolvency Proceeding”) and (B) the making of any claim in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a “Preference Claim”) of any distribution made with respect to the Class A1 Certificates as to which it has actual knowledge.  Each Holder of a Class A1 Certificate, by its purchase of Class A1 Certificates, and the Master Servicer hereby agrees that FSA (so long as no FSA Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal.  In addition and without limitation of the foregoing, FSA shall be subrogated to the rights of the Master Servicer and each Holder of a Class A1 Certificate in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

(l)

The Servicer shall designate at least one FSA Contact Person who shall be available to FSA to provide reasonable access to information regarding the Mortgage Loans.  The initial FSA Contact Persons are the Servicing Officers.

(m)

The Master Servicer shall surrender the Class A1 Policy to FSA for cancellation upon the reduction of the Class Principal Balance of the Class A1 Certificates to zero.

(n)

All notices, statements, reports, certificates or opinions required by this Agreement to be sent to the Trustee, the Master Servicer, the Rating Agencies or the Holders of the Class A1 Certificates (including without limitation the reports prepared pursuant to Sections 3.19 and 3.20 and the statements prepared pursuant to Section 4.02) shall also be sent, at the same time such reports are otherwise sent, by overnight delivery, telecopy or email to FSA at Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022, mbsreports@fsa.com.

(o)

For so long as there is no continuing default by FSA under its obligations under the Class A1 Policy (an “FSA Default”), each Holder of a Class A1 Certificate agrees that FSA shall be treated by the Depositor, the Seller, the Servicer, the Master Servicer and the Trustee as if FSA were the Holder of all of the Class A1 Certificates for the purpose (and solely for the purpose) of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the Holders of the Class A1 Certificates hereunder and the holders of the Class A1 Certificates shall only exercise such rights with the prior written consent of FSA.

(p)

With respect to this Section 4.08, (i) the terms “Receipt” and “Received” shall mean actual delivery to FSA and its Fiscal Agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day and (ii) “Business Day” means any day other than (A) a Saturday or Sunday or (B) a day on which FSA or banking institutions in the City of New York, New York, or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.  If any notice or certificate given under the Class A1 Policy by the Master Servicer is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received.  FSA or its Fiscal Agent, if any, shall promptly so advise the Master Servicer and the Master Servicer may submit an amended notice.

(q)

FSA shall be an express third party beneficiary of this Agreement for the purpose of enforcing the provisions hereof to the extent of FSA’s rights explicitly specified herein as if a party hereto.

(r)

All references herein to the ratings assigned to the Certificates and to the interests of any Certificateholders shall be without regard to the Class A1 Policy.

(s)

The Trustee, the Servicer and the Master Servicer shall cooperate with any reasonable request by FSA to preserve or enforce the rights granted to FSA hereunder.

(t)

Any amendment to this Agreement shall require the prior written consent of FSA if such amendment adversely affects in any respect the rights or interests of FSA or of the Class A1 Certificateholders (without regard to the Class A1 Policy).

(u)

The Trustee designates, appoints, authorizes and directs the Master Servicer to deliver on behalf of the Trustee the notice in the form of Exhibit A to the Class A1 Policy in accordance with Section 4.08 and to make, on behalf of and with full power to bind the Trustee, any of the agreements, assignments or covenants of the Trustee contained therein.  To the extent necessary, this Agreement shall constitute an irrevocable limited power of attorney, coupled with an interest, from the Trustee to the Master Servicer, to accomplish the foregoing.

(v)

Guaranteed Distributions shall not include, nor shall coverage be provided under the Class A1 Policy in respect of, any New WAC Rate Carryover Amount, Prepayment Interest Shortfall, Relief Act Interest Shortfall, taxes, withholdings or any other charge imposed by any government authority due in connection with any payment of any Guaranteed Distribution to a Class A1 Certificateholder.

ARTICLE V

THE CERTIFICATES

SECTION 5.01.

The Certificates.

(a)

The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in the Trust Fund.  The Certificates of each Class will be substantially in the forms annexed hereto as Exhibit A-1, Exhibit A-2, Exhibit A-5, Exhibit A-6 and Exhibit A-10 and will be issuable in registered form only.  Each Certificate will share ratably in all rights of the related Class.

The Offered Certificates are issuable only in minimum denominations corresponding to minimum initial Certificate Principal Balances of $25,000 and integral multiples of $1 in excess thereof.  The Class P Certificates are issuable only in minimum denominations corresponding to minimum initial Certificate Principal Balances of $20 and integral multiples of $20 thereof.  The Class X Certificates are issuable only in minimum denominations corresponding to a minimum initial Notional Amount of $100,000 and integral multiples of $1 in excess thereof.  The Residual Certificates are issuable in minimum denominations corresponding to minimum Percentage Interests of 20% and multiples thereof.

Upon original issue, the Certificates shall be executed and delivered by the Trustee and the Master Servicer shall cause the Certificates to be authenticated by the Certificate Registrar to or upon the order of the Depositor.  The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Trustee by an authorized signatory.  Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.  No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Certificate Registrar by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.

(b)

The Book-Entry Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Master Servicer except to another Depository that agrees to hold such Book-Entry Certificates for the respective Certificate Owners with Ownership Interests therein.  The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates (“Definitive Certificates”) in respect of such Ownership Interests.  All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner.  Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.  The Master Servicer is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such.  The Book-Entry Custodian may, and if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Servicer, the Master Servicer (if the Master Servicer is not the Book-Entry Custodian) and any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository.  If the Master Servicer resigns or is removed in accordance with the terms hereof, the successor master servicer or, if it so elects, the Depository shall immediately succeed to its predecessor’s duties as Book-Entry Custodian.  The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

The Master Servicer, the Servicer and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder.  The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners.  Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners.  The Master Servicer may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

If (i)(A) the Depository advises the Master Servicer in writing that it is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (B) the Issuer is unable to locate a qualified successor or (ii) after the occurrence of an Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates at their option advise the Master Servicer and DTC in writing that they elect to terminate the book-entry system through the Depository, the Master Servicer shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same.  Upon surrender to the Master Servicer of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Master Servicer shall issue the Definitive Certificates.  Such Definitive Certificates will be issued in minimum denominations of $25,000, except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $25,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate.  None of the Depositor, the Seller, the Servicer or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Master Servicer, to the extent applicable with respect to such Definitive Certificates, and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

SECTION 5.02.

Registration of Transfer and Exchange of Certificates.

(a)

The Master Servicer shall cause to be kept at one of the offices or agencies to be appointed by the Master Servicer in accordance with the provisions of Section 8.12 a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Master Servicer shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  The Master Servicer will initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.  The Certificate Registrar may appoint, by a written instrument delivered to the Master Servicer, the Seller, the Servicer, the Trustee and the Depositor, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.  If the Master Servicer shall at any time not be the Certificate Registrar, the Master Servicer shall have and maintain the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

(b)

No transfer of any Non-Offered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification.  In the event that such a transfer of a Non-Offered Certificate is to be made without registration or qualification (other than in connection with the initial transfer of any such Certificate by the Depositor to the Seller or by the Seller to an affiliate of the Seller or to a trust, the depositor of which is an affiliate of the Seller), the Master Servicer and the Certificate Registrar shall each require receipt of: either (i) written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder’s prospective transferee, substantially in the forms attached hereto as Exhibit F-1 or (ii) an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Depositor, the Seller, the Trustee, FSA, the Servicer, the Master Servicer, the Certificate Registrar or the Trust Fund).  None of the Depositor, the Seller, the Certificate Registrar or the Trustee is obligated to register or qualify the Non-Offered Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification.  Any Certificateholder desiring to effect the transfer of a Private Certificate shall, and does hereby agree to, indemnify the Trustee, FSA, the Seller, the Depositor, the Certificate Registrar, the Master Servicer and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(c)

(i)  No transfer of an ERISA-Restricted Certificate shall be made unless the Master Servicer shall have received in the form attached hereto as Exhibit F-2 or Exhibit G, as applicable, either (i) a certification letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Master Servicer, to the effect that such transferee is not a Plan or a person using the assets of any such Plan, which representation letter shall not be an expense of the Master Servicer or the Trust Fund, (ii) if the purchaser is an insurance company and the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such Certificate presented for registration in the name of a Plan or a person acting on behalf of any such Plan, or using such Plan’s assets, an Opinion of Counsel satisfactory to the Master Servicer to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Seller, the Trustee, FSA, the Servicer or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties or the Trust Fund.  In the event the representations referred to in the preceding sentence are not furnished, such representations shall be deemed to have been made to the Master Servicer by the transferee’s acceptance of an ERISA-Restricted Certificate, or by any beneficial owner who purchases an interest in such Certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Plan, or a person using a Plan’s assets is attempted without the delivery to the Master Servicer of the opinion of counsel described above, the attempted transfer or acquisition of such Certificate shall be void and of no effect.  Neither an Opinion of Counsel nor any certification will be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall be deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Master Servicer shall be entitled to conclusively rely upon a representation (which, upon the request of the Master Servicer, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

(ii)

[Reserved].

(iii)

If any Certificate or any interest therein is acquired or held in violation of the provisions of Section 5.02(c)(i), the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Servicer, the Seller, the Trustee, FSA, the Master Servicer, the Certificate Registrar, the Underwriter and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

(d)

(i)  Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Master Servicer or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale.  The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(A)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Master Servicer of any change or impending change in its status as a Permitted Transferee.

(B)

In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Master Servicer shall require delivery to it and shall not register the Transfer of any Residual Certificate until its receipt of an affidavit and agreement (a “Transfer Affidavit and Agreement”), in the form attached hereto as Exhibit F-2 from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

(C)

Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Master Servicer who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

(D)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement in the form attached hereto as Exhibit F-2) from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit F-2) to the Master Servicer stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

(E)

Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Master Servicer written notice that it is a “pass-through interest holder” within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a “pass-through interest holder.”

(ii)

The Master Servicer will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Master Servicer as a condition to such registration.  In addition, no Transfer of a Residual Certificate shall be made unless the Master Servicer shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

(iii)

(A)  If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate.  The Master Servicer shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

(B)

If any purported Transferee shall become a holder of a Residual Certificate in violation of the restrictions in this Section 5.02(d) and to the extent that the retroactive restoration of the rights of the holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose.  Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Master Servicer.  Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer.  The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee.  The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(iv)

The Master Servicer shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the “excess inclusions” of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization.  Such information shall be provided by the Master Servicer upon receipt of reasonable compensation.

(v)

The provisions of this Section 5.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Master Servicer and the Certificate Registrar at the expense of the party seeking to modify, add to or eliminate any such provision the following:

(A)

written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

(B)

an Opinion of Counsel, in form and substance satisfactory to the Master Servicer and the Certificate Registrar, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC created hereunder to cease to qualify as a REMIC and will not cause any REMIC created hereunder, as the case may be, to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

(e)

Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Master Servicer maintained for such purpose pursuant to Section 8.12, the Master Servicer shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

(f)

At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Master Servicer maintained for such purpose pursuant to Section 8.12.  Whenever any Certificates are so surrendered for exchange the Master Servicer shall execute and the Certificate Registrar shall authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Master Servicer) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Master Servicer and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(g)

No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Master Servicer may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(h)

All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Certificate Registrar in accordance with its customary procedures.

(i)

The Master Servicer will cause the Certificate Registrar (unless the Master Servicer is acting as Certificate Registrar) to provide notice to the Master Servicer of each transfer of a Certificate and to provide the Master Servicer with an updated copy of the Certificate Registrar on the first Business Day in August of each year, commencing in August 2004.

SECTION 5.03.

Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Master Servicer or the Certificate Registrar, or the Master Servicer and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Master Servicer and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by the Master Servicer or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Master Servicer shall execute and the Certificate Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest.  Upon the issuance of any new Certificate under this Section, the Master Servicer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith.  Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 5.04.

Persons Deemed Owners.

The Depositor, the Seller, the Servicer, the Master Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Seller, the Servicer, the Master Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

SECTION 5.05.

Certain Available Information.

The Master Servicer shall maintain at its Corporate Trust Office and shall make available free of charge during normal business hours for review by any Holder of a Certificate or any Person identified to the Master Servicer as a prospective transferee of a Certificate, originals or copies of the following items:  (i) in the case of a Holder or prospective transferee of a Class X Certificate, a Class P Certificate or a Residual Certificate, any related private placement memorandum or other disclosure document relating to such Certificates, if any, in the form most recently provided to the Master Servicer; and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 11.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date, (C) all certifications delivered by a Responsible Officer of the Master Servicer since the Closing Date pursuant to Section 10.01(h), (D) any and all Officers’ Certificates delivered to the Master Servicer by the Servicer since the Closing Date to evidence the Servicer’s determination that any P&I Advance was, or if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, respectively, and (E) any and all Officers’ Certificates delivered to the Master Servicer by the Servicer since the Closing Date pursuant to Section 4.04(a).  Copies and mailing of any and all of the foregoing items will be available from the Master Servicer upon request at the expense of the person requesting the same.

ARTICLE VI

THE DEPOSITOR, THE SERVICER AND THE MASTER SERVICER

SECTION 6.01.

Liability of the Depositor, the Seller, the Master Servicer and the Servicer.

The Depositor, the Seller, the Master Servicer and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor, the Seller, the Master Servicer and the Servicer herein.

SECTION 6.02.

Merger or Consolidation of the Depositor, the Seller, the Master Servicer or the Servicer.

Subject to the following paragraph, the Depositor, the Seller and the Master Servicer will keep in full effect its existence, rights and franchises (charter and statutory) under the laws of the jurisdiction of its incorporation.  Subject to the following paragraph, the Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and its qualification as an approved conventional seller/servicer for Fannie Mae or servicer for Freddie Mac in good standing.  The Depositor, the Seller, the Servicer and the Master Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

The Depositor, the Seller, the Servicer and the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Seller, the Servicer and the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Seller, the Servicer and the Master Servicer, shall be the successor of the Depositor, the Seller, the Servicer and the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be a servicer of Mortgage Loans on behalf of Fannie Mae or Freddie Mac and shall otherwise meet the requirements of a successor servicer set forth in Section 7.02.

SECTION 6.03.

Limitation on Liability of the Depositor, the Seller, the Servicer, the Master Servicer and Others.

None of the Depositor, the Seller, the Servicer and the Master Servicer or any of the directors, officers, employees or agents of the Depositor, the Seller, the Servicer and the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Seller, the Servicer and the Master Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Depositor, the Seller, the Servicer and the Master Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  The Depositor, the Seller, the Servicer and the Master Servicer and any director, officer, employee or agent of the Depositor, the Seller, the Servicer and the Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor, the Seller, the Servicer and the Master Servicer and any director, officer, employee or agent of the Depositor, the Seller, the Servicer and the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense (i) in the case of the Servicer, relating to the Servicer’s failure to service any Mortgage Loan in accordance with this Agreement, unless such loss, liability or expense is otherwise reimburseable pursuant to this Agreement, or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  The Depositor, the Seller, the Servicer and the Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor, the Seller, the Servicer and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  In such event, unless the Depositor, the Seller, the Master Servicer or the Servicer acts without the consent of FSA or the Holders of Certificates entitled to at least 51% of the Voting Rights (which consent shall not be necessary in the case of litigation or other legal action by either to enforce or perform their respective rights or obligations under this Agreement or defend themselves hereunder), the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Seller, the Servicer and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

The Servicer (except the Master Servicer to the extent it has succeeded the Servicer as required hereunder) indemnifies and holds the Trustee, the Depositor, the Master Servicer and the Trust Fund harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Depositor, the Master Servicer or the Trust Fund may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement.  The Servicer shall immediately notify the Trustee, the Master Servicer and the Depositor if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Servicer shall assume (with the consent of the Master Servicer) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Depositor, the Seller, the Servicer and the Master Servicer and/or the Trust Fund in respect of such claim.  The provisions of this paragraph shall survive the termination of this Agreement, the resignation or removal of the Trustee and the Master Servicer and the payment of the outstanding Certificates.  Any payment hereunder made by the Servicer to the Trustee or the Master Servicer shall be from the Servicer’s own funds, without reimbursement from the Trust Fund.

SECTION 6.04.

Limitation on Resignation of the Servicer and the Master Servicer.

Neither the Servicer nor the Master Servicer shall resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) with the written consent of the Trustee and written confirmation from each Rating Agency (which confirmation shall be furnished to the Depositor and the Trustee) that such resignation will not cause such Rating Agency to reduce the then current rating of the Offered Certificates.  Any such determination pursuant to clause (i) of the preceding sentence permitting the resignation of the Servicer or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Servicer and delivered to the Trustee and the Master Servicer.  No resignation of the Servicer or the Master Servicer shall become effective until the Master Servicer, the Trustee or a successor servicer shall have assumed the Servicer’s or the Master Servicer’s, as applicable, responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

Except as expressly provided herein and in Section 3.18 and Section 3.28, the Servicer or the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, nor delegate to or subcontract with, nor authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer or the Master Servicer, as applicable hereunder.  The foregoing prohibition on assignment shall not prohibit the Servicer from designating a Sub-Servicer as payee of any indemnification amount payable to the Servicer hereunder; provided, however, that as provided in Section 3.06 hereof, no Sub-Servicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Sub-Servicer as an indemnitee under this Agreement.  If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor servicer.

Notwithstanding the foregoing, the Servicer may enter into lending agreements with one or more third party lenders in connection with the servicing rights of the Servicer under this Agreement; provided that, such lending agreements shall neither (i) release the Servicer from any of its duties and obligations hereunder nor (ii) grant any such third party lender any rights against the Trust, the Trustee, the Master Servicer, the Depositor or the Seller.  Any fees, expenses or costs incurred with respect to such lending agreements shall in no event be a fee, expense or cost of the Trust, the Trustee, FSA, the Depositor or the Seller.

SECTION 6.05.

Rights of the Depositor, the Seller, the Master Servicer and the Trustee in Respect of the Servicer.

The Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Depositor, the Master Servicer and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Servicer (and any such Sub-Servicer) in respect of the Servicer’s rights and obligations hereunder and access to officers of the Servicer (and those of any such Sub-Servicer) responsible for such obligations.  Upon request, the Servicer shall furnish to the Depositor, the Master Servicer and the Trustee its (and any such Sub-Servicer’s) most recent financial statements and such other information relating to the Servicer’s capacity to perform its obligations under this Agreement that it possesses.  To the extent such information is not otherwise available to the public or is deemed confidential by the Servicer, the Depositor, the Master Servicer and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Servicer’s (or any such Sub-Servicer’s) written consent, except as required pursuant to this Agreement or to the extent that it is necessary to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Master Servicer and the Trustee or the Trust Fund, and in either case, the Depositor, the Master Servicer and the Trustee, as the case may be, shall each use its best efforts to assure the confidentiality of any such disseminated non-public information.  Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.  Nothing in this Section 6.05 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business.  The Servicer shall not be required to make copies of or ship documents to any party unless provisions have been made for the reimbursement of the costs thereof.

The Depositor may, but is not obligated to, enforce the obligations of the Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer under this Agreement or exercise the rights of the Servicer under this Agreement; provided that the Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee.  The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer and is not obligated to supervise the performance of the Servicer under this Agreement or otherwise.

ARTICLE VII

DEFAULT

SECTION 7.01.

Events of Default.

(a)

“Event of Default,” means any one of the following events:

(i)

any failure by the Servicer to remit to the Master Servicer any payment or deposit  required pursuant to this Agreement (other than a P&I Advance required to be made from its own funds on any Servicer Remittance Date pursuant to Section 4.03) that continues unremedied for a period of two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Master Servicer or the Trustee, or to the Servicer, the Depositor, the Master Servicer and the Trustee by FSA or the Holders of Certificates entitled to at least 25% of the Voting Rights; or

(ii)

any failure on the part of the Master Servicer or the Servicer, as applicable, duly to observe or perform in any material respect any of the covenants or agreements on the part of the Master Servicer or the Servicer, as applicable, contained in this Agreement which continues unremedied for a period of 45 days after the earlier of (x) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Servicer, as applicable, by the Depositor or the Master Servicer (in the case of the Servicer), or to the Servicer, the Depositor, the Master Servicer and the Trustee by FSA or the Holders of Certificates entitled to at least 25% of the Voting Rights and (y) actual knowledge of such failure by a Servicing Officer of the Master Servicer or the Servicer, as applicable; or

(iii)

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Servicer, as applicable, and if such proceeding is being contested by the Master Servicer or the Servicer, as applicable, in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or results in the entry of an order for relief or any such adjudication or appointment; or

(iv)

the Master Servicer or the Servicer, as applicable, shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(v)

the Master Servicer or the Servicer, as applicable, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)

any failure by the Servicer of the Servicer Termination Test; or

(vii)

any failure of (a) the Servicer to make any P&I Advance on the Servicer Remittance Date or (b) the Master Servicer (as Successor Servicer) to make any P&I Advance on the date on which the Master Servicer (as Successor Servicer) is required to make a P&I Advance hereunder in each case required to be made from its own funds pursuant to Section 4.03 which continues unremedied until the close of business New York time on the Business Day two days after the date upon which written notice of such failure, requiring the same to be remedied, has been given to the Servicer or the Master Servicer (as successor servicer) by the Depositor or the Master Servicer (in the case of the Servicer) (in which case notice shall be provided by telecopy).

If an Event of Default described in clauses (i) through (vi) of this Section shall occur, then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Depositor or the Trustee may with the consent of FSA, and at the written direction of FSA or the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the Master Servicer or the Servicer, as applicable (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor), terminate all of the rights and obligations of the Master Servicer or the Servicer, as applicable, in its capacity as the Master Servicer or the Servicer, as applicable, under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof.  If an Event of Default described in clause (vii) hereof shall occur, the Trustee shall, by notice in writing to the Master Servicer or the Servicer, as applicable, the Seller, the Depositor and the Trustee, terminate all of the rights and obligations of the Master Servicer or the Servicer, as applicable, in its capacity as the Master Servicer or the Servicer, as applicable, under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

SECTION 7.02.

Master Servicer or Trustee to Act; Appointment of Successor.

On and after the date on which the Master Servicer or the Servicer receives a notice of termination pursuant to Section 7.01(a) subject to the terms of this Section 7.02, the Trustee (in the case of the Master Servicer) or the Master Servicer (in the case of the Servicer) shall be the successor in all respects to the Master Servicer or the Servicer in its capacity as master servicer or servicer, as applicable, under this Agreement and all authority and power of the Master Servicer or the Servicer, as applicable, under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee or the Master Servicer, as applicable, pursuant to and under this section and, without limitation, the Trustee (in the case of the Master Servicer) or the Master Servicer (in the case of the Servicer) is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver on behalf of and at the expense of the Master Servicer or the Servicer, as applicable, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Trustee or the Master Servicer (except for any representations or warranties of the Master Servicer (in the case of the Trustee) or the Servicer (in the case of the Trustee and the Master Servicer)) under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(b) and the obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof including, without limitation, the Servicer’s or the Master Servicer’s (as successor servicer) obligations to make P&I Advances pursuant to Section 4.03 (and if the Servicer was terminated for failure to make a P&I Advance pursuant to Section 7.01(a)(vii) the Master Servicer shall immediately make such P&I Advance on the date that it becomes Successor Servicer, except to the extent the Master Servicer deems such P&I Advances to be a Nonrecoverable P&I Advance); provided, however, that if the Trustee or the Master Servicer, as applicable, is prohibited by law or regulation from obligating itself to make P&I Advances regarding Delinquent Mortgage Loans, then the Trustee or the Master Servicer, as applicable, shall not be obligated to make P&I Advances pursuant to Section 4.03; and provided, further, that any failure to perform such duties or responsibilities caused by the Master Servicer’s or the Servicer’s, as applicable, failure to provide information required by this Section 7.02 shall not be considered a default by the Trustee or the Master Servicer (as successor servicer) hereunder; provided, however, in the case of termination of the Servicer, it is understood and acknowledged by the parties that there will be a period of transition (not to exceed 90 days from the date on which the Servicer receives such notice of termination) before the servicing transfer is fully effected, during which time the terminated Servicer shall continue all servicing (other than making any required P&I Advance, which the Trustee or the Master Servicer (as successor servicer) shall be required to do, subject to the limitations of this sentence) of the Mortgage Loans.  Notwithstanding the above, the Trustee or the Master Servicer, as applicable, shall, if it is unable to so act or if it is prohibited by law from making advances regarding Delinquent Mortgage Loans, or if FSA or the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee (in the case of the Master Servicer) or the Master Servicer (in the case of the Servicer) promptly appoint or petition a court of competent jurisdiction to appoint a successor servicer meeting the requirements described below.  Notwithstanding the foregoing, for a period of 30 days following the date on which the Servicer shall have received a notice of termination pursuant to Section 7.01, the terminated Servicer may appoint a successor servicer that satisfies the eligibility criteria of a successor servicer set forth below, which appointment shall be subject to the consent of the Depositor, the Seller, the Master Servicer, FSA and the Trustee, which consent shall not be unreasonably withheld or delayed; provided that such successor servicer agrees to fully effect the servicing transfer within the 90 day period referred to above and to make all P&I Advances that would otherwise be made by the Trustee or the Master Servicer (as successor servicer) as of the date of such appointment, and to reimburse the terminated Servicer, the Master Servicer or the Trustee, as applicable, for any unreimbursed P&I Advances they have made and any reimburseable expenses that they may have incurred in connection with this Section 7.02.  Any proceeds received in connection with the appointment of such successor servicer shall be the property of the terminated Servicer or its designee.  This 30 day period shall terminate immediately (i) at the close of business on the second Business Day of such 30 day period if (A) the Servicer was terminated because of an Event of Default described in Section 7.01(a)(vii) for failing to make a required P&I Advance, and (B) the Servicer shall have failed to make (or cause to be made) such P&I Advance, or the Servicer shall fail to reimburse (or cause to be reimbursed) the Master Servicer or the Trustee, as applicable, for a P&I Advance made by the Master Servicer or the Trustee, as applicable, by the close of business on such second Business Day, or (ii) at the close of business on the second Business Day following the date (if any) during such 30 day period on which a P&I Advance is due to be made, if the terminated Servicer shall have failed to make (or caused to be made) such P&I Advance, or the terminated Servicer shall have failed to reimburse (or cause to be reimbursed) the Master Servicer or the Trustee, as applicable, for such P&I Advance, by the close of business on such second Business Day.

As compensation therefor, the Trustee or the Master Servicer, as applicable, shall be entitled to the Master Servicing Fee or the Servicing Fee, as applicable, and all funds relating to the Mortgage Loans to which the Master Servicer or the Servicer, as applicable, would have been entitled if it had continued to act hereunder (other than amounts which were due or would become due to the Master Servicer to the Servicer, as applicable, prior to its termination or resignation).  Notwithstanding anything herein to the contrary, in no event shall the Trustee or the Master Servicer be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any successor servicer to act as successor servicer under this Agreement and the transactions set forth or provided for herein.

Any successor servicer appointed under this Agreement must (i) be an established mortgage loan servicing institution that is a Fannie Mae and Freddie Mac approved servicer, (ii) be approved by each Rating Agency by a written confirmation from each Rating Agency that the appointment of such successor servicer would not result in the reduction or withdrawal of the then current ratings of any outstanding Class of Certificates, (iii) have a net worth of not less than $15,000,000 and (iv) assume all the responsibilities, duties or liabilities of such servicer (other than liabilities of the Master Servicer or the Servicer, as applicable, hereunder incurred prior to termination of the Master Servicer or the Servicer, as applicable, under Section 7.01 herein) under this Agreement as if originally named as a party to this Agreement.  No appointment of a successor to the Master Servicer or the Servicer, as applicable, under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer’s or the Servicer’s, as applicable, responsibilities, duties and liabilities (other than liabilities of the Master Servicer or the Servicer, as applicable, hereunder incurred prior to termination of such servicer under Section 7.01(a) herein) hereunder.

In connection with such appointment and assumption of a successor master servicer or servicer as described herein, the Trustee or the Master Servicer, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer or the Servicer, as applicable, as such hereunder.  The Depositor, the Master Servicer (in the case of the Servicer) and the Trustee (in the case of the Master Servicer) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  Pending appointment of a successor to the defaulting servicer under this Agreement, the Trustee or the Master Servicer, as applicable, shall act in such capacity as hereinabove provided.

The Servicer agrees, at its sole cost and expense, promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee or the Master Servicer, as applicable, with all documents and records requested by it to enable it to assume the Servicer’s functions under this Agreement, and to cooperate with the Master Servicer in effecting the termination of the Servicer’s responsibilities and rights under this Agreement, including, without limitation, the transfer within two Business Days to the Master Servicer for administration by it of all cash amounts which at the time shall be or should have been credited by the Servicer to the Collection Account held by or on behalf of the Servicer or any REO Account or Servicing Account held by or on behalf of the Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property.  For purposes of this section, the Master Servicer shall not be deemed to have knowledge of an Event of Default unless a Responsible Officer of the Master Servicer assigned to and working in the Master Servicer’s Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default is received by the Master Servicer and such notice references the Certificates, any of the Trust REMICs or this Agreement.

The Master Servicer shall be entitled to be reimbursed by the defaulting Servicer (or by the Trust Fund if such Servicer is unable to fulfill its obligations hereunder) for all reasonable out-of-pocket or third party costs associated with the transfer of servicing from the predecessor Servicer (or if the predecessor Servicer is the Master Servicer, from the Servicer immediately preceding the Master Servicer), including without limitation, any reasonable out-of-pocket or third party costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively, upon presentation of reasonable documentation of such costs and expenses.

Notwithstanding any termination of the activities of the Master Servicer or the Servicer, as applicable, hereunder, the Master Servicer or the Servicer, as applicable, shall be entitled to receive, out of any Late Collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating such Master Servicer’s or Servicer’s, as applicable, rights and obligations as Master Servicer or the Servicer, as applicable, hereunder and received after such notice, that portion thereof to which such Master Servicer or the Servicer, as applicable, would have been entitled pursuant to Section 3.11, and any other amounts payable to such Master Servicer or the Servicer, as applicable, hereunder the entitlement to which arose prior to the termination of its activities hereunder in accordance with Section 3.11 and in the time period specified in Section 3.11.  The Master Servicer or the Servicer, as applicable, shall continue to be entitled to the benefits of Section 6.03, notwithstanding any termination hereunder with respect to events occurring prior to such termination.

If the Servicer fails to pay all costs related to the transition of servicing to a successor servicer, the successor servicer shall be entitled to reimbursement of these amounts from the Trust.

SECTION 7.03.

Notification to Certificateholders.

(a)

Upon any termination of the Servicer pursuant to Section 7.01 above or any appointment of a successor to the Servicer pursuant to Section 7.02 above, the Master Servicer shall give prompt written notice thereof to FSA and Certificateholders at their respective addresses appearing in the Certificate Register.

(b)

Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute an Event of Default or five days after the Master Servicer becomes aware of the occurrence of such an event, the Master Servicer shall transmit by mail to FSA and all Holders of Certificates notice of each such occurrence, unless such default or Event of Default shall have been cured or waived.

SECTION 7.04.

Waiver of Events of Default.

The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Event of Default hereunder and FSA may waive such default or Event of Default; provided, however, that a default or Event of Default under clause (i) or (vii) of Section 7.01 may be waived only by all of the Holders of the Regular Certificates.  Upon any such waiver of a default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder.  No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE VIII

CONCERNING THE TRUSTEE

SECTION 8.01.

Duties of Trustee.

The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.  During an Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.  Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.  If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, it will provide notice thereof to the Certificateholders.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i)

Prior to the occurrence of an Event of Default, and after the curing of all the Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to it that conform to the requirements of this Agreement;

(ii)

The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)

The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

SECTION 8.02.

Certain Matters Affecting the Trustee.

(a)

Except as otherwise provided in Section 8.01:

(i)

The Trustee may request and rely conclusively upon and shall be fully protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)

The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)

The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to it security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv)

The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)

Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by such Certificateholders, the Trustee may require reasonable indemnity against such expense, or liability from such Certificateholders as a condition to taking any such action;

(vi)

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents custodians, nominees or attorneys and shall not be responsible for any willful misconduct or negligence of such agents, custodians, nominees or attorneys (as long as such agents, custodians, nominees or attorneys are appointed with due and proper care);

(vii)

Except as otherwise expressly provided herein, none of the provisions of this Agreement shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of its performance in accordance with the provisions of this Agreement).

(b)

All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

SECTION 8.03.

Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 8.13) shall be taken as the statements of the Master Servicer, the Seller and the Depositor, and the Trustee does not assume any responsibility for their correctness.  The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.13) or of the Certificates or of any Mortgage Loan or related document.  The Trustee shall not be accountable for the use or application by the Master Servicer or the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer, the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account, the Distribution Account or any other account referred to herein by the Servicer or the Master Servicer.

SECTION 8.04.

Trustee May Own Certificates.

The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

SECTION 8.05.

Fees and Expenses of the Trustee.

(a)

The Trustee shall be compensated by the Master Servicer pursuant to the terms of a fee letter between the Trustee and the Master Servicer.  Subject to Section 8.05(b), the Trustee, or any director, officer, employee or agent of it, shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (including any unreimbursed fees or expenses for work relating to an appointment of a successor servicer under Section 7.02 herein, but not including expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of its performance in accordance with the provisions of this Agreement) incurred by the Trustee in connection with any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (a) resulting from the Servicer’s actions or omissions in connection with this Agreement and the Mortgage Loans, (b) that constitutes a specific liability of the Trustee pursuant to Section 10.01(c) or (c) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or as a result of a breach of the its obligations under Article X hereof.  Any amounts payable to the Trustee, or any director, officer, employee or agent of the Trustee, in respect of the indemnification provided by this paragraph (a), or pursuant to any other right of reimbursement from the Trust Fund that the Trustee, or any director, officer, employee or agent of the Trustee, may have hereunder in its capacity as such, may be withdrawn by the Master Servicer and distributed to the Trustee by the Master Servicer from the Distribution Account at any time.  Such indemnity shall survive the termination of this Agreement and the resignation of the Trustee.

(b)

As a limitation on the foregoing with respect to certain expenses of the Trustee in its capacity as Trustee, the Trustee shall receive from the Trust Fund amounts with respect to indemnification for reasonable counsel fees and expenses (collectively, “Legal Fees”) in connection with any third-party litigation or other claims alleging violations of laws or regulations relating to consumer lending and/or servicing of the Trust Fund (collectively, “Third Party Claims”) in an amount not greater than $25,000 per month, and $600,000 in the aggregate (with amounts in excess of $25,000 for any month carried-forward to subsequent months, until the $600,000 aggregate maximum is reached).  The amounts, if any, described in the preceding sentence, shall be paid on each Distribution Date in accordance with the priorities set forth in Section 4.01(a)(3)(xxvii) hereof to the extent of the Available Distribution Amount.  The Trustee shall not have any obligation to incur additional expenses for which reimbursement is limited pursuant to this paragraph in excess of the aggregate limit set forth above unless it has received reasonable security or indemnity for such additional expenses.  The Certificateholders shall hold the Trustee harmless for any consequences to such Certificateholders resulting from any failure of the Trustee to incur any such additional expenses in excess of the aforementioned aggregate limit.

(c)

The Depositor shall pay any annual rating agency fees of S&P, Moody’s and Fitch for ongoing surveillance from its own funds without right of reimbursement.

(d)

The Trustee shall deliver to the Depositor and each Holder of a Non-Offered Certificate a report detailing all payments from the Trust Fund made with respect to Legal Fees on account of Third-Party Claims.  The report shall be delivered monthly, promptly following any month in which such payments were made.

SECTION 8.06.

Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be a corporation or an association (other than the Depositor, the Seller, the Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority.  If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

SECTION 8.07.

Resignation and Removal of the Trustee.

The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Master Servicer, the  Depositor, the Servicer, FSA and the Certificateholders.  Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee.  The Depositor shall deliver a copy of such instrument to the Certificateholders, FSA and the Servicer.  If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee with the consent of FSA and appoint a successor by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor.  The Depositor shall deliver a copy of such instrument to the Certificateholders and the Servicer.

The Holders of Certificates entitled to at least 51% of the Voting Rights with the consent of FSA may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed.  The Depositor shall deliver a copy of such instrument to the Certificateholders, FSA and the Servicer.

Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor as provided in Section 8.08.

SECTION 8.08.

Successor Trustee.

Any successor appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor shall become effective and such successor, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.  The predecessor trustee shall deliver to its successor all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder (other than any Mortgage Files at the time held by a Custodian, if any, which Custodian shall become the agent of any successor trustee hereunder), and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.06 and the appointment of such successor shall not result in a downgrading of any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession to FSA and all Holders of Certificates at their addresses as shown in the Certificate Register.  If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor, the successor shall cause such notice to be mailed at the expense of the Depositor.

SECTION 8.09.

Merger or Consolidation of Trustee.

Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10.

Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee, acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable.  If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof. Any reasonable and necessary expense of the Trustee related to the appointment of a co-trustee or a separate trustee for the limited purpose of performing the Trustee’s duties pursuant to this Section 8.10 shall be reimbursable from the Trust Fund.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the defaulting Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 8.11.

Appointment of Custodians.

The Trustee may, at the direction of the Depositor and with the consent of the Servicer (which consent shall not be unreasonably withheld), and FSA appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into one or more Custodial Agreements.  The appointment of any Custodian may at any time be terminated and a substitute Custodian shall be appointed upon the reasonable request of the Servicer to the Trustee, the consent to which shall not be unreasonably withheld.  All fees and expenses of the Custodian shall be paid in accordance with the related Custodial Agreement.  The Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such Custodian.  Each Custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.  In no event shall the appointment of any Custodian pursuant to a Custodial Agreement diminish the obligations of the Trustee hereunder.

SECTION 8.12.

Appointment of Office or Agency.

The Master Servicer designates its applicable Corporate Trust Office, as the location at which the Certificates may be surrendered for registration of transfer or exchange and presented for final distribution or the location at which notices and demands to or upon the Master Servicer in respect of the Certificates may be served and will notify the Certificateholders of any change in the location of such office or agency.

SECTION 8.13.

Representations and Warranties of the Trustee.

(a)

The Trustee hereby represents and warrants to the Servicer, FSA and the Depositor, as of the Closing Date, that:

(i)

It is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

(ii)

The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its charter or articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii)

It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(b)

This Agreement, assuming due authorization, execution and delivery by the other parties, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

SECTION 8.14.

Yield Maintenance Agreement.

The Trustee shall not designate an Early Termination Date under any Yield Maintenance Agreement without the consent of the Controlling Person.

ARTICLE VIIIA

CONCERNING THE MASTER SERVICER

SECTION 8A.01

Duties of the Master Servicer.

The Master Servicer, prior to the occurrence of an Event of Default relating to the Servicer of which a Responsible Officer of the Master Servicer shall have actual knowledge and after the curing of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.  During an Event of Default relating to the Servicer of which a Responsible Officer of the Master Servicer shall have actual knowledge, and which remains uncured, the Master Servicer shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.  Any permissive right of the Master Servicer enumerated in this Agreement shall not be construed as a duty.

The Master Servicer, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.  The Master Servicer shall have no duty to recompute, recalculate or verify the accuracy of any resolution, certificate, statement, opinion, report, document, order or other instrument so furnished to the Master Servicer.  If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Master Servicer shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, it will provide notice thereof to the Certificateholders.

No provision of this Agreement shall be construed to relieve the Master Servicer from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i)

Prior to the occurrence of an Event of Default relating to the Servicer of which a Responsible Officer of the Master Servicer shall have actual knowledge, and after the curing of all the Events of Default which may have occurred, the duties and obligations of the Master Servicer shall be determined solely by the express provisions of this Agreement, the Master Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Master Servicer and, in the absence of bad faith on the part of the Master Servicer, the Master Servicer may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to it that conform to the requirements of this Agreement;

(ii)

The Master Servicer shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Master Servicer, unless it shall be proved that the Master Servicer was negligent in ascertaining the pertinent facts;

(iii)

The Master Servicer shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Master Servicer, or exercising any trust or power conferred upon the Master Servicer, under this Agreement; and

(iv)

No provision of this Agreement shall require the Master Servicer to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Master Servicer shall have no duty (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, or (C) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Certificate Account.

Except with respect to an Event of Default described in clause (i) of Section 7.01(a), the Master Servicer shall not be deemed to have knowledge of any Event of Default or event which, with notice or lapse of time, or both, would become an Event of Default, unless a Responsible Officer of the Master Servicer shall have received written notice thereof from the Servicer, FSA, the Depositor, or a Certificateholder, or a Responsible Officer of the Master Servicer has actual notice thereof, and in the absence of such notice no provision hereof requiring the taking of any action or the assumption of any duties or responsibility by the Master Servicer following the occurrence of any Event of Default or event which, with notice or lapse of time or both, would become an Event of Default, shall be effective as to the Master Servicer.

The Master Servicer shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Master Servicer shall remit to the Servicer upon receipt of any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Master Servicer, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Master Servicer to make a determination that the real property to which such document relates is a Mortgaged Property.

SECTION 8A.02

Certain Matters Affecting the Master Servicer.

(a)

Except as otherwise provided in Section 8A.01:

(i)

The Master Servicer may request and rely conclusively upon and shall be fully protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)

The Master Servicer may consult with counsel, financial advisors or accountants and any Opinion of Counsel or advice of such Persons shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

The Master Servicer shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to it security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Master Servicer of the obligation, upon the occurrence of an Event of Default relating to the Servicer of which Responsible Officer of the Master Servicer shall have actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv)

The Master Servicer shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)

Prior to the occurrence of an Event of Default relating to the Servicer hereunder and after the curing of all Events of Default which may have occurred, the Master Servicer shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Master Servicer of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Master Servicer, not reasonably assured to the Master Servicer by such Certificateholders, the Master Servicer may require reasonable indemnity against such expense, or liability from such Certificateholders as a condition to taking any such action;

(vi)

The Master Servicer may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents custodians, nominees or attorneys and shall not be responsible for any willful misconduct or negligence of such agents, custodians, nominees or attorneys (as long as such agents, custodians, nominees or attorneys are appointed with due and proper care);

(vii)

Except as otherwise expressly provided herein, none of the provisions of this Agreement shall require the Master Servicer to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it (not including expenses, disbursements and advances incurred or made by the Master Servicer, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of its performance in accordance with the provisions of this Agreement);

(viii)

the Master Servicer shall not be liable for any loss on any investment of funds pursuant to this Agreement except as provided in Section 3.12(c); and

(ix)

the Master Servicer, solely in its capacity as Master Servicer, shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

(b)

All rights of action under this Agreement or under any of the Certificates, enforceable by the Master Servicer, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Master Servicer shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

SECTION 8A.03

Master Servicer Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the representations and warranties of the Master Servicer contained in Section 2.05(c)) shall be taken as the statements of the Trustee, the Seller and the Depositor, and the Master Servicer does not assume any responsibility for their correctness.  The Master Servicer makes no representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 2.05(c)) or of the Certificates or of any Mortgage Loan or related document.  The Master Servicer shall not be accountable for the use or application by the Seller, the Trustee or the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Trustee, the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account, the Distribution Account or any other account referred to herein by the Servicer or the Master Servicer.  The Master Servicer shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder.  The Master Servicer shall have no responsibility for filing any financing or continuation statements in any public office at any time or to otherwise perfect or maintain the perfection for any security or lien granted to it hereunder or to record this Agreement.

SECTION 8A.04

Master Servicer May Own Certificates.

The Master Servicer in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Master Servicer.

SECTION 8A.05

Fees and Expenses of the Master Servicer.

(a)

As compensation for its services hereunder, the Master Servicer shall be (i) entitled to withdraw from the Distribution Account from interest collections on the Mortgage Loans the Master Servicing Fee and (ii) entitled to the investment income or other benefit derived from the balances in the Distribution Account pursuant to Section 3.10.  Subject to Section 8A.05(b), the Master Servicer, or any director, officer, employee or agent of it, shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (including any unreimbursed fees or expenses for work relating to an appointment of a successor servicer under Section 7.02 herein, but not including expenses, disbursements and advances incurred or made by the Master Servicer, including the reasonable compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of its performance in accordance with the provisions of this Agreement) incurred by the Master Servicer in connection with any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (a) resulting from the Master Servicer’s actions or omissions in connection with this Agreement and the Mortgage Loans, (b) that constitutes a specific liability of the Master Servicer pursuant to Section 10.01(c) or (c) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or as a result of a breach of the its obligations under Article X hereof.  Any amounts payable to the Master Servicer, or any director, officer, employee or agent of the Master Servicer, in respect of the indemnification provided by this paragraph (a), or pursuant to any other right of reimbursement from the Trust Fund that the Master Servicer, or any director, officer, employee or agent of the Master Servicer, may have hereunder in its capacity as such, may be withdrawn by the Master Servicer from the Distribution Account at any time.  Such indemnity shall survive the termination of this Agreement and the resignation of the Master Servicer.  Without limiting the foregoing, the Seller (or if the Seller fails to do so, the Trust Fund) shall, except as otherwise agreed upon in writing by the Seller and the Master Servicer, and except for any such expense, disbursement or advance as may arise from the Master Servicer’s negligence, bad faith or willful misconduct, pay or reimburse the Master Servicer (up to a maximum of $150,000), for all reasonable expenses, disbursements and advances incurred or made by the Master Servicer in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Master Servicer, to the extent that the Master Servicer must engage such persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates.  Except as otherwise provided herein, the Master Servicer shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Master Servicer in the ordinary course of its duties as Registrar, Tax Matters Person or Paying Agent hereunder.  Anything in this Agreement to the contrary notwithstanding, in no event shall the Master Servicer be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Master Servicer has been advised of the likelihood of such loss or damage and regardless of the form of action.

(b)

As a limitation on the foregoing with respect to certain expenses of the Master Servicer in its capacity as Master Servicer, the Master Servicer shall receive from the Trust Fund amounts with respect to indemnification for reasonable Legal Fees in connection with any Third Party Claims in an amount not greater than $25,000 per month, and $200,000 in the aggregate per year (with amounts in excess of $25,000 for any month carried-forward to subsequent months, until the $200,000 per annum limitation is reached).  Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Master Servicer hereunder.

SECTION 8A.06

Eligibility Requirements for Master Servicer.

The Master Servicer hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b)

a corporation or banking association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority.  If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.  In case at any time the Master Servicer shall cease to be eligible in accordance with the provisions of this Section, the Master Servicer shall resign immediately in the manner and with the effect specified in Section 6.04.

SECTION 8A.07

Successor Master Servicer.

Any successor appointed as provided in Section 6.04 shall execute, acknowledge and deliver to the Depositor and to its predecessor an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor shall become effective and such successor, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Master Servicer herein.  If the predecessor Master Servicer shall have Mortgage Files (other than Mortgage Files at the time held by a Custodian, if any, which Custodian shall become the agent of any successor Master Servicer hereunder) and related documents and statements it shall deliver to its successor and the predecessor Master Servicer shall deliver to its successor all moneys held by it hereunder, and the Depositor and the predecessor Master Servicer shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Master Servicer all such rights, powers, duties and obligations.

No successor Master Servicer shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8A.06 and the appointment of such successor shall not result in a downgrading of any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor Master Servicer as provided in this Section, the Depositor shall mail notice of the succession to FSA and all Holders of Certificates at their addresses as shown in the Certificate Register.  If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor, the successor shall cause such notice to be mailed at the expense of the Depositor.

SECTION 8A.08

Merger or Consolidation of Master Servicer.

Any Person into which the Master Servicer may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, provided that such Person shall be eligible under the provisions of Section 8A.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8A.09

Appointment of Co-Master Servicer or Separate Master Servicer.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Depositor and FSA (so long as no FSA Default exists and is continuing) to act as co-master servicer or co-master servicer jointly with the Master Servicer, or separate master servicer or separate master servicers, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the applicable Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8A.09, such powers, duties, obligations, rights and trusts as the Master Servicer may consider necessary or desirable.  No co-master servicer or separate master servicer hereunder shall be required to meet the terms of eligibility as a successor master servicer under Section 8A.06 and no notice to Certificateholders of the appointment of any co-master servicer or separate master servicer shall be required under Section 8A.06.

Every separate master servicer and co-master servicer shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)

all rights, powers, duties and obligations conferred or imposed upon the Master Servicer, except for any obligation of the Master Servicer under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Master Servicer and such separate master servicer or co-master servicer jointly (it being understood that such separate master servicer or co-master servicer is not authorized to act separately without the Master Servicer joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Master Servicer (whether as Master Servicer hereunder or as successor to the Servicer), the Master Servicer shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate master servicer or co-master servicer, but solely at the direction of the Master Servicer;

(b)

no master servicer hereunder shall be held personally liable by reason of any act or omission of any other master servicer hereunder; and

(c)

the master servicer may at any time accept the resignation of or remove any separate master servicer or co-master servicer.

Any notice, request or other writing given to the Master Servicer shall be deemed to have been given to each of the then separate master servicer and co-master servicer, as effectively as if given to each of them.  Every instrument appointing any separate master servicer or co-master servicer shall refer to this Agreement and the conditions of this Article 8A.  Each separate master servicer and co-master servicer, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Master Servicer or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Master Servicer.  Every such instrument shall be filed with the Master Servicer and a copy thereof given to the Servicer and the Depositor.

Any separate master servicer or co-master servicer may, at any time, constitute the Master Servicer, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  The Master Servicer shall not be responsible for any action or inaction of any separate master servicer or Co-master servicer.  If any separate master servicer or co-master servicer shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Master Servicer, to the extent permitted by law, without the appointment of a new or successor master servicer.

SECTION 8A.10

Appointment of Office or Agency.

The office of the Master Servicer is its Corporate Trust Office.

ARTICLE IX

TERMINATION

SECTION 9.01.

Termination Upon Repurchase or Liquidation of All Mortgage Loans.

(a)

Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Servicer, the Master Servicer and the Trustee (other than the obligations of the Servicer to the Trustee and the Master Servicer pursuant to Section 6.03 and of the Servicer to provide for and the Master Servicer to make payments in respect of the Regular Interests issued hereby or the Classes of Certificates as hereinafter set forth) shall terminate upon payment to FSA and the Certificateholders and the deposit of all amounts held by or on behalf of the Master Servicer and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Servicer of all Mortgage Loans and each REO Property remaining in the Trust Fund, (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and (iii) the Distribution Date in August 2037.  The purchase by the Servicer of all of the Mortgage Loans and each REO Property remaining in the Trust Fund shall be at a price (the “Termination Price”) equal to the sum of (1) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property) plus one month’s accrued interest thereon at the applicable Mortgage Rate, (2) with respect to any REO Property, the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate and (3) any unreimbursed P&I Advances, Servicing Advances, Servicing Fees and other amounts payable to the Servicer, the Master Servicer and the Trustee.

(b)

The Servicer shall have the right to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Servicer may elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to clause (i) above only if the Aggregate Collateral Balance remaining in the Trust Fund at the time of such election is less than 10% of the Aggregate Collateral Balance as of the Cut-off Date.  By acceptance of the Residual Certificates, the Holders of the Residual Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class X Certificates.

(c)

Notice of the liquidation of the REMIC I Regular Interests shall be given promptly by the Master Servicer by letter to Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Servicer, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment in respect of the Regular Interests issued hereby and the Certificates will be made upon presentation and surrender of the related Certificates at the office of the Master Servicer therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of any Regular Interests issued hereby or the Certificates from and after the Interest Accrual Period relating to the final Distribution Date and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Master Servicer.  The Master Servicer shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders.  In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in the Trust Fund by the Servicer, the Servicer shall deliver to the Master Servicer for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the Certificates an amount in immediately available funds equal to the above-described Termination Price for the Mortgage Loans purchased by the Servicer.  The Master Servicer shall remit to the Servicer from such funds deposited in the Distribution Account (i) any amounts which the Servicer would be permitted to withdraw and retain from the Collection Account pursuant to Section 3.11 and (ii) any other amounts otherwise payable by the Master Servicer to the Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement, in each case prior to making any final distributions pursuant to Section 10.01(d) below.  Upon delivery of the Termination Price, the Master Servicer shall promptly release or cause to be released to the Servicer the related Mortgage Files for the remaining Mortgage Loans, and the Master Servicer shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

(d)

Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Master Servicer shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.01 in respect of the Certificates so presented and surrendered.  Provided that no funds will be distributed to the Subordinate Certificates that are designated as amounts payable to the Class A Certificates and FSA.  Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Master Servicer and credited to the account of the appropriate non-tendering Holder or Holders.  If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Master Servicer shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto.  If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Master Servicer shall, directly or through an agent, mail a final notice to remaining related non-tendering Certificateholders concerning surrender of their Certificates.  The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds.  If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Master Servicer shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Master Servicer as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

(e)

Notwithstanding anything to the contrary in this Agreement, no purchase of Mortgage Loans by the Servicer pursuant to Section 9.01(b) will be permitted without the consent of FSA if a claim on the Class A1 Policy will be made or if amounts due to FSA would remain unreimbursed on the final Distribution Date.

SECTION 9.02.

Additional Termination Requirements.

(a)

In the event that the Servicer purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund pursuant to Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements:

(i)

The Master Servicer shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return of each REMIC formed hereby pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel delivered to the Master Servicer and the Depositor and obtained at the expense of the Servicer;

(ii)

During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Master Servicer shall sell all of the assets of the Trust Fund to the Depositor for cash; and

(iii)

At the time of the making of the final payment on the Certificates, the Master Servicer shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

(b)

The Servicer (if the Trust Fund is terminated pursuant to Section 9.01(a)(i)) or the Master Servicer, as applicable, at the applicable party’s expense, shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each REMIC executed hereunder pursuant to this Section 9.02.

(c)

By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Master Servicer to specify the 90-day liquidation period for each REMIC executed hereunder, which authorization shall be binding upon all successor Certificateholders.

ARTICLE X

REMIC PROVISIONS

SECTION 10.01.

REMIC Administration.

(a)

The Master Servicer shall elect to treat each REMIC created hereunder as a REMIC under the Code and, if necessary, under applicable state law.  Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.  For the purposes of the REMIC election in respect of REMIC I, the REMIC I Regular Interests shall be designated as the Regular Interests in REMIC I and the R-I interest shall be designated as the Residual Interest in REMIC I.  The REMIC II Regular Interests shall be designated as the Regular Interests in REMIC II and the R-II interest shall be designated as the Residual Interest in REMIC II.  The REMIC III Regular Interests shall be designated as the Regular Interests in REMIC III and the R-III interest shall be designated as the Residual Interest in REMIC III.  The REMIC IV Regular Interests shall be designated as the Regular Interests in REMIC IV and the R-IV interest shall be designated as the Residual Interest in REMIC IV.  The Certificates (other than the Residual Certificates) shall be designated as the Regular Interests in REMIC V and the R-V interest shall be designated as the Residual Interest in REMIC V.  The Master Servicer shall not permit the creation of any “interests” in any REMIC created hereunder (within the meaning of Section 860G of the Code) other than the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Interests and the REMIC IV Regular Interests, and the interests represented by the Certificates.

(b)

The Closing Date is hereby designated as the “Startup Day” of each REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code.

(c)

The Master Servicer shall pay out of funds on deposit in the Distribution Account, any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any REMIC created hereunder that involve the Internal Revenue Service or state tax authorities) unless such expenses, professional fees or any administrative or judicial proceedings are incurred by reason of the Master Servicer’s willful misfeasance, bad faith or negligence.  The Master Servicer, as agent for the tax matters person for each REMIC formed hereby, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any REMIC created hereunder and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto and will be entitled to reimbursement from the Trust Fund for any expenses incurred by the Master Servicer in connection therewith unless such administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority is incurred by reason of the Master Servicer’s willful misfeasance, bad faith or negligence.  The holder of the largest Percentage Interest of each Class of Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the related REMIC created hereunder.  By their acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Master Servicer or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

(d)

The Master Servicer shall prepare and file and the Trustee shall sign in a timely manner all of the Tax Returns in respect of each REMIC created hereunder.  The expenses of preparing and filing such returns shall be borne by the Master Servicer without any right of reimbursement for such expenses.  The Servicer shall provide on a timely basis to the Master Servicer or its designee such information with respect to the assets of the Trust Fund as is in its possession and reasonably required by the Master Servicer to enable it to perform its obligations under this Article.  The Servicer shall indemnify the Master Servicer for all reasonable costs, including legal fees and expenses related to errors in such tax return due to errors only in such information provided by the Servicer (unless such erroneous information was provided in connection with the origination or servicing transfer of the Mortgage Loans).

(e)

The Master Servicer shall perform on behalf of each REMIC created hereunder all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.  Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Master Servicer shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC created hereunder.  The Servicer shall provide on a timely basis to the Master Servicer such information with respect to the assets of the Trust Fund, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Master Servicer to enable it to perform its obligations under this subsection.  In addition, the Depositor shall provide or cause to be provided to the Master Servicer, within ten (10) days after the Closing Date, all information or data that the Master Servicer reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

(f)

The Master Servicer shall take such action and shall cause each REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Servicer shall assist the Master Servicer, to the extent reasonably requested by the Master Servicer to do specific actions in order to assist in the maintenance of such status).  The Master Servicer and the Trustee shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC created hereunder as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Master Servicer or the Trustee, as applicable, has received an Opinion of Counsel, addressed to the Master Servicer or the Trustee, as applicable, (at the expense of the party seeking to take such action but in no event at the expense of the Master Servicer or the Trustee) to the effect that the contemplated action will not, with respect to any REMIC created hereunder, endanger such status or result in the imposition of such a tax, nor shall the Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Servicer may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel.  In addition, prior to taking any action with respect to any REMIC created hereunder or the respective assets of each, or causing any REMIC created hereunder to take any action, which is not contemplated under the terms of this Agreement, the Servicer will consult with the Master Servicer or Trustee, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC created hereunder, and the Servicer shall not take any such action or cause any REMIC created hereunder to take such action as to which the Master Servicer or the Trustee has advised it in writing that an Adverse REMIC Event could occur; provided that the Servicer may conclusively rely on such writing and shall incur no liability for its action or failure to act in accordance with such writing.  The Master Servicer or the Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Master Servicer or the Trustee.  At all times as may be required by the Code, the Master Servicer and the Trustee, as applicable, will ensure that substantially all of the assets of each REMIC created hereunder will consist of “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code.

(g)

In the event that any tax is imposed on “prohibited transactions” of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Article X, (ii) to the Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Servicer of any of its obligations under Article III or this Article X, or otherwise (iii) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

(h)

On or before April 15th of each calendar year (other than the calendar year during which the Closing Date occurs), the Master Servicer shall deliver to the Servicer, each Rating Agency and the Counterparty an Officer’s Certificate from a Responsible Officer of the Master Servicer stating, without regard to any actions taken by any party other than the Master Servicer, the Master Servicer’s compliance with this Article X.

(i)

The Master Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

(j)

Following the Startup Day, the Master Servicer and the Trustee shall not accept any contributions of assets to any REMIC created hereunder other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the related REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(k)

Neither the Master Servicer nor the Servicer shall enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services nor permit any such REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.  As discussed above, for federal income tax purposes any payments to the Counterparty under the Yield Maintenance Agreement will be treated as a payment to the Class X Certificateholders of the Aggregate Strip Amount and a payment from the holder of said certificate to the Counterparty.

(l)

The Master Servicer shall treat the Net WAC Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) that is owned by the Class X Certificateholders and that is not an asset of any REMIC.  The Master Servicer shall treat the rights of the Holders of the Offered Certificates to receive payments from the Net WAC Reserve Fund as rights in an interest rate cap contract written by the Class X Certificateholder in favor of the other Certificateholders.  Thus, each Certificate other than the Class R and Class P Certificates shall be treated as representing ownership of not only Regular Interests in the Master REMIC, but also ownership of an interest in an interest rate cap contract.  For purposes of determining the issue price of the Regular Interests in the Master REMIC, the Master Servicer shall assume that the interest rate cap contract has a value of $10,000 as of the Closing Date and shall allocate such value proportionately to each Class of Certificates entitled to receive Net WAC Rate Carryover Amounts based on such Class’s initial Certificate Principal Balance.

(m)

The Master Servicer shall apply for an Employee Identification Number from the IRS via a Form SS-4 or any other applicable method for all tax entities and will also file a Form 8811.

SECTION 10.02.

Prohibited Transactions and Activities.

None of the Depositor, the Servicer, the Master Servicer or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for any REMIC created hereunder (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contributions to any REMIC created hereunder after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Master Servicer (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Master Servicer) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any of any REMIC Regular Interest created hereunder as a REMIC or (b) cause any REMIC Regular Interest created hereunder to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions.

SECTION 10.03.

Servicer and Master Servicer Indemnification.

(a)

The Master Servicer agrees to indemnify, severally and not jointly, the Trust Fund, the Depositor, the Trustee and the Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor, the Trustee or the Servicer, as a result of a breach of the Master Servicer’s covenants set forth in this Article X.

(b)

The Servicer agrees to indemnify the Trust Fund, the Depositor, the Master Servicer and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys’ fees imposed on or incurred by the Trust Fund, the Depositor, the Master Servicer or the Trustee, as a result of a breach of the Servicer’s covenants set forth in Article III or this Article X.

ARTICLE XI

MISCELLANEOUS PROVISIONS

SECTION 11.01.

Amendment.

This Agreement may be amended from time to time by the Depositor, the Seller, the Servicer, the Master Servicer and the Trustee, and if necessary, with the consent of the Counterparty (as described below), but without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect, (ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any federal income tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee, the Depositor, the Seller, the Master Servicer and the Servicer have received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such federal income tax and (B) such action will not adversely affect the status of the Trust Fund as a REMIC or adversely affect in any material respect the interest of any Certificateholder, or (iv) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided that such action shall not, as evidenced by either (i) an Opinion of Counsel delivered to the Master Servicer, adversely affect in any material respect the interests of any Certificateholder or (ii) delivery to the Master Servicer of a letter from each Rating Agency confirming the then-current ratings of the Offered Certificates.  No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

Notwithstanding the foregoing, FSA’s written consent shall be required for any amendment that adversely affects in any respect the rights and interest hereunder of FSA or of the Class A1 Certificateholders (without regard to the Class A1 Policy).

This Agreement may also be amended from time to time by the Depositor, the Seller, the Servicer, the Trustee, the Master Servicer, the Counterparty (if necessary, as described below), and the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner, other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding.  Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor, the Servicer, Master Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

In addition to the provisions of this Section 11.01 and as long as the Counterparty remains the Counterparty under any Yield Maintenance Agreement or is owed any amounts under this Agreement, the consent of the Counterparty shall be necessary for the adoption of any proposed amendment of this Agreement that, as determined in the Counterparty’s sole discretion, materially affects the Counterparty’s rights under this Agreement, including, but not limited to, the right to receive any Aggregate Strip Amount and Termination Payment due and owing to it under this Agreement; provided that any such consent of the Counterparty shall not be unreasonably withheld.

Notwithstanding any contrary provision of this Agreement, the Trustee and the Master Servicer shall be entitled to receive an Opinion of Counsel to the effect that such amendment will not result in the imposition of any federal income tax on any REMIC created hereunder pursuant to the REMIC Provisions or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Promptly after the execution of any such amendment the Master Servicer shall furnish a copy of such amendment to each Certificateholder.

It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Master Servicer may prescribe.

The cost of any Opinion of Counsel to be delivered pursuant to this Section 11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee or the Master Servicer.

The Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

SECTION 11.02.

Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Certificateholders, but only upon direction of the Master Servicer accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 11.03.

Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless (i) such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and (ii) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 11.04.

Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 11.05.

Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or facsimile transmission or delivered in any other manner specified herein, to (a) in the case of the Depositor, Eleven Madison Avenue, New York, New York 10010, telecopy number: (212) 325-6424, or such other address or telecopy number as may hereafter be furnished to the Servicer, the Master Servicer and the Trustee in writing by the Depositor, (b) in the case of the Seller, Eleven Madison Avenue, New York, New York  10010, telecopy number: (212) 325-6424, or such other address or telecopy number as may hereafter be furnished to the Servicer, the Master Servicer and the Trustee in writing by the Seller, (c) in the case of the Servicer, Ocwen Federal Bank FSB, 1675 Palm Beach Lakes Blvd., West Palm Beach, Florida 33401, Attention:  Secretary (telecopy number (561) 682-8177), or such other address or telecopy number as may hereafter be furnished to the Trustee, the Master Servicer and the Depositor in writing by the Servicer, (d) in the case of the Trustee, U.S. Bank National Association, 60 Livingston Avenue, St. Paul, Minnesota  55107-2292, Attention: ABSC 2004-HE6, telecopy number: (651) 495-8090, or such other address or telecopy number as may hereafter be furnished to the Servicer and the Depositor in writing by the Trustee, (e) in the case of New Century Mortgage Corporation, 18400 Von Karman Street, Irvine, California  92612, Attention:  President, telecopy number: (949) 225-7843, or such other address or telecopy number as may hereafter be furnished to the Trustee, the Servicer, the Master Servicer and the Depositor in writing by New Century Mortgage Corporation, (f) in the case of Argent, 1100 Town and County Road, Suite 1100, Orange, CA 92868, Attention:  General Counsel, telecopy number: (714) 245-0951, (g) in the case of the Master Servicer, Wells Fargo Bank, 7495 New Horizon Way, Frederick, Maryland 21703, Attention:  Ruth M. Kovalski, MAC-X3902-02X, telecopy number:  (301) 846-8201 with a copy to Wells Fargo Bank, N.A. 1 Home Campus, Des Moines, Iowa 50328-0001, Attention:  General Counsel, MAC-X2401-06T and (h) in the case of FSA, Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022, or such other address as may hereafter be furnished to the Trustee, the Master Servicer, the Servicer and the Depositor.  Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.  A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

SECTION 11.06.

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 11.07.

Notice to Rating Agencies and the Counterparty.

The Master Servicer shall use its best efforts promptly to provide notice to the Rating Agencies and the Counterparty with respect to each of the following of which it has actual knowledge:

(1)

With respect to the Rating Agencies, any amendment to this Agreement;

(2)

The occurrence of an Event of Default that has not been cured or waived;

(3)

The resignation or termination of the Servicer, the Master Servicer or the Trustee;

(4)

The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

(5)

The final payment to the Holders of any Class of Certificates;

(6)

Any change in the location of the Collection Account or the Distribution Account;

(7)

The Master Servicer, were it to succeed as the Servicer, is unable to make advances regarding Delinquent Mortgage Loans; and

(8)

The filing of any claim under the Servicer’s blanket bond and errors and omissions insurance policy required by Section 3.14 or the cancellation or material modification of coverage under any such instrument.

In addition, the Master Servicer shall make available to each Rating Agency and the Counterparty copies of each report to Certificateholders described in Section 4.02 and the Servicer, as required pursuant to Section 3.20 and Section 3.21, shall make available to each Rating Agency copies of the following:

(1)

Each annual statement as to compliance described in Section 3.20; and

(2)

Each annual independent public accountants’ servicing report described in Section 3.21.

Any such notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by facsimile transmission or express delivery service to Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Fitch Ratings, One State Street Plaza, New York, NY 10004, Attention: Asset Backed Securities Corporation Home Equity Loan Trust 2004-HE6, and to Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. at 55 Water Street, 41st Floor, New York, NY 10041, Attention: Structured Finance Surveillance Group, Credit Suisse First Boston International, One Cabot Square, London E14 4QJ, England, Attention: Head of Credit Risk Management or such other addresses as the Rating Agencies or the Counterparty may designate in writing to the parties hereto.

SECTION 11.08.

Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 11.09.

Third Party Rights.

The Counterparty shall be a third-party beneficiary of this Agreement.

SECTION 11.10.

Grant of Security Interest.

It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans by the Depositor to secure a debt or other obligation of the Depositor.  However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor’s obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.  Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence.  Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.

SECTION 11.11.

Protection of Assets.

Except for transactions and activities entered into in connection with the securitization that is the subject of this Agreement, the Trust is not authorized and has no power to:

(1)

borrow money or issue debt;

(2)

merge with another entity, reorganize, liquidate or sell assets; or

(3)

engage in any business or activities.

Each party to this Agreement agrees that it will not file an involuntary bankruptcy petition or initiate any other form of insolvency proceeding against the Trust Fund until after the Certificates have been paid in full.

SECTION 11.12.

Non-Solicitation

From and after the date of this Agreement, each of the Depositor, the Seller, the Servicer, the Master Servicer and the Trustee agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on any such party’s behalf, to personally, by telephone, by mail, or electronically by e-mail or through the internet or otherwise, solicit the borrower or obligor under any Mortgage Loan to refinance the Mortgage Loan, in whole or in part; provided however, that neither the Trustee nor the Master Servicer shall be held responsible for actions of the Custodian in violation of the foregoing.  Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Depositor, the Seller, the Servicer, the Master Servicer or the Trustee or any affiliate of any such party that originates mortgage loans in the normal course, which are directed to the general public at large, or segments thereof, including, without limitation, mass mailings based on commercially acquired mailing lists or newspaper, radio and television advertisements shall not constitute solicitation under this Section 11.12, provided, that no segment of the general public shall consist primarily of the borrowers or obligors under the Mortgage Loans.  None of the Depositor, the Seller, the Servicer, the Master Servicer or the Trustee shall permit the sale of the name of any Mortgagor or any list of names that consist primarily of the Mortgages to any Person.

IN WITNESS WHEREOF, the Depositor, the Seller, the Master Servicer, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

ASSET BACKED SECURITIES CORPORATION,

as Depositor

By:/s/ Gregory P. Richter

Name: Gregory P. Richter

Title:  Vice President

DLJ MORTGAGE CAPITAL, INC.,

as Seller

By:/s/ Gregory P. Richter

Name: Gregory P. Richter

Title:  Vice President

WELLS FARGO BANK, N.A.

as Master Servicer

By:/s/ Sandra Whalen

Name: Sandra Whalen

Title:  Vice President

OCWEN FEDERAL BANK FSB,

as Servicer

By:/s/ Richard Delgado

Name: Richard Delgado

Title:  Vice President

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:/s/ S. Christopherson

Name: S. Christopherson

Title:  Vice President

STATE OF NEW YORK

)

) ss.:

COUNTY OF QUEENS

)

On the 2nd day of September 2004, before me, a notary public in and for said State, personally appeared Gregory P. Richter, known to me to be a Vice President of Asset Backed Securities Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

        /s/ Bunny Cha

Notary Public

[Notarial Seal]

STATE OF NEW YORK

)

) ss.:

COUNTY OF QUEENS

)

On the 2nd day of September 2004, before me, a notary public in and for said State, personally appeared Gregory P. Richter, known to me to be a Vice President of DLJ Mortgage Capital, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

        /s/ Bunny Cha

Notary Public

[Notarial Seal]

STATE OF FLORIDA

)

) ss.:

COUNTY OF PALM BEACH

)

On the 2nd day of September 2004, before me, a notary public in and for said State, personally appeared Richard Delgado, known to me to be the Vice President of Ocwen Federal Bank FSB, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

        /s/ Patricia A. Robertson

Notary Public

[Notarial Seal]

STATE OF MINNESOTA

)

) ss.:

COUNTY OF RAMSEY

)

On the 2nd day of September 2004, before me, a notary public in and for said State, personally appeared S. Christopherson, known to me to be a Vice President of U.S. Bank National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

        /s/ Trisha Willett

Notary Public

[Notarial Seal]

STATE OF NEW YORK

)

) ss.:

COUNTY OF NEW YORK

)

On the 2nd day of September 2004, before me, a notary public in and for said State, personally appeared Sandra Whalen, known to me to be a Vice President of Wells Fargo Bank, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

        /s/ Deborah Daniels

Notary Public

[Notarial Seal]